UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MERCK & CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Richard T. Clark	Merck & Co., Inc.
Chief Executive Officer and President	One Merck Drive
P.O. Box 100
Whitehouse Station, NJ 08889-0100

March 12, 2007

Dear Stockholders:

It is my pleasure to invite you to Merck’s 2007 Annual Meeting of Stockholders. We will hold the meeting on Tuesday, April 24, 2007, at 2:00 p.m., in the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and give a report on the Company’s business operations. There will also be time for questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Merck in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. If you need special assistance at the meeting, please contact the Company Secretary at the address above. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope; or vote in person at the meeting.

Sincerely,

Page

Notice of Annual Meeting of Stockholders	i

Questions and Answers About the Annual Meeting and Voting	1

Election of Directors	7

• Nominees	7
• Independence of Directors	10
• Relationships with Outside Firms	13
• Board Committees	13
• Compensation Committee Interlocks and Insider Participation	16
• Board and Board Committee Meetings	17
• Stockholder Communications with the Board	17
• Board’s Role in Strategic Planning	17

Security Ownership of Certain Beneficial Owners and Management	19

Compensation Discussion and Analysis	20

Summary Compensation Table for Fiscal Year End December 31, 2006	33

All Other Compensation—2006	34

Grants of Plan-Based Awards For Fiscal Year End December 31, 2006	36

Outstanding Equity Awards at Fiscal Year-End December 31, 2006	38

Option Exercises and Stock Vested as of Fiscal Year End December 31, 2006	41

Equity Compensation Plan Information	42

Pension Benefits as of Fiscal Year End December 31, 2006	43

Nonqualified Deferred Compensation	46

Potential Payments On Termination or Change in Control	48

Separation	48

Individual Agreements	52

Change-in-Control	54

Director Compensation for Fiscal Year End December 31, 2006	59

Audit Committee	62

• Audit Committee’s Report	62
• Pre-Approval Policy for Services of Independent Registered Public Accounting Firm	62
• Fees for Services Provided by Independent Registered Public Accounting Firm	62
• Audit Fees	62
• Audit-Related Fees	63
• Tax Fees	63
• All Other Fees	63

Ratification of Appointment of Independent Registered Public Accounting Firm	63

Proposal to Amend the Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements Contained in the Restated Certificate of Incorporation	63

Proposal to Amend the Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements Imposed Under New Jersey Law on Corporations Organized Before 1969	68

Page

Proposal to Amend the Restated Certificate of Incorporation to Limit the Size of the Board to No More Than 18 Directors	70

Proposal to Amend the Restated Certificate of Incorporation to Replace its Cumulative Voting Feature with a Majority Vote Standard for the Election of Directors	70

Stockholder Proposal Concerning Publication of Political Contributions	74

Stockholder Proposal Concerning Advisory Vote on Executive Compensation	75

Forward Looking Statements	77

Section 16(a) Beneficial Ownership Reporting Compliance	77

Other Matters	78

Appendix A—By Laws, Article II, Board of Directors	A-1

Appendix B—Proposed Amendments to Articles V, VI, IX and X of the Restated Certificate of Incorporation to Eliminate Charter Supermajority Requirements and Eliminate the Charter “Fair-Price” Provision	B-1

Appendix C—Proposed Amendment to Article IV, Section (B) of the Restated Certificate of Incorporation to Provide for a Simple Majority Vote for Charter Amendments and Other Transactions Currently Requiring a Two-Thirds Stockholder Vote Under the New Jersey Business Corporation Act because Merck was organized before 1969 and to Eliminate a Provision Relating to Two-Third Stockholder Vote Requirements

C-1

Appendix D—Proposed Amendment to Article VI of the Restated Certificate of Incorporation to Limit Size of the Board to 18	D-1

Appendix E—Incumbent Director Resignation Policy	E-1

Appendix F—Proposed Amendment to Restated Certificate of Incorporation to Replace Cumulative Voting with a Majority Vote Standard for Election of Directors	F-1

Appendix G—Audit Committee Charter	G-1

Notice of Annual Meeting of Stockholders

April 24, 2007

To the Stockholders:

The stockholders of Merck & Co., Inc. will hold their Annual Meeting on Tuesday, April 24, 2007, at 2:00 p.m., in the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey. The purposes of the meeting are to:

•	elect ten directors;

•	consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2007;

•	consider and act upon a proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements contained in the Restated Certificate of Incorporation;

•	consider and act upon a proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements imposed under New Jersey law on corporations organized before 1969;

•	consider and act upon a proposal to amend the Restated Certificate of Incorporation to limit the size of the Board to no more than 18 directors;

•	consider and act upon a proposal to amend the Restated Certificate of Incorporation to replace its cumulative voting feature with a majority vote standard for the election of directors;

•	consider and act upon a stockholder proposal concerning publication of political contributions;

•	consider and act upon a stockholder proposal concerning an advisory vote on executive compensation; and

•	transact such other business as may properly come before the meeting.

Only stockholders listed on the Company’s records at the close of business on February 23, 2007 are entitled to vote.

By order of the Board of Directors,

CELIA A. COLBERT

Vice President, Secretary and

Assistant General Counsel

March 12, 2007

(i)

Merck & Co., Inc.

P. O. Box 100

Whitehouse Station, New Jersey 08889-0100

(908) 423-1000

March 12, 2007

Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on February 23, 2007, the record date, and are entitled to vote at the meeting.

This proxy statement, 2006 Form 10-K Annual Report and 2006 Annual Review (the “Proxy Material”), along with either a proxy card or a voting instruction card, are being mailed to stockholders beginning March 12, 2007. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with Merck’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “stockholder of record.” The Proxy Material and proxy card have been sent directly to you by Merck.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

Q:	What is “householding” and how does it affect me?

A:	Merck has adopted the process called “householding” for mailing the Proxy Material in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the Proxy Material, unless we receive contrary instructions from any stockholder at that address. Merck will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Proxy Material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to Merck Stockholder Services, P.O. Box 100, Whitehouse Station, NJ 08889-0100 or by calling our toll-free number 1-800-522-9114. Eligible stockholders of record receiving multiple copies of the Proxy Material can request householding by contacting Merck in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Material or you can request householding by notifying your broker, bank or nominee.

Q:	Can I access the Proxy Material on the Internet instead of receiving paper copies?

A:	The Proxy Material is located on Merck’s web site www.merck.com. Most stockholders can access future Proxy Materials on the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or the Internet. If you choose to access future Proxy Materials on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Materials on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Material.

Q:	What am I voting on?

A: •	Election of ten directors: Mr. Richard T. Clark, Dr. Johnnetta B. Cole, Mr. William B. Harrison, Jr., Dr. William N. Kelley, Ms. Rochelle B. Lazarus, Dr. Thomas E. Shenk, Ms. Anne M. Tatlock, Dr. Samuel O. Thier, Mr. Wendell P. Weeks and Mr. Peter C. Wendell;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2007;

•	A proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements contained in the Restated Certificate of Incorporation;

•	A proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements imposed under New Jersey law on corporations organized before 1969;

•	A proposal to amend the Restated Certificate of Incorporation to limit the size of the Board to no more than 18 directors; and

•	A proposal to amend the Restated Certificate of Incorporation to replace its cumulative voting feature with a majority vote standard for the election of directors.

The Board recommends a vote FOR each of the nominees to the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2007, FOR the proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements contained in the Restated Certificate of Incorporation, FOR the proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements imposed under New Jersey law on corporations organized before 1969, FOR the proposal to amend the Restated Certificate of Incorporation to limit the size of the Board to no more than 18 directors, and FOR the proposal to amend the Restated Certificate of Incorporation to replace its cumulative voting feature with a majority vote standard for the election of directors.

You will also vote on the following stockholder proposals:

•	A proposal concerning publication of political contributions; and

•	A proposal concerning an advisory vote on executive compensation.

The Board recommends a vote AGAINST the stockholder proposals.

Q:	What is the voting requirement to elect the directors and to approve each of the proposals?

A:	In the election of directors, the ten persons receiving the highest number of affirmative votes will be elected. The proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements contained in the Restated Certificate of Incorporation and the proposal to limit the size of the Board to no more than 18 directors each require the affirmative vote of at least 80% of the outstanding shares for approval. The proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements imposed under New Jersey law on corporations organized before 1969 and the proposal to replace the cumulative voting feature with a majority vote standard for the election of directors each require the affirmative vote of at least two-thirds of the votes cast for approval. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm and each of the stockholder proposals require the affirmative vote of a majority of the votes cast for approval. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes cast on any matter to which they relate.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Common Stock that you hold, except for the election of directors. Because you may cumulate your votes in the election of directors, you are entitled to as many votes as equal the number of shares held by you at the close of business on the record date, multiplied by the number of directors to be elected.

Q:	How do I cumulate my votes in the election of directors?

A:	In connection with the cumulative voting feature for the election of directors, you are entitled to as many votes as equal the number of shares held by you at the close of business on the record date, multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee or apportion your votes among any two or more nominees. For example, when ten directors are to be elected, a holder of 100 shares may cast 1,000 votes for a single nominee, apportion 100 votes to each of ten nominees or apportion 1,000 votes in any other manner by so noting in the space provided on the proxy card. Beneficial owners should contact their broker, bank or nominee to cumulate votes for directors. The cumulative voting feature for the election of directors is also available by voting in person at the Annual Meeting; it is not available by telephone or the Internet.

You may withhold votes from any or all nominees. Except for the votes that stockholders of record withhold from any or all nominees, the persons named in the proxy card will vote such proxy FOR and, if necessary, will exercise their cumulative voting rights to elect the nominees as directors of the Company.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•

Proxy card or voting instruction card.    Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR the election of directors, the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2007, and the adoption of the amendments to the Restated Certificate of Incorporation, and AGAINST the stockholder proposals on your behalf.

•

By telephone or the Internet.    The telephone and Internet voting procedures established by Merck for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

•

In person at the Annual Meeting.    All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a new, proper proxy by telephone, Internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Q:	Who will count the vote?

A:	Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

Q:	What shares are included on the proxy card?

A:	The shares on your proxy card represent shares registered in your name as well as shares in the Merck Stock Investment Plan.

However, the proxy card does not include shares held for participants in the Merck & Co., Inc. Employee Savings and Security Plan, Merck & Co., Inc. Employee Stock Purchase and Savings Plan, Hubbard LLC Employee Savings Plan, Merck Puerto Rico Employee Savings and Security Plan, Merck Frosst Canada Inc. Stock Purchase Plan (“Merck Frosst Plan”), MSD Employee Share Ownership Plan and Merial 401(k) Savings Plan (“Merial Plan”). Instead, these participants will receive from plan trustees separate voting instruction cards covering these shares. If voting instructions are not received from participants in the Merck Frosst Plan, the plan trustee will vote the shares in accordance with the recommendations of the Board of Directors. If voting instructions are not received from participants in the Merial Plan, the plan trustee will vote the shares in the same proportion as it votes shares for which voting instructions are received. Trustees for the other plans will not vote shares for which no voting instructions are received from plan participants.

Q:	What constitutes a quorum?

A:	As of the record date, 2,169,980,304 shares of Merck Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Q:	Who can attend the Annual Meeting?

A:	All stockholders as of the record date may attend the Annual Meeting but must have an admission ticket. If you are a stockholder of record, the ticket attached to the proxy card will admit you and one guest. If you are a beneficial owner, you may request a ticket by writing to the Office of the Secretary, WS 3AB-05, Merck & Co., Inc., P.O. Box 100, Whitehouse Station, New Jersey 08889-0100 or by faxing your request to 908-735-1224. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. We encourage you or your broker to fax your ticket request and proof of ownership in order to avoid any mail delays.

Q:	Are there any stockholders who own more than 5 percent of the Company’s shares?

A:	According to a filing made with the Securities and Exchange Commission on February 12, 2007, Capital Research and Management Company (“Capital Research”) owns approximately 5.4 percent of the Company’s outstanding Common Stock.

According to a filing made with the Securities and Exchange Commission on February 14, 2007, Fidelity Management and Research Company and its affiliates (“Fidelity”) own approximately 5.25 percent of the Company’s outstanding Common Stock.

See “Security Ownership of Certain Beneficial Owners and Management” on page 19 for more information.

Q:	When are the stockholder proposals due for the 2008 Annual Meeting?

A:	In order to be considered for inclusion in next year’s proxy statement in accordance with the rules of the Securities and Exchange Commission (“SEC”), stockholder proposals must be submitted in writing to Celia A. Colbert, Vice President, Secretary and Assistant General Counsel, WS 3A-65, Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889-0100 and received at this address by November 13, 2007.

Under provisions of our By-laws that will be effective immediately after the 2007 Annual Meeting of Stockholders, in order for a stockholder to present a proposal or other business for consideration by our stockholders at the 2008 Annual Meeting of Stockholders, the Secretary of the Company must receive by December 26, 2007 a written notice containing the following information: (a) the name and address of the stockholder who intends to present the business at the meeting of the stockholders and a brief description of the business intended to be presented, the reasons for conducting this business at the meeting and any material interest of the stockholder in the business; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote on the business at that meeting and intends to appear in person or by proxy at the meeting to present the business; (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) with respect to the business to be presented; and (d) such other information regarding the business to be presented as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such business been presented, or intended to be presented, by the Board of Directors. This notice requirement does not apply to stockholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and stockholder nominations of director candidates which must comply with the notice provisions of our By-laws described on page 14.

Q:	What happens if a nominee for director is unable to serve as a director?

A:	If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

Q:	How much did this proxy solicitation cost?

A:	Georgeson Shareholder Communications, Inc. has been hired by the Company to assist in the distribution of Proxy Material and solicitation of votes for $23,000, plus reasonable out-of-pocket expenses. Employees, officers and directors of the Company may also solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of Common Stock.

Q:	How can I obtain the Company’s corporate governance information?

A:	The Merck home page is www.merck.com. You may also go directly to www.merck.com/about/corporategovernance for the following information which is available in print to any stockholder who requests it:

•	Restated Certificate of Incorporation of Merck & Co., Inc.

•	By-Laws of Merck & Co., Inc.

•	Policies of the Board—a statement of Merck’s corporate governance principles

•

Merck Board Committee Charters—Audit Committee, Committee on Corporate Governance, Compensation and Benefits Committee, Executive Committee, Finance Committee, Committee on Public Policy and Social Responsibility, and Research Committee

•	Stockholder Communications with the Board

•	Merck Code of Conduct—Our Values and Standards

1.    ELECTION OF DIRECTORS

Ten directors are to be elected by stockholders at this Annual Meeting for one-year terms expiring at the 2008 Annual Meeting of Stockholders. The Board has recommended as nominees for election Mr. Richard T. Clark, Dr. Johnnetta B. Cole, Mr. William B. Harrison, Jr., Dr. William N. Kelley, Ms. Rochelle B. Lazarus, Dr. Thomas E. Shenk, Ms. Anne M. Tatlock, Dr. Samuel O. Thier, Mr. Wendell P. Weeks and Mr. Peter C. Wendell. All candidates have previously been elected by stockholders. On December 19, 2006, the Board appointed Mr. Richard T. Clark Chairman of the Board of the Company, effective April 24, 2007, and Dr. Samuel O. Thier Lead Director of the Board, effective April 24, 2007. Mr. Lawrence A. Bossidy and Dr. William G. Bowen will retire from the Board at the Annual Meeting in accordance with the retirement policy for the Board of Directors. Information on the nominees follows.

Name, Age and Year First Elected Director	Business Experience and Other Directorships or Significant Affiliations

Nominees for Director

Richard T. Clark Age—60 2005	Director, Chief Executive Officer and President (since May 2005), President, Merck Manufacturing Division (June 2003-May 2005) of the Company; Chairman, President (January 2000-December 2002) and Chief Executive Officer (January 2003-June 2003), Medco Health Solutions, Inc., formerly a wholly owned subsidiary of the Company

Johnnetta B. Cole, Ph.D. Age—70 1994

President, Bennett College for Women since July 2002; Presidential Distinguished Professor, Emory University (September 1998 through August 2001)

Member and Immediate Past Chair, Board of Trustees, United Way of America; Member, Council on Foreign Relations and National Council of Negro Women; Fellow, American Academy of Arts and Sciences and American Anthropological Association

William B. Harrison, Jr. Age—63 1999

Retired Chairman of the Board (since December 31, 2006), prior to which he was Chairman (from November 2001) and Chief Executive Officer (from November 2001 until December 2005), J.P. Morgan Chase & Co. (financial services)

Director, Cousins Properties Incorporated; Member, The Business Council, The Financial Services Forum, The Financial Services Roundtable and The Institute of International Economics

Name, Age and Year First Elected Director	Business Experience and Other Directorships or Significant Affiliations

William N. Kelley, M.D. Age—67 1992

Professor of Medicine, Biochemistry and Biophysics, University of Pennsylvania School of Medicine for more than five years

Director, Advanced Bio-Surfaces, Inc., Beckman Coulter, Inc., GenVec, Inc. and Polymedix, Inc.; Fellow, American Academy of Arts and Sciences; Master, American College of Physicians and American College of Rheumatology; Member, American Philosophical Society and Institute of Medicine of the National Academy of Sciences; Trustee, Emory University

Rochelle B. Lazarus Age—59 2004

Chairman and Chief Executive Officer, Ogilvy & Mather Worldwide (advertising and marketing communication company) for more than five years

Director, General Electric, New York Presbyterian Hospital, American Museum of Natural History and World Wildlife Fund; Member, Advertising Education Foundation and Board of Overseers, Columbia Business School

Thomas E. Shenk, Ph.D. Age—60 2001

Elkins Professor (since 1984) and Chairman (1996-2004), Department of Molecular Biology, Princeton University

Director, Cell Genesys, Inc. and CV Therapeutics, Inc.; Fellow, American Academy of Arts and Sciences; Member, American Academy of Microbiology and National Academy of Sciences and its Institute of Medicine

Anne M. Tatlock Age—67 2000

Retired; Chairman of the Board (from June 2000 until December 31, 2006) and Chief Executive Officer (from September 1999 until December 31, 2006), Fiduciary Trust Company International (global asset management services)

Director, Fortune Brands, Inc. and Franklin Resources, Inc.; Chairman, The Andrew W. Mellon Foundation; Fellow, American Academy of Arts and Sciences; Member, Council on Foreign Relations; Trustee, American Ballet Theatre Foundation, The Conference Board, Howard Hughes Medical Institute, The Mayo Foundation and The World Trade Center Memorial Foundation

Name, Age and Year First Elected Director	Business Experience and Other Directorships or Significant Affiliations

Samuel O. Thier, M.D. Age—69 1994

Professor of Medicine and Professor of Health Care Policy, Harvard Medical School since 1994; President (April 1997 through December 2002) and Chief Executive Officer (July 1996 through December 2002), Partners HealthCare System, Inc.

Director, Charles River Laboratories, Inc., The Commonwealth Fund and Federal Reserve Bank of Boston; Fellow, American Academy of Arts and Sciences; Master, American College of Physicians; Member, Board of Overseers, Teachers Insurance and Annuity Association of America-College Retirement Equities Fund and Cornell University Weill Medical College

Wendell P. Weeks Age—47 2004

President (since April 2002) and Chief Executive Officer (since April 2005), Chief Operating Officer (April 2002-April 2005), President, Optical Communications (2001 to 2002), Corning Incorporated (technology company in the telecommunications, information display and advanced materials industries)

Director, Corning Incorporated; Trustee, Lehigh University

Peter C. Wendell Age—56 2003

Managing Director, Sierra Ventures (technology-oriented venture capital firm) for more than five years; Chairman, Princeton University Investment Co. since 2002

Charter Trustee, Princeton University; Faculty, Stanford University Graduate School of Business

Independence of Directors

The Board of Directors has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board considers, for example, the sales or charitable contributions between Merck and an entity with which a director is affiliated (as an executive officer, partner or substantial stockholder) and whether a director is a current or former employee of the Company. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the New York Stock Exchange as in effect from time to time. The Committee on Corporate Governance reviews the Board’s approach to determining director independence periodically and recommends changes as appropriate for consideration and approval by the full Board.

Consistent with these considerations, the Board has reviewed all relationships between the Company and the members of the Board and has determined that all directors are independent directors except Mr. Clark, who is a Company employee.

•

The chart below lists relationships that exist between the Company and other organizations the Directors serve. It also describes the basis for the Board’s determination that the Director is independent. Although service as a director of another company alone is not a material relationship that would impair a director’s independence, those relationships have been reviewed and are set forth below.

Key to Chart:

A    - Sales to and purchases from the other organization (i) amount to less than the greater of $1 million or 2% of that organization’s consolidated gross revenues during each of 2006, 2005 and 2004; and (ii) during all relevant years were not of an amount or nature to impede the exercise of independent judgment.

B    - Merck (including The Merck Company Foundation) contributed less than the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues during each of 2006, 2005 and 2004. Moreover, contributions during all relevant years were not of an amount or nature to impede the exercise of independent judgment.

Director	Relationships Considered	Determination • Basis
Lawrence A. Bossidy	Director, J.P. Morgan Chase & Co.	Independent • A

William G. Bowen	Director, American Express Company (term ended April 2006)	Independent • A

Johnnetta B. Cole	President, Bennett College for Women	Independent • B

	Member and Immediate Past Chair of the Board of Trustees of United Way of America • The United Way movement includes approximately 1,400 community-based United Way organizations.	Independent • B; Merck generally acts in an agency capacity for employees who direct contributions, including Merck matching contributions, to United Way

Director	Relationships Considered	Determination • Basis
	Each is independent, separately incorporated, and governed by local volunteers. United Way of America is the national organization for the United Ways.	organizations. Actual amounts were passed on to United Way agencies and other charitable organizations.

William B. Harrison, Jr.	Retired Chairman and Chief Executive Officer, J.P. Morgan Chase & Co.	Independent • A; J.P. Morgan Chase & Co. provided financial advisory, treasury/security, commercial and investment banking services to the Company during 2006.

	Director, Cousins Properties Incorporated	Independent • A

	Member, Institute of International Economics	Independent • B

William N. Kelley	Professor of Medicine, Biochemistry and Biophysics, University of Pennsylvania School of Medicine	Independent • B

	Director, Beckman Coulter, Inc.	Independent • A

	Director, Advanced Bio-Surfaces, Inc.	Independent • A

	Trustee, Emory University	Independent • B

Rochelle B. Lazarus Audit Committee Member	Chairman and Chief Executive Officer, Ogilvy & Mather Worldwide	Independent • A; The Company has retained Ogilvy & Mather to provide advertising services in the past, including in 2006.

	Director, General Electric	Independent • A

	Director, New York Presbyterian Hospital	Independent • A
	Director, American Museum of Natural History	Independent • B

	Member, Board of Overseers, Columbia Business School	Independent • B

Thomas E. Shenk Audit Committee Member	Elkins Professor, Department of Molecular Biology, Princeton University	Independent • B

Director	Relationships Considered	Determination • Basis

Anne M. Tatlock

Retired Chairman and Chief Executive Officer, Fiduciary Trust Company International

•          In 2006, 2005 and 2004, Ms. Tatlock was the investment manager for certain customer accounts at Fiduciary Trust Company International. Those accounts may, at times, hold shares of Merck Common Stock. However, Ms. Tatlock has divested all voting and/or investment power over any shares of Merck Common Stock held in those accounts during those years and she disclaims beneficial ownership of any such shares.

Independent

•          A; Arrangement whereby Fiduciary Trust Company maintains certain customer accounts that may, at times, hold shares of Merck Common Stock does not constitute a material relationship between this entity and Merck or between Ms. Tatlock and Merck.

	Director, Fortune Brands, Inc.	Independent • A

	Trustee, Howard Hughes Medical Institute	Independent • A

	Trustee, The Mayo Foundation	Independent • B

	Trustee, Vassar College (term ended June 2006)	Independent • B

Samuel O. Thier	Professor of Medicine and Professor of Health Care Policy, Harvard Medical School	Independent • A

	Director, Charles River Laboratories, Inc.	Independent • A

	Trustee, Cornell University Weill Medical College	Independent • B

Wendell P. Weeks Audit Committee Member	President and Chief Executive Officer, Corning Incorporated	Independent • A

	Trustee, Lehigh University	Independent • B

Peter C. Wendell Audit Committee Member	Charter Trustee, Princeton University	Independent • B

	Faculty, Stanford University Graduate School of Business	Independent • B

Relationships with Outside Firms

Transactions with Related Persons

The Company recognizes that relationships with outside firms can present potential or actual conflicts of interest. Accordingly, the Company has a written conflict of interest policy that requires directors, executive officers and employees to report actual and potential conflicts of interest. Outside activities covered by the conflict of interest policy include those activities involving any director, executive officer, employee or members of their immediate families.

Certifications of outside activities involving actual or potential conflicts of interest are filed annually with the Company by executive officers, and they are required to promptly update the Company of any change in the information provided in their certifications. Management, with the advice of counsel, is responsible for determining whether or not an actual or potential conflict of interest exists and establishing any controls required.

Directors and executive officers also complete an annual written questionnaire which includes questions on their relationships, including those of their immediate family members, with outside firms. They are required to promptly update the Company of any change in the information provided by them in the questionnaire.

No relationships have been reported to the Company by the executive officers that require disclosure. Director relationships with outside firms are reviewed annually by the Committee on Corporate Governance.

According to a filing made with the Securities and Exchange Commission, Fidelity owns more than 5 percent of the Company’s outstanding Common Stock. Fidelity acts as directed trustee and recordkeeper, and provides certain investment options, for the Company’s savings plans, and also acts as recordkeeper of the Company’s health and welfare benefit plans.

Board Committees

The Board of Directors has seven standing committees: Audit Committee, Committee on Corporate Governance, Compensation and Benefits Committee, Executive Committee, Finance Committee, Committee on Public Policy and Social Responsibility, and Research Committee. In addition, the Board from time to time establishes special purpose committees. As announced on December 7, 2004, the Board appointed a Special Committee to review the Company’s actions prior to its voluntary withdrawal of VIOXX, to act for the Board in responding to shareholder litigation matters related to the withdrawal of VIOXX and to advise the Board with respect to any action that should be taken as a result of the review. Dr. William G. Bowen chairs this Special Committee. Other Committee members are Mr. Lawrence A. Bossidy, Dr. William N. Kelley, Ms. Rochelle B. Lazarus, Dr. Samuel O. Thier and Mr. Peter C. Wendell.

Members of the individual standing committees are named below:

Audit	Corporate Governance	Compensation and Benefits	Executive	Finance	Public Policy and Social Responsibility	Research
R.B. Lazarus	L. A. Bossidy	L. A. Bossidy (*)	L. A. Bossidy (*)	J. B. Cole	J. B. Cole (*)	W. N. Kelley (*)
T.E. Shenk	W. N. Kelley	J. B. Cole	S. O. Thier	A. M. Tatlock (*)	W. B. Harrison, Jr.	T. E. Shenk
W. P. Weeks	A. M. Tatlock	W. B. Harrison, Jr. (1)		W. P. Weeks	T. E. Shenk	S. O. Thier
P. C. Wendell (*)	S. O. Thier (*)	W. N. Kelley			S. O. Thier	P. C. Wendell
A. M. Tatlock (1)

(*)	Chairperson
(1)	Effective February 27, 2007

The Audit Committee, which is comprised of independent directors, is governed by a Board-approved charter that contains, among other things, the Committee’s membership requirements and responsibilities. The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audits, and consults with management, the internal auditors and the independent registered public accounting firm (the independent auditors) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent auditors. It maintains direct responsibility for the compensation, termination and oversight of the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Committee also monitors compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reports on these items to the Board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described beginning on page 62 of this proxy statement. Further, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under “Stockholder Communications with the Board” on page 17 of this proxy statement. The Audit Committee’s Report is included on page 62 of this proxy statement and the Committee Charter is included in Appendix G and is available on the Company’s website www.merck.com/about/corporategovernance and in print to any stockholder who requests it.

Financial Expert on Audit Committee:    The Board has determined that Mr. Peter C. Wendell, who currently is the Managing Director of Sierra Ventures, is the Audit Committee financial expert. The Board made a qualitative assessment of Mr. Wendell’s level of knowledge and experience based on a number of factors, including his formal education and experience as chief financial officer of Sierra Ventures for eight years.

The Committee on Corporate Governance, which is comprised of independent directors, considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance of the Company. As part of its duties, the Committee assesses the size, structure and composition of the Board and Board committees, coordinates evaluation of Board performance and reviews Board compensation.

The Committee also acts as a screening and nominating committee for candidates considered for nomination by the Board for election of directors. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative as well as candidates referred or recommended to it by Board members, management, stockholders or search companies. The Committee uses the same criteria for evaluating candidates recommended by stockholders in accordance with the procedures outlined below as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, a proposed or recommended candidate must meet the following criteria, which are also set forth in the Policies of the Board: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience; (c) be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual stockholder meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and (e) be committed to building sound, long-term Company growth. Evaluation of proposed or recommended candidates occurs on the basis of materials submitted by or on behalf of the proposed or recommended candidate. If a proposed or recommended candidate continues to be of interest to the Committee, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews.

In addition to being able to recommend candidates for nomination by the Board, stockholders may themselves nominate a candidate or candidates for election as directors. For a stockholder to nominate a candidate or candidates for election as a director at the 2008 Annual Meeting, the stockholder must deliver to the Secretary of the Company by December 26, 2007 a written notice of the stockholder’s intention to nominate the candidate or candidates. As set forth in the Company’s By-Laws, the notice of nomination must contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. All the director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Committee on Corporate Governance for election by stockholders at this Annual Meeting.

All nominees for election at this Annual Meeting were previously elected by stockholders.

The Committee on Corporate Governance Charter, the Company’s By-Laws and the Policies of the Board, which are the Company’s corporate governance guidelines, are available on the Company’s website www.merck.com/about/corporategovernance and in print to any stockholder who requests them.

The Compensation and Benefits Committee, which is comprised of independent directors, in general

•

Establishes and maintains a competitive, fair and equitable compensation and benefits policy designed to retain personnel, to stimulate their useful and profitable efforts on behalf of the Company and to attract necessary additions to the staff with appropriate qualifications;

•	Discharges the Board’s responsibilities for compensating the Company’s executives;

•	Oversees

•	competence and qualifications of senior management of the Company,

•	senior management succession,

•	soundness of the organization structure and

•	other related matters necessary to insure the effective management of the business; and

•	Reviews the Compensation Discussion and Analysis (“CD&A”) for inclusion in the Company’s proxy statement.

More specifically, the Compensation and Benefits Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation—that is, changes in base salary, and non-equity and equity incentive plan compensation—of the Chief Executive Officer and other executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total direct compensation. The details of the processes and procedures involved are described in the CD&A beginning on page 20 for the executive’s total direct compensation.

The Company’s full Board ultimately makes the final decisions regarding the CEO’s total direct compensation.

The Committee Charter is available on the Company’s website www.merck.com/about/corporategovernance and in print to any stockholder who requests it.

The Compensation Committee Report is included on page 32 of this proxy statement.

Role of Compensation Consultants.    The Compensation and Benefits Committee engages Mercer Human Resource Consulting to advise it on relevant executive pay and related issues, as needed. During 2006, Mercer assisted by:

•	Reviewing provisions of the 2007 Incentive Stock Plan, which was presented to shareholders for approval in 2006;

•	Reviewing the Company’s competitive market data with respect to peer group CEO compensation;

•	Providing input on the Company’s pay recommendations for its Chief Executive Officer;

•	Reviewing the Company’s competitive market data for its executives and observations on program design, including pay philosophy, pay levels, and incentive pay mix;

•	Reviewing the findings of the Company’s global compensation strategy review;

•	Providing information on executive compensation trends, as requested; and

•	Providing competitive compensation data on non-employee directors compensation program (for use by the Committee on Corporate Governance) as it relates to pay levels and program.

The Executive Committee, which is comprised of independent directors, acts for the Board of Directors when formal Board action is required between meetings in connection with matters already approved in principle by the full Board or to fulfill the formal duties of the Board. In 2005, the Board restructured the Executive Committee to collectively perform the duties of a chairman of the board and also to provide assistance to Richard T. Clark as he transitioned to his new role as Merck’s Chief Executive Officer and President. On December 19, 2006, the Board appointed Mr. Richard T. Clark Chairman of the Board of the Company, effective April 24, 2007, and Dr. Samuel O. Thier Lead Director of the Board, effective April 24, 2007. The Executive Committee Charter is available on the Company’s website www.merck.com/about/corporategovernance and in print to any stockholder who requests it.

The Finance Committee, which is comprised of independent directors, considers and makes recommendations on matters related to the financial affairs and policies of the Company, including capital structure issues, dividend policy, investment and debt policies, asset and portfolio management and financial transactions, as necessary. The Finance Committee Charter is available on the Company’s website www.merck.com/about/corporategovernance and in print to any stockholder who requests it.

The Committee on Public Policy and Social Responsibility, which is comprised of independent directors, advises the Board of Directors and management on Company policies and practices that pertain to the Company’s responsibilities as a global corporate citizen, its obligations as a pharmaceutical company whose products and services affect health and quality of life around the world, and its commitment to high standards of ethics and integrity. It reviews social, political and economic trends that affect the Company’s business; reviews the positions and strategies that the Company pursues to influence public policy; monitors and evaluates the Company’s corporate citizenship programs and activities; and reviews legislative, regulatory, privacy and other matters that could impact the Company’s stockholders, customers, employees and communities in which it operates. The Committee on Public Policy and Social Responsibility Charter is available on the Company’s website www.merck.com/about/corporategovernance and in print to any stockholder who requests it.

The Research Committee, which is comprised of independent directors, assists the Board in its oversight of matters pertaining to the Company’s strategies and operations for the research and development of pharmaceutical products and vaccines. The Committee identifies areas and activities that are critical to the success of the Company’s drug and vaccine discovery, development and licensing efforts, as well as evaluates the effectiveness of the Company’s drug and vaccine discovery, development and licensing strategies and operations. The Committee also keeps the Board apprised of this evaluation process and findings and makes appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations. The Research Committee Charter is available on the Company’s website www.merck.com/about/corporategovernance and in print to any stockholder who requests it.

Compensation Committee Interlocks and Insider Participation

Mr. Lawrence A. Bossidy, Dr. Johnnetta B. Cole, Dr. William N. Kelley and Mr. Peter C. Wendell served on the Compensation and Benefits Committee during 2006. There were no Compensation and Benefits Committee interlocks or insider (employee) participation during 2006.

Board and Board Committee Meetings

In 2006, the Board of Directors met eight times. Board committees met as follows during 2006: Executive Committee, 13 times; Committee on Corporate Governance, nine times; Audit Committee, seven times; Research Committee, seven times; Compensation and Benefits Committee, six times; Finance Committee and the Committee on Public Policy and Social Responsibility, twice. All directors attended at least 75 percent of the meetings of the Board and of the committees on which they served.

Under the Policies of the Board, directors are expected to attend regular Board meetings, Board committee meetings and annual stockholder meetings. Three of the Company’s twelve directors, who then comprised the Board, did not attend the 2006 Annual Meeting of Stockholders.

Non-management directors met in seven executive sessions in 2006. Mr. Bossidy, Ms. Tatlock or Dr. Thier presided over such executive sessions based on the topic of the meeting.

Stockholder Communications with the Board

Merck will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board Committee that is most closely related to the subject matter of the communication, except for the following types of communications:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the business or operations of the Company; and

•	mass mailings, solicitations and advertisements.

The Corporate Secretary, in consultation with the General Counsel, will determine when a communication is not to be forwarded.

The Company’s acceptance and forwarding of communications to the directors does not imply that the directors owe or assume any fiduciary duties to persons submitting the communications.

Stockholders and interested parties who wish to do so may communicate directly with the Board, or specified individual directors, by writing to the following address: Board of Directors, Merck & Co., Inc., P.O. Box 1150, Whitehouse Station, NJ 08889. Further information on communications to the Board can be found on the Company’s website at www.merck.com/about/corporategovernance.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct—Our Values and Standards, which is also available on the Company’s website noted above.

Board’s Role in Strategic Planning

The Board of Directors has the legal responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s seven standing committees (Audit Committee, Committee on Corporate Governance, Compensation and Benefits Committee, Executive Committee, Finance Committee, Committee on Public Policy and Social Responsibility, and Research Committee), the Board is fully involved in the Company’s strategic planning process.

Each year, typically in the summer, senior management sets aside a specific period to develop, discuss and refine the Company’s long-range operating plan and overall corporate strategy. Strategic areas of importance include basic research and clinical development, global marketing and sales, manufacturing strategy, capability and capacity, and the public and political environments that affect the Company’s business and operations. Specific operating priorities are developed to effectuate the Company’s long-range plan. Some of the priorities are short-term in focus; others are based on longer-term planning horizons. Senior management reviews the conclusions reached at its summer meeting with the Board at an extended meeting that usually occurs in the fall. This meeting is focused on corporate strategy and involves both management presentations and input from the Board regarding the assumptions, priorities and strategies that will form the basis for management’s operating plans and strategies.

At subsequent Board meetings, the Board continues to substantively review the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations. For example, the Board typically reviews the Company’s overall annual performance at a meeting in the fall and considers the following year’s operating budget and capital plan in December. The Board at its February meeting usually finalizes specific criteria against which the Company’s performance will be evaluated for that year. In addition, Board meetings held throughout the year target specific strategies (for example, basic research) and critical areas (for example, U.S. healthcare public policy issues) for extended, focused Board input and discussion.

The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these procedures, the Board, consistent with good corporate governance, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Security Ownership of Certain Beneficial Owners and Management

The table below reflects the number of shares beneficially owned by (a) each director of the Company; (b) each executive officer of the Company named in the Summary Compensation Table; (c) all directors and executive officers as a group; and (d) each person or group known to the Company to own more than 5 percent of the outstanding shares of Merck Common Stock. Unless otherwise noted, the information is stated as of December 31, 2006 and the beneficial owners exercise sole voting and/or investment power over their shares.

	Company Common Stock
Name of Beneficial Owner	Shares Owned (a)		Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent of Class	Phantom Stock Units (b)
Richard T. Clark	9,739		785,892	*	0
Lawrence A. Bossidy	38,330		35,593	*	24,975
William G. Bowen	35,995	(c)	33,483	*	14,439
Johnnetta B. Cole	460		35,593	*	10,062
William B. Harrison, Jr.	1,400		26,098	*	12,409
William N. Kelley	3,415		35,593	*	33,094
Rochelle B. Lazarus	4,000	(c)	1,666	*	6,535
Thomas E. Shenk	1,000		20,823	*	4,372
Anne M. Tatlock	1,032	(c)	26,098	*	14,411
Samuel O. Thier	20		31,373	*	20,171
Wendell P. Weeks	200	(c)	4,998	*	7,427
Peter C. Wendell	2,500		4,998	*	10,682
Judy C. Lewent	425,043		1,182,492	*	0
Peter S. Kim	1,047		646,687	*	0
David W. Anstice	133,059	(c)(d)	1,186,942	*	7,677
Peter Loescher	0		0	*	0
Per Wold-Olsen	180,589		1,090,043	*	0
Bradley T. Sheares	3,150		478,086	*	0
All Directors and Executive Officers as a Group	920,306		8,681,594	*	173,812

Capital Research (e)	117,207,600			5.4%

Fidelity (f)	114,140,924			5.3%

(a)	Includes equivalent shares of Common Stock held by the Trustee of the Merck & Co., Inc. Employee Savings and Security Plan for the accounts of individuals as follows: Mr. Clark—2,739 shares, Ms. Lewent—7,108 shares, Dr. Kim—621 shares, Mr. Anstice—5,883 shares, Mr. Wold-Olsen—7,680 shares, Dr. Sheares—1,383 shares, and all directors and executive officers as a group—60,366 shares.

Does not include restricted stock units denominated in Merck Common Stock under the 2004 Incentive Stock Plan as follows: Mr. Clark—112,125 shares, Ms. Lewent—36,667 shares, Dr. Kim—148,834 shares, Mr. Anstice—11,250 shares, Mr. Loescher—80,000 shares, Mr. Wold-Olsen—10,833 shares, Dr. Sheares—63,833 shares, and all directors and executive officers as a group—857,045 shares.

(b)	Represents phantom shares denominated in Merck Common Stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck & Co., Inc. Deferral Program.

(c)	Includes shares of Common Stock in which the beneficial owners share voting and/or investment power as follows: 10,030 shares held by Dr. Bowen’s spouse and trusts for which he is a trustee; 1,700 shares held by Ms. Lazarus’ spouse and 300 shares held in a custodial account for Ms. Lazarus’ minor child; 632 shares held by Ms. Tatlock’s spouse; 100 shares held in a custodial account for Mr. Weeks’ minor child; and 61,176 shares held by Mr. Anstice in a trust for which he is a trustee.

(d)	Does not include shares of Common Stock held by family members in which beneficial ownership is disclaimed by the individuals as follows: Mr. Anstice—539 shares, and all directors and executive officers as a group—7,719 shares.

(e)

All information regarding Capital Research is based on information disclosed in a Schedule 13G (the “Capital Research” Filing) filed with the Securities and Exchange Commission on February 12, 2007, and

whose business address is 333 South Hope Street, Los Angeles, CA 90071. According to the Capital Research Filing, of the 117,207,600 shares of Merck Common Stock owned by Capital Research, Capital Research has the sole power to vote or direct the vote with respect to 26,717,600 shares and does not share voting power with respect to any other shares and Capital Research has the sole power to dispose or direct the disposition of all 117,207,600 shares of Merck Common Stock owned by Capital Research. The shares reported are held by Capital Research in trust accounts for the economic benefit of the beneficiaries of those accounts.

(f)	All information regarding Fidelity is based on information disclosed in a Schedule 13G (the “Fidelity Filing”) filed with the Securities and Exchange Commission on February 14, 2007, and whose business address is 82 Devonshire Street, Boston, MA 02109. According to the Fidelity Filing, of the 114,140,924 shares of Merck Common Stock owned by Fidelity, Fidelity has the sole power to vote or direct the vote with respect to 13,410,930 shares and does not share voting power with respect to any other shares and Fidelity has the sole power to dispose or direct the disposition of all 114,140,924 shares of Merck Common Stock owned by Fidelity. The shares reported are held by Fidelity in trust accounts for the economic benefit of the beneficiaries of those accounts.

*	Less than 1 percent of the Company’s outstanding shares of Common Stock.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the Merck executive officers identified in the Summary Compensation Table (“Named Executive Officers”). As more fully described on page 15, the Compensation and Benefits Committee of the Board (the “Committee”) makes all decisions for the total direct compensation—that is, the base salary, executive incentive plan and other bonus awards, stock options, restricted stock and performance stock units—of the Company’s executive officers, including the Named Executive Officers. The Committee’s recommendations for the total direct compensation of the Company’s Chief Executive Officer are subject to approval of the Board of Directors.

The day-to-day design and administration of pension, savings, health, welfare and paid time-off plans and policies applicable to salaried U.S.-based employees in general are handled by teams of Company Human Resources, Finance and Legal Department employees. The Committee (or Board) remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.

Merck’s Business Environment

Merck is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The Company also devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them.

Our Mission.    Merck’s mission is to provide society with superior products and services by developing innovations and solutions that improve the quality of life and satisfy customer needs, and to provide employees with meaningful work and advancement opportunities, and investors with a superior rate of return.

Our Values.    Our business is preserving and improving human life. All of our actions must be measured by our success in achieving this goal. We value, above all, our ability to serve everyone who can benefit from the appropriate use of our products and services, thereby providing lasting consumer satisfaction.

We are committed to the highest standards of ethics and integrity. We are responsible to our customers, to Merck employees and their families, to the environments we inhabit, and to the societies we serve worldwide. In discharging our responsibilities, we do not take professional or ethical shortcuts. We are dedicated to the highest level of scientific excellence and commit our research to improving human and animal health and the quality of life. We strive to identify the most critical needs of consumers and customers, and we devote our resources to meeting those needs. Our ability to meet our responsibilities depends on maintaining a financial position that allows for investment in leading-edge research and that makes possible effective delivery of research results. We recognize that the ability to excel—to most competitively meet society’s and customers’ needs—depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees, and we value these qualities most highly. To this end, we strive to create an environment of mutual respect, encouragement and teamwork—an environment that rewards commitment and performance and is responsive to the needs of our employees and their families.

Compensation Program Objectives and Rewards

Merck’s compensation and benefits programs are driven by Merck’s business environment and are designed to enable us to achieve our mission and adhere to Company values. The programs’ objectives are to:

•	Reflect Merck’s position as an industry leader in the development of innovative medicines;

•	Attract, engage and retain the workforce that helps ensure our future success;

•	Motivate and inspire employee behavior that fosters a high-performance culture;

•	Support a one-company culture as well as a lean and flexible business model;

•	Support overall business objectives; and

•	Provide shareholders with a superior rate of return.

Consequently, the guiding principles of our programs are:

•	Enabling a high-performance organization;

•	Competitiveness in the marketplace in which we compete for talent;

•	Optimization of cost to the Company and value to employees;

•	Global consistency with business-driven flexibility; and

•	Simplicity, clarity and flawless delivery.

To this end, the Company will measure success of our programs by:

•	Overall business performance and employee engagement;

•	Ability to attract and retain key talent;

•	Costs and business risks that are limited to levels that optimize risk and return; and

•	Employee understanding and perceptions that ensure program value equals or exceeds program cost.

All of Merck’s compensation and benefits for its Named Executive Officers described below have as a primary purpose the Company’s need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable the Company to succeed in its mission while upholding our values in a highly competitive marketplace. Beyond that, different elements are designed to engender different behaviors.

•	Base salary and benefits are designed to attract and retain employees over time.

•

Long-Term Incentives—stock options, performance stock units (“PSUs”) and restricted stock units (“RSUs”) under the stockholder-approved Incentive Stock Plan (“ISP”)—focus executives’ efforts on the behaviors within the recipients’ control that they believe are necessary to ensure the long-term success of the Company, as reflected in increases to the Company’s stock prices over a period of several years, growth in its earnings per share and other elements.

•

Annual cash awards under the stockholder-approved Executive Incentive Plan (“EIP”) are designed to focus employees on the objectives listed in the Company Scorecard for a particular year, the important divisional goals for division heads, and individual objectives set at the start of the year in connection with their Personal Performance Grids (“PPGs”). Other types of bonuses, such as those described below for Mr. Loescher, Mr. Wold-Olsen and Dr. Sheares, are individually designed to address business needs related to attracting and separating employees.

•

Severance and change in control plans are designed to facilitate the Company’s ability to attract and retain executives as the Company competes for talented employees in a marketplace where such protections are commonly offered. The Separation Benefits Plan described below provides benefits to ease an employee’s transition due to an unexpected employment termination by the Company due to on-going changes in the Company’s employment needs. The Change in Control Separation Benefits Plan encourages employees to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes.

The Elements of Merck’s compensation program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution, with reference to base salary levels of executives at peer pharmaceutical companies. Base salaries are included in determining an employee’s retirement benefits (as more fully described on page 43).

In February 2006, the Committee established Mr. Clark’s base salary after reviewing his PPG and compensation history as provided by the Company’s Senior Vice President, Human Resources. Base salaries for individual executive officers are compared to the healthcare industry by reference to peer pharmaceutical companies that participate in an industry compensation survey conducted by an independent consulting firm. In 2005, the companies participating in that survey other than Merck were: Abbott Laboratories, Amgen, AstraZeneca, Bristol-Myers Squibb, GlaxoSmithKline, Hoffmann-LaRoche, Johnson & Johnson, Eli Lilly, Novartis, Pfizer, Sanofi-Aventis, Schering-Plough and Wyeth (collectively, the “Peer Companies”). In general, the Company targets base salaries for executive officers including the CEO at the 50th percentile compared to the Peer Companies.

The Committee determines base salaries for other executives officers, including the Named Executive Officers, early every year. The Company’s CEO proposes new base salary amounts based on:

•	his evaluation of individual performance and expected future contributions;

•	a review of survey data to ensure competitive compensation against the external market generally defined as the Peer Companies; and

•	comparison of the base salaries of the executive officers who report directly to the CEO to ensure internal equity.

Mr. Clark recommended, and the Committee approved, base salary increases ranging from 4% to 8% for the Named Executive Officers. In addition, the Committee recommended and the Board approved a 9.1% increase in Mr. Clark’s base salary, from $1,100,004 to $1,200,000. The Committee examined the market data for chief executive officers of the Peer Companies and considered the significant increase in his base salary upon being promoted to CEO and his relatively short tenure serving in that capacity. In addition, as previously disclosed, following an analysis of Mr. Clark’s significant business and leadership contributions and of the base salaries of the chief executives of Peer Companies, the Committee recommended and the Board reviewed and approved, an increase in Mr. Clark’s base salary to $1,700,004 effective March 1, 2007.

Base salaries paid to executive officers are deductible for federal income tax purposes except to the extent that the executive is a covered employee under Section 162(m) of the Internal Revenue Code (the “Code”)—generally, the Named Executive Officers from year to year—the executive’s aggregate compensation which is subject to Section 162(m) exceeds $1 million, and the executive does not defer the excess under the Merck & Co., Inc. Deferral Program. Mr. Clark is paid more than $1 million in base salary but he defers a portion into the Deferral Program and will receive distribution in a future year or years when it will be deductible to the Company. No other employee received base salary in excess of $1 million in 2006.

Base salary is the only element of compensation that is used in determining the amount of contributions permitted under the Company’s Employee Savings and Security Plan (the “401(k) Plan”).

EIP Awards

Amounts shown as Non-Equity Incentive Plan Compensation in the Summary Compensation Table are based on job responsibilities, with reference to the levels of total cash compensation (that is, base salary plus EIP awards) of executives at the Peer Companies. Actual EIP awards are paid at a level commensurate with performance against objectives. Individual EIP awards are determined with reference to Company-wide, division, area, team and individual goals, based on measures that permit comparisons with competitors’ performances, if appropriate, and internal targets set at the start of each fiscal year.

As approved by the Board, the Company Scorecard for 2006 contained more than 40 specific measures and associated targets in order to begin the realization of the Company’s strategy. Achieving the target performance for all measures would yield a score of 100 points. Consistent with the Company’s new Strategy Map, which is focused on reclaiming our leadership in the discovery, development and commercialization of innovative medicines and vaccines that are highly valued by patients, providers and payers for their unparalleled contributions to healthcare, there were four sections in the 2006 Company scorecard:

Category	Target Points	Earned Points
Financial Outcomes	55	62.0
Internal Business Drivers	20	20.1
Customer Outcomes	15	16.0
People & Culture	10	9.6
Total	100	107.7

The Company Scorecard is calibrated so that results typically fall in the range of 80 to 120 points, commensurate with performance. However, results below 80 points are possible if performance is significantly below expectations.

The Strategy Map emphasizes:

•	Financial Outcomes, which refers to maximizing shareholder value by growing revenue, optimizing cost structure, growing earnings, and maximizing pipeline value.

•

Internal Business Drivers, which refers to building an effective and efficient business model by focusing on selected therapeutic clusters and reestablishing Merck’s scientific leadership; designing a future R&D model and implementing a customer-driven, end-to-end product lifecycle process; evolving to a new commercial model and investing in emerging markets; and creating a lean and flexible business model.

•	Customer Outcomes, which refers to becoming an industry leader in delivering value to customers by focusing on safety, efficacy, patient care solutions and pharmacological value.

•	People and Culture, which refers to creating a high-performance organization by fostering a high-performance culture, developing transformational leaders and “building the talent to win.”

The Company also uses scorecards for assessing divisional performance. Like the Company Scorecard, results typically fall in the range of 80 to 120 points, commensurate with performance.

In determining EIP awards for executive officers, the executive’s annual base salary is multiplied by the target EIP award percentage. The resulting amount is then multiplied by the combined scorecard result (i.e., an average of the Company and division results converted to a percentage). For example, if the Company result is 107.7 and an executive’s divisional result is 102.3, then the combined result is 105.0 and the multiplier is therefore 105.0%. The CEO’s only scorecard result is for the Company. This calculation provides a target EIP award adjusted for scorecard results, as shown in the following table. The CEO’s recommendations to the Compensation and Benefits Committee for EIP awards also take into account the individual accomplishments for each executive as reflected by their PPG. The approved EIP awards for the Named Executive Officers, as determined under this process, are shown in the far right column. The CEO’s EIP award was decided solely by the Compensation and Benefits Committee and approved by the Board of Directors.

Named Executive Officer*	Annual Base Salary	Target EIP Award (%)	Target EIP Award ($)		Overall Scorecard Result		Target EIP Award ($) Adjusted for Scorecard Result		Actual (Approved) EIP Award
R. Clark	$1,200,000	115%	$1,380,000		107.7		$1,486,260		$1,800,000
J. Lewent	834,756	95%	793,018		110.3		874,303		875,000
P. Kim	831,600	100%	831,600		107.5		893,970		900,000
D. Anstice	690,108	95%	655,603		106.4		697,725		700,000
P. Loescher	1,100,004	105%	NA	**	NA	**	NA	**	1,300,000	**

*	No amount is shown for Mr. Wold-Olsen and Dr. Sheares because they are no longer eligible for EIP Awards.

**	Guaranteed to be at least 118% of annual base salary for 2006 only.

The Committee believes that EIP awards paid to executive officers for 2006, in aggregate, were consistent with the level of accomplishment and appropriately reflected Company performance. In deciding Mr. Clark’s EIP award, the Committee noted the significant business and leadership contributions that he made to the Company in 2006.

In early 2007, the Compensation and Benefits Committee approved a new methodology for determining EIP awards. For executive officers (as well as other senior management employees), there will now be two components with specific weightings; 70% of the award will be determined by Company performance as reflected by the Company scorecard and 30% will be determined by individual performance as reflected by PPGs. Payouts may range from 50% to 200% of target to the Company component and 0% to 200% of target for the individual component. In addition, the resulting calculation may be modified higher or lower based on the individual’s performance against the Company’s new leadership standards. No EIP award will be paid to an individual if Company or individual performance is below minimum performance expectations. The new methodology is intended to reinforce “One Merck,” create a better line of sight between results and rewards, and underscore the importance of leadership in driving transformation.

The Company intends that executive officer compensation be fully deductible for federal income tax purposes, taking into account Section 162(m), provided that other compensation objectives are met. EIP awards paid to executive officers under the stockholder-approved Executive Incentive Plan generally are deductible for federal income tax purposes because they qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. However, as an enticement to leave his former employer and join the Company, Mr. Loescher was guaranteed an EIP award of at least 118% of annual base salary (which equates to $1,298,005) for 2006, his first performance year, which would not qualify as performance-based and therefore will not be deductible as performance based. The Company believes that the need to provide adequate assurances to Mr. Loescher in connection with his acceptance of our offer of employment was paramount, and the requirements of Section 162(m) under the circumstances were not consistent with that objective.

EIP awards are included in determining an employee’s retirement benefits in the year paid whether or not deferred into the Deferral Program (as more fully described under Nonqualified Deferred Compensation beginning on page 46).

Bonus Awards

As a new hire in 2006, Peter Loescher was provided with a sign-on bonus of $250,000. This bonus was part of the offer made to attract Mr. Loescher, recognizing that he was then president and chief executive officer of GE Healthcare Bio-Sciences, a global medical diagnostics and life sciences business headquartered in the United Kingdom with $3 billion in sales and 10,000 employees.

In addition, Per Wold-Olsen and Bradley Sheares were paid $680,000 and $550,000, respectively, as part of a larger separation package in connection with their separation from the Company.

Long-Term Incentives

Long-term incentive (“LTI”) grants to executive officers are based on job responsibilities and potential for individual contribution, with reference to the levels of total direct compensation (total cash compensation plus the value of LTI) of executives at the Peer Companies. When it makes grants, the Committee also considers previous LTI grants. As with the determination of base salaries and EIP Awards, the Committee exercises judgment and discretion in view of the above criteria and its general policies.

The Company provides performance share units (“PSUs”) and/or restricted stock units (“RSUs”) to certain employees, including the Named Executive Officers. The combination of stock-based incentives is intended to benefit stockholders by enabling the Company to better attract and retain top talent in a marketplace where such incentives are prevalent. PSUs closely align senior management with the Company’s achievement of longer-term financial objectives that enhance stockholder value.

In 2006, the Committee increased the LTI grant guidelines by 20% for executive officers and certain other management employees. This increase was made to ensure that the Company’s compensation levels are sufficiently competitive in order to be able to attract, retain and motivate the highly qualified employees necessary to achieve the Company’s objectives. The 20% increase was based on competitive need on the basis of LTI alone and as part of total direct compensation. The LTI guidelines continued to be expressed in number of shares (rather than financial value). The last time the Company reset the LTI grant guidelines prior to the 20% increase was in 1999.

The Committee in 2006 also approved a revision to the proportion of stock options, PSUs and RSUs for senior management employees. The PSUs were set at 30% of the LTI grant. The Named Executive Officers except the CEO were offered a choice between (a) 70% stock options and (b) 40% stock options and 30% RSUs for the remainder of the LTI grant. All planning was denominated in stock options, with a 4-to-1 “exchange ratio” between options and share units. (The ratio used for LTI grants in 2004 and 2005 was 3-to-1; the Company changed the ratio for the grant in 2006 in order to better reflect the decreased value of options relative to share units on a trend basis. Specifically, the five-year average Black-Scholes ratio of Merck stock options had declined from about 32% to 26% since Merck began granting share units.) For example, the CEO was planned for LTI at 600,000 (his target denominated in stock options), which translated into a stock option grant of 240,000 shares (600,000 * 40%); an RSU grant of 45,000 (600,000 * 30% ÷ 4) and a PSU grant also of 45,000 shares. (The LTI proportion for the CEO was decided by the Board and not subject to choice by the CEO.) The target LTI for Dr. Kim was 240,000 (denominated in stock options); the target LTI for the remaining Named Executive Officers was 156,000. (Mr. Loescher had not joined Merck as of the time of the annual LTI grant).

Senior management globally (about 240 employees), including Mr. Clark and all other executive officers, received stock options, PSUs and, if elected, RSUs. Certain other management employees received stock options and, if elected, RSUs. All other employees, except U.S.-based employees covered by collective bargaining agreements, were considered for stock options only.

LTI grants have no effect on the amount of an employee’s retirement benefits.

•	Stock Options

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value on grant date. Under the stockholder-approved Incentive Stock Plan, the Company may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Company does not grant stock options with a so-called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Stock options granted since 2002 are exercisable in equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date.

Because a financial gain from stock options is only possible after the price of Merck common stock has increased, the Company believes grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of Merck common stock, which benefits all Merck shareholders.

No Backdating or Spring Loading:    Merck does not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Merck’s options are granted at fair market value on a fixed date or event (such as the first Friday following an employee’s hire), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation and Benefits Committee. The Company’s general practice is to grant options only on the annual grant date and on a specified date each quarter, although there are occasions when grants have been made on other dates. The Company is working to eliminate “off cycle” grants to the extent possible.

Fair market value has been consistently determined as the average of the high and low on the New York Stock exchange on the grant date. Starting in 2007, fair market value will be determined as the closing price on the grant date. In order to ensure that its exercise price fairly reflects all material information—without regard to whether the information seems positive or negative—every grant of options is contingent upon an assurance by the Company’s General Counsel that the Company is not in possession of material undisclosed information. If the Company is in possession of such information, grants are suspended until the second business day after public dissemination of the information. In certain countries outside the United States, a higher, but not lower, grant price may be used to satisfy provisions of local applicable law.

Grants were made to the Named Executive Officers as part of an annual process that encompasses in excess of 50,000 Company employees worldwide. In 2006—and consistent with the process in place for every year since 2000—annual grants of options described in the Summary Compensation Table were made by the Compensation and Benefits Committee of the Board to the Named Executive Officers as of the first Friday following the Board’s meeting on the last Tuesday in February. The Company also routinely makes quarterly grants, on a selective basis, to other Company employees on the first business day of February, May, August and November. In addition, pursuant to his offer letter, Peter Loescher received options to purchase 175,000 shares of Merck common stock on May 5, 2006, which was the first Friday following his first day of employment. The stock option grant vests in equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date.

Except for stock options granted as part of the regular annual process and the stock options granted to Mr. Loescher, no option grants were made to the Named Executive Officers in 2006.

•	Share Units

PSU and RSU grants provide for the payout of shares of Merck Common Stock, generally in three years, if the recipient has met certain continued service requirements.

PSUs.    PSU payouts are contingent on the Company’s performance against a pre-set objective or set of objectives. The performance period for all PSUs granted through January 31, 2007 is three years. The payout range is a number of shares equal to 0 percent to 200 percent of the number of target shares covered by the PSU grant. Payouts generally depend on earnings per share (EPS) growth compared to other leading healthcare companies over the three-year award period. No dividends or dividend equivalents are paid during or after the award period. As of January 31, 2007, the Company had made three PSU grants, in 2004, 2005 and 2006. For the 2006 PSU grant, EPS growth will be calculated (on a percentage basis) and a rank will be determined for Merck and each company in the peer group. At the end of the performance period, the three annual ranks will be averaged for each company. Merck’s final rank will be determined by its three-year average rank within the peer group. The payout will then be determined according to the following table.

Final Rank	1	2	3	4	5	6	7	8	9	10	11	12
Payout	200%	180%	160%	140%	120%	100%	80%	60%	40%	0%	0%	0%

The Committee may adopt different performance measures for PSU grants from time to time, as it deems appropriate at the time of each grant. PSUs focus management’s attention on earnings per share and create additional alignment between employees and shareholders. Additional information regarding PSUs is provided under Grants of Plan-Based Awards beginning on page 36 and Outstanding Equity Awards beginning on page 38.

Payouts of all PSUs granted in 2006 to executive officers under the stockholder-approved Incentive Stock Plan are expected to be fully deductible for federal income tax purposes because they qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

RSUs.    As part of the 2006 annual LTI grant process, executives and certain other management employees could elect to receive one RSU in lieu of receiving four options for a portion of their annual grant (if any). The election is made several months before the amount of any person’s LTI grant is determined. The replacement ratio was decreased to four options to one RSU for the 2006 annual grant to reflect a decrease over time in the value of an option relative to an RSU. Prior to 2006, the replacement ratio was three options for one RSU.

The Company also grants RSUs to employees under special circumstances outside of the annual LTI process. Grants under its Leader Shares program are made from time to time to selected employees in connection with talent management objectives, giving particular attention to employees’ leadership potential and potential future contributions in achieving critical business goals and objectives. For example, on the same day as the annual grant, Dr. Kim was granted 32,500 Leader Shares. All Leader Share grants vest in their entirety three years after grant date (earlier in the case of a separation or retirement).

The Company may also grant RSUs, as deemed appropriate, in new-hire situations. As part of his employment offer, Mr. Loescher was granted 80,000 RSUs as of May 5, 2006 that vest May 5, 2009.

Dividend equivalents are paid on RSUs. RSUs generally do not qualify as performance based compensation under Section 162(m) of the Internal Revenue Code, and so may not be deductible to the extent that when they vest, their fair market value when aggregated with a Named Executive Officer’s other aggregate compensation which is subject to Section 162(m) exceeds $1 million, and the executive does not defer the excess under the Merck & Co., Inc. Deferral Program.

Stock Ownership Guidelines

In addition to aligning interests between employees and shareholders through potential stock ownership, the CEO and other senior management globally are expected to acquire and hold Merck Common Stock in an amount representing a multiple of base salary. There are four tiers within senior management globally covered by the guidelines. For the CEO, the multiple is ten; for the second tier (including all other Named Executive Officers), the multiple is five; and for the remaining two tiers, depending on level of position, the multiple is either two and one-half or one. Furthermore, until those multiples are reached, these employees are expected to hold a proportion of shares that may be purchased with the net gain from the exercise of stock options or that may be paid by the Company in connection with PSU and/or RSU grants, after deducting the exercise price (for stock options only), taxes and transaction costs. For the CEO, the proportion is 70 percent; for the second tier (including all other Named Executive Officers), the proportion is 60 percent; and for the remaining two tiers, depending on level of position, the proportion is either 50 percent or 40 percent.

Derivatives Trading.    The Company grants stock-based incentives in order to align the interests of Merck’s employees with those of its stockholders. Accordingly, the Company strongly discourages executive officers from buying or selling derivative securities related to Merck common stock such as puts or calls on Merck Common stock since such securities may diminish the alignment that the Company is trying to foster. Company-issued options are not transferable during the executive’s life, other than certain gifts to family members (or trusts, partnerships, etc. that benefit family members). PSUs and RSUs are not transferable while the executive is alive under any circumstances.

Return of Incentive Compensation by an Executive.    In 2007, the Compensation and Benefits Committee adopted the following policies to address the possibility that incentive compensation may be provided to certain executives, including Named Executive Officers, based on financial results that may become the subject of a significant restatement. For performance year 2007 and thereafter, in the case of a significant restatement of financial results caused by executive fraud or willful misconduct, the Board will

•	Review the annual bonus compensation received by executives with respect to the performance period which occurred during the restatement period;

•	Recalculate the Company’s results for any performance period with respect to PSUs that included a performance period which occurred during the restatement period; and

•	Seek reimbursement from the executive(s) whose fraud or willful misconduct was a cause of the restatement of that portion of

•	the annual bonus that was based on the erroneous financial results and received by the executive within 18 months of the restatement; and

•	the payout of the PSU that was based on the erroneous financial results and received by the executive within 18 months of the restatement.

For these policies, “executives” means executive officers as defined under the Securities Exchange Act of 1934, as amended, and includes the Named Executive Officers.

The Audit Committee of the Board will determine whether a financial restatement is significant and will make an initial determination of the cause of the restatement. If the Audit Committee determines that fraud or willful misconduct may have been a factor causing the restatement, the Audit Committee will appoint an independent investigator whose decision will be final and binding to determine if an executive’s fraud or willful misconduct was a cause of the restatement. These policies do not apply to restatements that the Audit Committee determines are

•	Required or permitted under generally accepted accounting principles (“GAAP”) in connection with the adoption or implementation of a new accounting standard; or

•	Caused by the Company’s decision to change its accounting practice as permitted under GAAP.

For years before 2007, the Board will apply the above policies to the extent permitted by applicable law.

Benefits

As salaried, U.S.-based employees, the Named Executive Officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain its workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. Pension and savings plans help employees, especially long-service employees, save and prepare financially for retirement.

Merck’s qualified 401(k) Plan allows highly compensated employees to contribute up to 15 percent of their base salary, up to the limits imposed by the Internal Revenue Code—$225,000 for 2007—on a pre- or after-tax basis. The Company provides a 75 percent match on the first 6 percent of employee contributions, which vests immediately. Participants choose to invest their account balances from an array of investment options as selected by plan fiduciaries from time to time, plus a Company stock fund. The 401(k) Plan is designed to provide for distributions in a lump sum or up to 10 installments after termination of service. However, loans—and in-service distributions under certain circumstances such as a hardship, attainment of age 59 1/2 or a disability—are permitted. Named Executive Officers and other senior level executives also may defer EIP and Annual Incentive Plan Awards, base salary, PSUs and RSUs into the Merck Deferral Program described under Nonqualified Deferred Compensation beginning on page 46. The Company does not make contributions to the Deferral Program.

The pension plans are more fully described under Retirement Plan Benefits beginning on page 43. The Supplemental Retirement Plan (“SRP”) provides benefits that would be provided under the Retirement Plan for the Salaried Employees of Merck & Co., Inc. (the “Qualified Retirement Plan”) but for the limits imposed on similar plans by the Internal Revenue Code. In addition, the SRP—rather than the Qualified Retirement Plan—includes in Final Average Compensation (one of the factors for the amount of benefit) compensation that is deferred into the Merck Deferral Program. The SRP provides a $50,000 minimum benefit to certain employees subject to mandatory retirement, but no Named Executive Officer is expected to benefit from that minimum. The only other difference between the Qualified Plan and the SRP is that additional credited service was provided for certain employees subject to mandatory retirement, a feature which was deleted for future accruals, effective in 1995. Ms. Lewent is the only Named Executive Officer who might benefit from this legacy provision.

Perquisites

Merck’s Named Executive Officers, along with other senior management employees, are provided a limited number of perquisites whose primary purpose is the Company’s desire to minimize distractions from the executives’ attention to important Merck initiatives. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

The Company provides the following, all of which are quantified in the Summary Compensation Table on page 33.

•

Reimbursement for financial counseling and tax preparation. The value is taxable to executives, and is limited to $12,500 for the first year of participation and $10,000 per year thereafter. This perquisite is intended to encourage executives to engage knowledgeable experts to assist with financial and tax planning.

•

Limited personal use of Company aircraft if approved by the Chief Executive Officer. The Company believes that this benefit provides better security for executives and allows executives to devote additional time to Merck business.

•	An executive’s spouse may accompany the executive, in which case the spouse’s personal use of the aircraft is considered a personal benefit to the executive.

•	When Company aircraft is used, the amount of personal use is based on the aggregate incremental per-hour cost to the Company based on the flight time flown from origination to destination.

•	When an aircraft is leased, the charge reflects the cost to charter the aircraft.

•	This benefit generally is taxable to the executives.

•	Limited personal use of Company limousine services. The Company believes that this benefit provides better security and allows executives to devote additional time to Merck business.

•	An executive’s spouse may accompany an executive, in which case the spouse’s personal use is considered a personal benefit to the executive.

•	The value is based on either

•	The recipient’s cost if equivalent assets were used independent of the Company or

•	An allocation based on the value of the car, the value of the gasoline used, and the value of the chauffeur’s time.

•	This benefit generally is taxable to the executives.

•

Reimbursement for security alarm monitoring systems for selected executives, including Mr. Clark, Mr. Loescher and Dr. Kim. Providing this benefit allows the Company to ensure that its executives have appropriate safety measures. This benefit generally is taxable to the executives other than the CEO.

•	Physical examination by Company medical staff. The Company believes it benefits from this perquisite by encouraging its executive officers to protect their health.

In addition, Mr. Loescher will be reimbursed certain reasonable expenses associated with his move from the United Kingdom in accordance with Merck’s Relocation Policy. Through January 31, 2007, approximately $332,256 has been reimbursed under that policy for amounts including: relocation allowance, transportation of family members and household goods; house hunting trips; temporary maintenance; consulting and educational expenses; lease-breaking payments; and closing costs of residence. This amount includes a tax “gross up” of approximately $103,160 that reimburses Mr. Loescher for the taxes incurred in connection with his relocation expenses.

Amounts payable as perquisites are not included in determining an employee’s retirement benefits (as more fully described under Retirement Plan Benefits beginning on page 43).

The Company does not provide the Named Executive Officers with other perquisites such as split-dollar life insurance, reimbursement for legal counseling for personal matters, or tax reimbursement payments. The Company does not now provide loans to executive officers. It does provide other employees with relocation loans in certain circumstances. Dr. Kim, who joined the Company and became an executive officer in February 2001, received such an interest-free loan from the Company in connection with his relocation. This loan was made to Dr. Kim prior to the effective date of the prohibition of loans to executive officers under the Sarbanes-Oxley Act of 2002, and was grandfathered under that Act. During 2006, the largest aggregate amount outstanding under the loan was $75,000. Pursuant to its terms, the loan was forgiven, with tax paid by Dr. Kim over its five-year period, and the arrangement ended during 2006.

Separation and Change in Control Arrangements

The Named Executive Officers are eligible for the benefits and payments if employment terminates in a Separation or if there is a Change in Control, as described under Potential Payments on Termination or Change in Control beginning on page 48.

Separation Benefits.    The Separation Benefits Program covers regular full- and part-time non-unionized U.S. employees whose employment is terminated by the Company due to reorganization or reduction in workforce (i.e., a “Separation”). Until 2006, the plan had covered all employee levels except the most senior executive level of the Company (including all Named Executive Officers). In 2006, the Company extended its Separation Benefits Program to those senior executives on the terms previously provided to certain other high-level management employees. The extension was intended to facilitate extensive reorganization efforts Merck is undertaking to ensure that it has the right personnel to guide it in the competitive marketplace in which it operates.

The Separation Benefits Program provides severance payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated employee to find another job. The payments and other benefits are provided because the Company considers a Separation to be a Company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. Separation benefits are intended to ease the consequences to an employee of an unexpected termination of employment. The Company benefits by requiring a general release from separated employees. In addition, the Company may request non-compete and non-solicitation provisions in connection with individual separation agreements. Severance payments are not included in determining an employee’s retirement benefits (as more fully described under Retirement Plan Benefits beginning on page 43).

The Company considers it likely that it will take more time for higher-level employees to find new employment, and therefore senior management generally are paid severance for a longer period. The Separation Benefits Program also provides an amount measured by previous annual bonuses to recognize the separated employee’s efforts undertaken during the year during the time he or she was employed by the Company. It also provides different levels of protection from a pension and health and welfare benefit perspective, taking into account a person’s age and service and also whether or not he or she is then eligible to retire. Additional payments may be permitted in some circumstances as a result of negotiations with executives, especially where the Company desires particular nondisparagement, cooperation with litigation, noncompetition and nonsolicitation terms. For example, in connection with reorganizations implemented in 2006, the Company entered into agreements specifying severance pay and benefits with Mr. Anstice, whose employment continues, and Mr. Wold-Olsen and Dr. Sheares, whose employment has ended. See Individual Agreements under the Potential Payments on Termination or Change in Control beginning on page 52 for additional information.

Change in Control.    The Board adopted the Change in Control Separation Benefits Plan in 2004. The Board adopted the plan as part of its ongoing, periodic review of the Company’s compensation and benefits programs and in recognition of the importance to the Company and its shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. A properly designed change in control program protects shareholder interests by enhancing employee focus during rumored or actual change in control activity through:

•	Incentives to remain with company despite uncertainties while a transaction is under consideration or pending;

•	Assurance of severance and benefits for terminated employees; and

•	Access to equity components of total compensation after a change in control.

Merck stock options, RSUs and PSUs generally vest upon a change in control, either in whole or in part (as fully described under Change in Control beginning on page 54). The remainder of benefits generally requires a change in control, followed by a termination of an executive’s employment. In adopting the so-called “single” trigger treatment for equity vehicles, the Company was guided by three principles:

•	Be consistent with current market practice among pharmaceutical peers. All but one of the Peer Companies have change in control protection and all provide for single trigger equity vesting.

•	Keep employees relatively whole for a reasonable period but avoid creating a “windfall.”

•	Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity grants.

•

Single trigger vesting provides employees with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the deal.

•

The Company that made the original equity grant will no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company’s future success.

•	Single trigger vesting on performance-contingent equity, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

•	Support the compelling business need to retain key employees during uncertain times.

•

A single trigger on equity vesting can be a powerful retention device during change in control discussions, especially for more senior executives where equity represents a significant portion of their total pay package.

•	A double trigger on equity provides no certainty of what will happen when the transaction closes.

As shown under Change in Control beginning on page 54, the Company will provide gross-ups for the Named Executive Officers from any taxes due under Section 4999 of the Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Company determined that 4999 gross up payments are appropriate for the Company’s most senior level executives.

Compensation Committee Report

The Compensation and Benefits Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation and Benefits Committee recommended to the Company’s Board of Directors that the CD&A be included in these Proxy Materials. These events occurred before Mr. Harrison and Ms. Tatlock were added to the Committee.

Compensation and Benefits Committee

Lawrence A. Bossidy
(Chairperson)

Johnnetta B. Cole	Peter C. Wendell
William N. Kelley

The following table summarizes the compensation of the Named Executive Officers for the fiscal year end December 31, 2006. The Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount in column (h)). In addition, two additional officers whose employment ended in 2006 are included because their compensation exceeds that of other Named Executive Officers.

Summary Compensation Table

for Fiscal Year End December 31, 2006

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)(2)	Stock Awards ($) (e)(3)	Option Awards ($) (f)(4)	Non-Equity Incentive Plan Compensa- tion ($) (g)(5)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($) (h)(6)	All Other Compensa- tion ($) (i)(7)	Total ($) (j)
Richard T. Clark, Chief Executive Officer and President	2006	$1,183,334	-0-	$2,359,616	$2,425,584	$1,800,000	$2,257,670	$210,536	$10,236,740

Judy C. Lewent, Executive Vice President and Chief Financial Officer	2006	828,130	-0-	735,135	966,444	875,000	673,032	101,053	4,178,794

Peter S. Kim, Ph.D., President, Merck Research Laboratories	2006	821,334	-0-	1,697,749	860,070	900,000	147,507	319,240	4,745,900

David W. Anstice, Executive Vice President, Strategy Initiatives	2006	686,758	-0-	180,900	1,306,859	700,000	496,508	1,070,095	4,441,120

Peter H. Loescher, President, Global Human Health	2006	733,336	250,000	609,778	269,742	1,300,000	36,090	452,651	3,651,597

Per Wold-Olsen	2006	518,137	680,000	174,195	1,248,449	0	576,283	1,395,007	4,592,071

Bradley T. Sheares	2006	483,337	550,000	1,048,508	811,871	0	389,605	1,112,299	4,395,620

(1)	Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Deferral Program.

(2)	Bonuses include amounts paid as sign on bonus for Mr. Loescher and amounts paid to Mr. Wold-Olsen and Dr. Sheares in connection with their separations from employment. Amounts paid under the Company’s Executive Incentive Plan are reported in Column (g) as “Non-Equity Incentive Plan Compensation.”

(3)	Represents the compensation costs of RSUs and PSUs for financial reporting purposes for the year under FAS 123R, rather than an amount paid to or realized by the Named Executive Officer. See Note 14. “Share-Based Compensation Plans” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2006 (the “10-K”) for the assumptions made in determining FAS 123R values. The FAS 123R value as of the grant date for RSUs and PSUs is spread over the number of months of service required for the grant to become non-forfeitable. For retirement eligible grantees (Messrs. Clark, Anstice and Wold-Olsen, and Ms. Lewent) the entire amount is expensed in the year of grant. In addition, ratable amounts expensed for grants that were granted in prior years are included—that is, amounts in respect of grants made in 2004 and 2005. For Dr. Sheares, all unvested amounts were recognized in 2006 because he became retirement eligible during 2006 as a result of his separation. There can be no assurance that the FAS 123R amounts will ever be realized.

(4)	Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123R, rather than an amount paid to or realized by the Named Executive Officer. See Note 14. “Share-Based Compensation Plans” to the Company’s consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123R values. The FAS 123R value as of the grant date for options is spread over the number of months of service required for the grant to become non-forfeitable. For retirement eligible grantees the entire amount is expensed in the year of grant. In addition, ratable amounts expensed for grants that were granted in prior years are included—that is, amounts in respect of grants made in 2001, 2003, 2004 and 2005. For Dr. Sheares, all unvested amounts were recognized in 2006 because he became retirement eligible during 2006 as a result of his separation. There can be no assurance that the FAS 123R amounts will ever by realized.

(5)	Represents amounts paid under the Company’s Executive Incentive Plan during 2007 in respect of service performed in 2006. Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the Merck Deferral Program.

(6)	Amounts shown are solely an estimate of the increase in actuarial present value of the Named Executive Officer’s age 65 accrued benefit under the Company’s retirement plans for 2006. Assumptions are further described under Retirement Plan Benefits on page 43. No amount is payable from the plans before a participant attains age 55 (except in the case of a disability retirement). There can be no assurance that the amounts shown will ever be realized by the Named Executive Officers.

Column (h) also reports the amount of above market earnings on compensation that is deferred outside of tax-qualified plans such as the 401(k) Plan. No amount is reported because above market rates are not possible under the Deferral Program, the only such plan at Merck.

(7)	See All Other Compensation chart below for amounts, which include perquisites, dividend equivalents and Company match on employee contributions to the Employee Savings and Security Plan, the Company’s 401(k) plan.

All Other Compensation—2006

NEO	Financial Counsel. & Tax Prep.		Aircraft	Commut -ing	Security Alarm Monitoring System	Relo- cation Expenses		Forgiven Interest on Loan	Forgiven Loan	Dividend Equivalents (1)	Accrued Severance		Savings Plan Company Match	TOTAL
R. T. Clark	$0		$30,878	$16,055	$373	$0		$0	$0	$153,330	$0		$9,900	$210,536
J. C. Lewent	0		27,283	10,994	1,417	0		0	0	51,459	0		9,900	101,053
P. S. Kim	10,000		12,490	2,812	0	0		2,000	75,000	207,038	0		9,900	319,240
D. W. Anstice	10,000		257	2,701	0	0		0	0	17,100	1,030,137	(3)	9,900	1,070,095
P. H. Loescher	0		495	4,982	44,243	332,256	(2)	0	0	60,800	0		9,875	452,651
Per Wold-Olsen	95,000	(4)	0	0	0	183,153	(2)	0	0	61,748	1,045,206	(3)	9,900	1,395,007
B. T. Sheares	20,000	(5)	11,202	2,835	326	0		0	0	93,036	975,000	(3)	9,900	1,112,299

(1)	Dividend equivalents paid during 2006 on RSUs that have not vested.

(2)	The amounts include amounts paid or accrued during 2006 in connection with the relocation to the United States for Mr. Loescher in connection with his commencement of employment and from the United States for Mr. Wold-Olsen whose employment ended. Further details are included in the chart below.

(3)	Amount represents severance the Company accrued in 2006 due to the agreement described under Potential Payments on Termination or Change in Control beginning on page 48.

(4)	Amount represents amounts paid or accrued (up to $10,000 financial counseling for each of two years and $75,000 tax service until 2009) as described under Potential Payments on Termination or Change in Control beginning on page 48. Actual amount paid in 2006 was $58,750.

(5)	Amount represents amounts paid or accrued (up to $10,000 financial counseling for each of two years) described under Potential Payments on Termination or Change in Control beginning on page 48. Actual amount paid in 2006 was $10,000.

	Detail of Relocation Expenses—2006
	Loescher	Wold-Olsen
Relocation Expenses:
Relocation allowance	$15,000	—
Family transport	24,976	$3,153
Household goods transport	52,165	15,000
House hunting	3,933	—
Appliance replacement	6,000	—
Temp. Maintenance	23,552	—
Spousal allowance	5,000	—
Education consultant	23,835	—
Cross cultural training	5,750	—
Destination Services	4,950	—
Lease breaking	29,568	—
Storage	2,733	—
Tax Gross-Up	103,160	—
Closing cost & home purchase	31,634	165,000

Total	$332,256	$183,153

The following table provides information on stock options, restricted stock units and performance stock units granted in 2006 to each of the Company’s Named Executive Officers. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever by realized. The amount of these awards that were expensed in 2006 is shown in the Summary Compensation Table on page 33.

Grants of Plan-Based Awards

for Fiscal Year End

December 31, 2006

	Grant Date (b)	Board approval date (c)	Estimated Future Payouts Under Non-Equity Incentive Plan Target ($) (d)		Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#) (h)		All Other Option Awards: Number of Securities Under- lying Options (#) (i)		Exercise or Base Price of Option Awards ($/Sh) (j)		Closing Price on Grant Date ($) (k)		Grant Date Fair Value of Stock and Option Awards ($) (l)

Name (a)					Threshold (#) (e)		Target (#) (f)		Maximum (#) (g)
Richard T. Clark	3/3/06	2/28/06			18,000	(1)	45,000	(1)	90,000	(1)									$1,579,050	(1)
	3/3/06	2/28/06									45,000	(2)							1,579,050	(2)
	3/3/06	2/28/06											240,000	(3)	$35.09	(3)	$35.19	(3)	1,687,200	(3)
			$1,380,000	(4)

Judy C. Lewent	3/3/06	2/28/06			4,500	(1)	11,250	(1)	22,500	(1)									394,763	(1)
	3/3/06	2/28/06									11,250	(2)							394,763	(2)
	3/3/06	2/28/06											60,000	(3)	35.09	(3)	35.19	(3)	421,800	(3)
			793,000	(4)

Peter S. Kim	3/3/06	2/28/06			7,200	(1)	18,000	(1)	36,000	(1)									631,620	(1)
	3/3/06	2/28/06									18,000	(2)							631,620	(2)
	3/3/06	2/28/06									32,500	(5)							1,140,425	(5)
	3/3/06	2/28/06											96,000	(3)	35.09	(3)	35.19	(3)	674,880	(3)
			831,600	(4)

David W. Anstice	3/3/06	2/28/06			4,200	(1)	10,500	(1)	21,000	(1)									368,445	(1)
	3/3/06	2/28/06											98,000	(3)	35.09	(3)	35.19	(3)	688,940	(3)
			655,600	(4)

Peter H. Loescher	5/5/06	2/28/06			-0-	(1)	-0-	(1)	-0-	(1)
	5/5/06	3/15/06									80,000	(2)							2,744,000	(2)
													175,000	(3)	34.30	(3)	34.48	(3)	1,214,500	(3)
			1,155,000	(4)

Per Wold-Olsen	3/3/06	2/28/06			4,200	(1)	10,500	(1)	21,000	(1)									368,445	(1)
	3/3/06	2/28/06											98,000	(3)	35.09	(3)	35.19	(3)	688,940	(3)
			0	(4)

Bradley T. Sheares	3/3/06	2/28/06			4,200	(1)	10,500	(1)	21,000	(1)									368,445	(1)
	3/3/06	2/28/06									10,500	(2)							368,445	(2)
	3/3/06	2/28/06											56,000	(3)	35.09	(3)	35.19	(3)	393,680	(3)
			0	(4)

(1)

Performance Share Units are phantom shares of Merck Common Stock that vest over time in an amount depending on performance criteria. The amount of actual shares of Merck Common Stock that will be payable for the 2006 grants depends on the Company’s earnings per share (“EPS”) growth compared to 11 other leading healthcare peer companies over a three-year period. The Company granted target awards to eligible executives for the award period beginning January 1, 2006. During each year of the award period, EPS growth will be calculated for the Company and each peer company. The companies will then be ranked by EPS growth, from one (highest) to 12. After the end of the award period, the rank of each company will be averaged for the three years, and that result will again be ranked from one to 12 to determine the final rank. The Company’s final rank is associated with a predetermined percentage to be applied to the target award (column (f)). If the Company’s final rank is 1, Maximum (column (g))—equal to 200 percent of Target—will be paid. If the Company’s final rank is 6, Target will be paid. If the Company’s final rank is 9, the threshold amount (column (e)), or 40% of Target, will be paid. No amount will be paid if the Company’s final rank is lower than nine. Change in control protections are described under Change in Control beginning on page 54. Column (l) shows the grant date FAS 123R value for the PSUs. See Note 14. “Share-Based Compensation Plans” to the Company’s consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123R values.

PSUs held by a retirement-eligible participant (Messrs. Clark, Anstice, and Wold-Olsen, Dr. Sheares and Ms. Lewent) are forfeited if retirement occurs within six months of grant, but otherwise a pro-rata portion—based on the number of completed months of service during the award period—will be payable at the same time as active grantees are paid. If a grantee dies, a pro-rata portion of Target is payable to the estate soon after the grantee dies. If a grantee’s employment is terminated by the Company due to elimination of the grantee’s job, or the sale of his or her subsidiary, division or joint venture (a “Separation”), a pro-rata portion of the grant is distributable at the same time as active grantees, and the remainder is forfeited. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited.

All PSUs have a grant date per-PSU FAS 123R value of $35.09. There can be no assurance that any amount will be paid in respect of PSUs.

(2)	Restricted stock units are phantom shares of Merck Common Stock that vest and are payable as shares of Merck Common Stock after the Restricted Period—i.e. between grant and the third anniversary of their grant (or a change in control of the Company, if earlier). Dividend equivalents are paid during the Restricted Period.

RSUs held by a retirement-eligible participant are forfeited if retirement occurs within six months of grant, but otherwise will be payable as if employment had continued. If a grantee dies during the Restricted Period, a pro rata portion is distributed to his or her estate. If a grantee’s employment is terminated by the Company in a Separation (as described in (1) above), a pro-rata portion of the grant is distributable soon after the separation date, and the remainder is forfeited. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited. Column (l) shows the grant date FAS 123R value for the RSUs. The per-RSU FAS 123R value was $35.09 for all RSUs other than Mr. Loescher’s grant, which was $34.30 per RSU. See Note 14. “Share-Based Compensation Plans” to the Company’s consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123R values. There can be no assurance that the value on distribution will equal the FAS 123R value.

(3)	Options allow the grantee to purchase a share of Merck Common Stock for the fair market value of a share of Merck Common Stock on the grant date. Options become exercisable in equal installments on the first, second and third anniversaries of the grant date. Certain executives, including those named above, may transfer options to immediate family members, family partnerships and family trusts.

Options held by retirement-eligible participants who retire continue as if employment had continued. The options of grantees who die vest in their entirety and expire on the earlier of the day before the third anniversary of death, or the original expiration date. If a grantee’s employment is terminated by the Company in a Separation (as described in (1) above), all options vest and expire the day before the second anniversary of the separation date. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, options that are then vested expire within three months of termination and unvested options expire immediately.

The exercise price of all options granted in 2006 equals the average of the high and low of Merck Common Stock on the grant date, so the exercise price of the stock options as reported under column (j) was less than the closing price of Merck Common Stock on the grant date as reported under column (k).

Column (l) represents the aggregate FAS 123R values of options granted during the year. The per-option FAS 123R grant date value was $7.03 each for all options other than Mr. Loescher’s, which was $6.94 per option. See Note 14. “Share-Based Compensation Plans” to the Company’s consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123R values. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the FAS 123R value.

(4)	Amounts represent target awards under the Executive Incentive Plan, which equal a specified percentage of base salary as in effect on December 31 of the year before payment is made. The EIP does not have threshold or maximum amounts. EIP awards of up to 150% of target could be paid for extraordinary performance and amounts significantly below target could be awarded for less than adequate performance. For 2006 only, Mr. Loescher was guaranteed an EIP award of at least $1,298,004. The actual amount of the EIP awards made in 2006 was paid in the amount shown in column (g) of the Summary Compensation Table on page 33. Mr. Wold-Olsen and Dr. Sheares are no longer employed and therefore do not have target EIP awards.

(5)	Dr. Kim received a Leader Share Grant of RSUs the terms of which are identical to the RSUs described above in footnote (2) except that service must continue for at least a year (rather than six months) in the case of a retiree. Dr. Kim is not retirement eligible.

The following table shows the number of shares covered by exercisable and unexercisable options and unvested RSUs and PSUs held by the Company’s Named Executive Officers on December 31, 2006.

Outstanding Equity Awards

at Fiscal Year-End

December 31, 2006

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Richard T. Clark	73,849	(1)				$46.33	02/24/07
	42,200	(1)				49.32	06/30/07
	84,399	(1)				60.63	02/23/08
	73,849	(1)				76.84	02/22/09
	89,674	(1)				62.09	02/21/10
	89,674	(2)				75.76	03/01/11
	105,499	(3)				58.91	02/29/12
	105,499	(3)				49.96	02/27/13
	34,166	(3)	17,084			48.24	02/26/14
	14,166	(3)	28,334			31.84	02/24/15
	41,666	(3)	83,334			34.70	05/04/15
			240,000	(3)*		35.09	03/02/16
										8,542	(4)	$372,431
										7,083	(5)	308,819
										29,000	(6)	1,264,400
										22,500	(7)	981,000
										45,000	(8)*	1,962,000

										59,166	(9)	$2,579,638
										18,000	(10)*	784,800

Judy C. Lewent	147,699	(1)				$46.33	02/24/07
	147,699	(1)				60.63	02/23/08
	168,798	(1)				76.84	02/22/09
	137,149	(1)				62.09	02/21/10
	158,249	(2)				75.76	03/01/11
	158,249	(3)				58.91	02/29/12
	137,149	(3)				49.96	02/27/13
	51,666	(3)	25,834			48.24	02/26/14
	25,000	(3)	50,000			31.84	02/24/15
			60,000	(3)*		35.09	03/02/16

	Option Awards								Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
											12,917	(4)	$563,181
											12,500	(5)	545,000
											11,250	(8)	490,500

											25,000	(9)	$1,090,000
											4,500	(10)*	196,200

Peter S. Kim	131,874	(2)					$75.76	03/01/11
	137,149	(3)					58.91	02/29/12
	210,998	(3)					49.96	02/27/13
	66,666	(3)			33,334		48.24	02/26/14
	33,333	(3)			66,667		31.84	02/24/15
					96,000	(3)*	35.09	03/02/16
											15,000	(12)	$654,000
											16,667	(4)	726,681
											16,667	(5)	726,681
											50,000	(6)	2,180,000
											18,000	(8)	784,800
											32,500	(13)*	1,417,000

											33,334	(9)	$1,453,362
											7,200	(10)*	313,920

David W. Anstice	189,898	(1)					$46.33	02/24/07
	147,699	(1)					60.63	02/23/08
	137,149	(1)					76.84	02/22/09
	137,149	(1)					62.09	02/21/10
	158,249	(2)					75.76	03/01/11
	137,149	(3)					58.91	02/29/12
	137,149	(3)					49.96	02/27/13
	45,000	(3)	22,500				48.24	02/26/14
	37,500	(3)	75,000				31.84	02/24/15
			98,000	(3)*			35.09	03/02/16
											11,250	(4)	$490,500

											25,000	(9)	$1,090,000
											4,200	(10)*	183,120

Peter H. Loescher	—				175,000	(3)*	$34.30	05/04/16
											80,000	(11)*	$3,488,000

Per Wold-Olsen	126,599	(1)					$46.33	02/24/07
	147,699	(1)					60.63	02/23/08
	137,149	(1)					76.84	02/22/09
	137,149	(1)					62.09	02/21/10
	137,149	(2)					75.76	03/01/11
	137,149	(3)					58.91	02/29/12
	137,149	(3)					49.96	02/27/13
	43,332	(3)	21,668				48.24	02/26/14
	32,500	(3)	65,000				31.84	02/24/15
			98,000	(3)*			35.09	03/02/16
											10,833	(4)	$472,319

											21,666	(9)	$944,638
											4,200	(10)*	183,120

Bradley T. Sheares	12,660	(1)					$46.33	02/24/07
	12,660	(1)					60.63	02/23/08
	3,165	(1)					59.24	09/30/08
	14,770	(1)					76.84	02/22/09
	5,275	(1)					64.57	09/30/09
	36,925	(1)					62.09	02/21/10

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Bradley T. Sheares (con’t)	47,475	(2)				75.76	03/01/11
	89,674	(3)				58.91	02/29/12
	137,149	(3)				49.96	02/27/13
	50,000	(3)	25,000			48.24	02/26/14
	21,666	(3)	43,334			31.84	02/24/15
			56,000	(3)*		35.09	03/02/16
										12,500	(4)	$545,000
										10,833	(5)	472,319
										10,500	(12)*	457,800

										21,666	(9)	$944,638
										4,200	(10)*	183,120

(1)	Options granted 2/25/1997, 7/1/1997, 2/24/1998, 10/1/1998, 2/23/1999, 10/1/1999, 2/22/2000 generally vest and become exercisable on the fifth anniversary of their grant and expire on the date shown in column (f), which is the day before the tenth anniversary of their grant. Options granted to employees who are eligible to retire (generally, at least age 55 with at least 10 years of credited service under the Company pension plan or pursuant to Company-initiated separation when the employee is at least 49 with at least nine years of credited service) vest upon attainment of eligibility to retire, become exercisable on the fifth anniversary of their grant and expire not later than five years after the grantee’s retirement date. The following employees became eligible to retire as noted: Mr. Clark on April 1, 2001; Ms. Lewent on February 1, 2004; Mr. Anstice on August 1, 2003; Mr. Wold-Olsen on December 1, 2002; and Dr. Sheares on September 30, 2006. Mr. Wold-Olsen and Dr. Sheares retired September 30, 2006.

(2)	Options granted 3/02/2001 generally vest and become exercisable on the fifth anniversary of their grant and expire on the date shown in column (f), which is the day before the tenth anniversary of their grant. Options also vest upon attainment of eligibility to retire, in which case they become exercisable on the fifth anniversary of their grant and expire on the date shown in column (f).

(3)	Options granted 3/01/2002, 2/28/2003, 2/27/2004, 2/25/2005, 5/5/2005, 3/3/2006 and 5/05/2006 generally vest and become exercisable in equal installments (subject to rounding) on the first, second and third anniversary of their grants, and expire on the date shown in column (f), which is the day before the tenth anniversary of their grant. Options also vest upon attainment of eligibility to retire, in which case they become exercisable in equal installments (subject to rounding) on the first, second and third anniversary of their grants, and expire on the date shown in column (f).

(4)	Annual RSUs granted 2/27/2004 generally vest on the earlier of the third anniversary of their grant or upon the grantee’s becoming eligible to retire. Grants are payable on the third anniversary of their grant.

(5)	Annual RSUs granted 2/25/2005 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, six months from their grant. Grants are payable on the third anniversary of their grant.

(6)	Leader Share RSUs granted 2/25/2005 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, the first anniversary of their grant. Grants are payable on the third anniversary of their grant.

(7)	Special RSUs granted 5/5/2005 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, six months from their grant. Grants are payable on the third anniversary of their grant.

(8)	Annual RSUs granted 3/03/2006 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, six months from their grant. Grants are payable on the third anniversary of their grant.

(9)	Maximum (i.e., 200 percent of target) of performance share units granted during 2005 which generally vest 12/31/2007 and will be payable after final ranking which is expected to occur before third quarter, 2008. The Company’s rank for the 2005 performance award period was four out of 12. Target is associated with ranking six out of 12 over the three year performance period.

(10)	Threshhold (i.e., 40 percent of target) of performance share units granted during 2006 which generally vest 12/31/2008 and will be payable after final ranking which is expected to occur before third quarter, 2009.

(11)	Special RSUs granted 5/5/2006 vest and are payable on the third anniversary of grant.

(12)	Leader Share RSUs granted 1/15/2004 generally vest at the earlier of their grant or, for retirement eligible employees, the first anniversary of their grant. Grants are payable on the third anniversary of their grant.

(13)	Leader Share RSUs granted 3/3/2006 generally vest at the earlier of their grant or, for retirement eligible employees, the first anniversary of their grant. Grants are payable on the third anniversary of their grant.

*	Shows grants made in 2006 which are also reported in the Summary Compensation Table on page 33 and in the Grants of Plan-Based Awards Table on page 36.

The table below shows the number of shares of Merck common stock acquired during 2006 upon the exercise of options.

Option Exercises and Stock Vested

as of Fiscal Year-End December 31, 2006

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Richard T. Clark	—	—	-0-	(1)	$0	(1)
Judy C. Lewent	147,699	$555,341	-0-	(1)	0	(1)
Peter S. Kim	—	—	-0-	(1)	0	(1)
David W. Anstice	147,699	754,432	-0-	(1)	0	(1)
Peter H. Loescher	—	—	-0-	(1)	0	(1)
Per Wold-Olsen	94,949	394,390	-0-	(1)	0	(1)
Bradley T. Sheares	10,180	32,070	-0- 15,833	(1) (2)	0 663,403	(1) (2)

(1)	Performance Share Units granted in 2004 vested on December 31, 2006. The number of shares distributed, if any, will depend on Merck’s ranking when compared to the other leading health care Peer Companies over the three-year award period. PSUs will be distributed after the Compensation and Benefits Committee of Merck’s Board of Directors determines the final ranking, which is expected to occur before the end of the second quarter of 2007. The amount that will be paid is not currently determinable. Target awards (and their value as of 12/31/06) are as follows: Clark, 8,542 ($372,431); Lewent, 12,917 ($563,181); Kim, 16,667 ($726,681); Anstice, 11,250 ($490,500); Loescher, none; Wold-Olsen, 10,833 ($472,319) and Sheares, 12,500 ($545,000). The number of shares of Merck common stock that will be distributable in respect of these PSUs ranges between zero and 200% of the target amounts described.

(2)	RSU Leader Share award granted in 2005 vested on 9/30/06 as a result of Dr. Sheares’ retirement in 2006.

Equity Compensation Plan Information

The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s equity plans as of the close of business on December 31, 2006. The table does not include information about tax qualified plans such as the Merck & Co., Inc. Employee Savings and Security Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	253,655,299	(2)	$53.36	166,532,568
Equity compensation plans not approved by security holders (3)	—		—	—
Total	253,655,299		$53.36	166,532,568

(1)	Includes options to purchase shares of Company Common Stock and other rights under the following stockholder-approved plans: the 1996 Incentive Stock Plan, the 2001 Incentive Stock Plan, the 2004 Incentive Stock Plan, the 2007 Incentive Stock Plan, the 1996 Non-Employee Directors Stock Option Plan, the 2001 Non-Employee Directors Stock Option Plan and the 2006 Non-Employee Directors Stock Option Plan.

(2)	Excludes approximately 6,000,567 shares of restricted stock units and 2,753,676 performance share units (assuming maximum payouts) under the 2004 Incentive Stock Plan. Also excludes 370,042 shares of phantom stock deferred under the Merck & Co., Inc. Deferral Program. As of December 31, 2005, no additional shares were reserved under the Deferral Program. Beginning January 1, 2006, one-tenth of 1 percent of the outstanding shares of Merck Common Stock on the last business day of the preceding calendar year plus any shares authorized under the Deferral Program but not issued are reserved for future issuance (2,149,813 as of December 31, 2006). The actual amount of shares to be issued prospectively equals the amount participants elect to defer from payouts under the Company’s various incentive programs, such as the Executive Incentive Plan, into phantom stock, increased by the amount of dividends that would be paid on an equivalent number of shares of Merck Common Stock, divided by the market price of Merck Common Stock.

(3)	The table does not include information for equity compensation plans and options and other warrants and rights assumed by the Company in connection with mergers and acquisitions and pursuant to which there remain outstanding options or other warrants or rights (collectively, “Assumed Plans”), which include the following: Medco Containment Services, Inc. 1991 Class C Non-Qualified Stock Option Plan; SIBIA Neurosciences, Inc. 1996 Equity Incentive Plan; Provantage Health Services, Inc. 1999 Stock Incentive Plan; Rosetta Inpharmatics, Inc. 1997 and 2000 Employee Stock Plans. A total of 1,681,419 shares of Merck Common Stock may be purchased under the Assumed Plans, at a weighted average exercise price of $17.17. No further grants may be made under any Assumed Plans.

Retirement Plan Benefits

The table below quantifies the benefits expected to be paid from the Company’s two defined benefit pension plans—the Retirement Plan for the Salaried Employees of Merck & Co., Inc. (the “Qualified Plan”) and the Merck & Co., Inc. Supplemental Retirement Plan (the “SRP”). The terms of the plans are described below the table.

Pension Benefits

as of Fiscal Year End

December 31, 2006

Name (a)(1)	Plan Name (b)	Number of Years Credited Service (#) (c)(2)	Present Value of Accumulated Benefit ($) (d)(3)	Payments During Last Fiscal Year ($) (e)(4)
Richard T. Clark	Qualified Plan	34.0	$1,295,532	$0
	SRP	34.0	7,157,278	0

Judy C. Lewent	Qualified Plan	26.5	839,308	0
	SRP	26.5	5,298,780	0

Peter S. Kim	Qualified Plan	5.5	86,874	0
	SRP	5.5	457,973	0

David W. Anstice	Qualified Plan	32.0	1,017,537	0
	SRP	32.0	5,012,842	0

Peter H. Loescher	Qualified Plan	0.5	8,446	0
	SRP	0.5	36,732	0

Per Wold-Olsen	Qualified Plan	32.75	997,619	26,964
	SRP	32.75	5,597,850	132,714

Bradley T. Sheares	Qualified Plan	28.25	503,564	0
	SRP	28.25	1,996,543	0

(1)	As of December 31, 2006, Mr. Clark, Mr. Anstice and Ms. Lewent were eligible for early retirement subsidies. Mr. Wold-Olsen was eligible for early retirement subsidies, retired and commenced his benefits during 2006. Dr. Sheares will be eligible for early retirement subsidies because he incurred a separation during 2006 but he cannot begin to receive benefits until he attains age 55.

(2)	Equals number of years of credited service as of December 31, 2006. Credited service begins with the January or July coincident with or next following a participant’s hire date and ends with his or her last full month of employment (provided he or she does not transfer to an affiliate that does not participate in the plans).

(3)	Actuarial present value in accordance with the same assumptions outlined in the footnotes to the Company’s financial statements:

•	Discount rate equals 5.75%; lump sum interest rate equals 4.75%;

•	RP2000 Mortality Table, sex based; the mortality table in accordance with Sec. 417(c)(3)(A)(ii)(I) of the Internal Revenue Code for lump sums;

•	Qualified Plan assumes that 70% of retirees elect a lump sum and the remaining 30% elect an annuity; SRP retirees are assumed to elect an annuity; and

•	Assumes commencement at age 62, discounted to current age.

(4)	Mr. Wold-Olsen began to receive his retirement benefit from both plans in the form of a single life annuity on October 1, 2006 after his employment terminated.

The Named Executive Officers participate in the Company’s two defined benefit plans as do other Merck salaried employees. Benefits payable under the Qualified Plan and the SRP (together with the Qualified Plan, the “Retirement Plans”) are based on a formula that yields an annual amount payable over the participant’s life beginning at age 65.

Formula.    The annual amount of benefit under the Retirement Plans is under a formula which

Multiplies

•	the participant’s final average compensation by

•	a multiplier of 2 percent for years of credited service earned prior to July 1, 1995 and

•	a multiplier of 1.6 percent for years of credited service earned after that date (total credited service at 2 percent and 1.6 percent is limited to 35 years) and

Subtracts

•	1.6 percent of the participant’s Social Security benefits multiplied by years of credited service, not to exceed 50 percent of the Social Security benefit.

“Final average compensation” means the average of a participant’s highest five consecutive calendar years of pay for the 10 calendar years before he or she terminates employment. Pay for this purpose means the greater of (a) or (b):

•

(a) Annual base pay for all full years of service completed. This annual base pay is determined as of December 31 of the current year (before any pre-tax contribution deductions for the Company’s 401(k) Plan or elective deferrals to the Company’s flexible spending accounts). Commissions, overtime pay, bonuses, other supplemental pay and all other amounts are excluded from this calculation.

•

(b) Actual cash earnings. Cash earnings are determined before any deduction for pre-tax contribution deductions for the Company’s 401(k) savings plan or any elective deferrals to the Company’s flexible spending account plans. Also included are overtime, bonuses, commissions, special awards, shift differential, cost of living adjustments, pre-tax transportation fringe benefits, as well as incentive pay. Amounts that are excluded include grants under the Company’s Stock Incentive Plan, any distribution of a previously deferred award under any of the Company’s incentive plans, and any other form of compensation.

Vesting.    A participant vests in his or her benefit—that is, the benefit that is accrued will not be forfeited back to the plans—when his or her employment includes any portion of five calendar years. For example, Mr. Loescher, whose employment began in 2006, will vest if his employment continues until 2010.

A participant who is vested but terminates employment before being eligible for early retirement subsidies is referred to as a “terminated vested” participant and can commence benefits from the Retirement Plans on the first day of any month between the month after attaining age 55 and the month after attaining age 65. The amount of the benefit is reduced from the age 65 benefit on an actuarial basis, which takes into account the participant’s life expectancy and expected plan returns and is substantial—for example, a participant’s $100 accrued benefit (at age 65) would be reduced to about $34 if it began at age 55.

Early Retirement Subsidies.    If a participant terminates employment at or after age 55 when he or she has at least 10 years of credited service, then he or she is entitled to “early retirement subsidies”—that is, a reduction for commencing before age 65 that is smaller than the actuarial reduction for terminated vested participants. For an early retiree, benefits are reduced by 3 percent per year that benefits begin before age 62. For example, an early retiree’s $100 accrued benefit would be unreduced if he or she waited until age 62, or would be reduced to $79 if he or she commenced at age 55.

However, under a so-called “Rule of 85,” a participant who retired from active service when his or her age plus years of Credited Service totaled at least 85 (e.g., age 55 with 30 years of credited service) could receive an unreduced immediate benefit. In addition, a Social Security Bridge Benefit represented an additional benefit for eligible early retirees by providing a temporary monthly supplement prior to age 62 to avoid the Social Security offset described above in the benefit formula, so the offset would not apply until a participant attained age 62. Both of these benefits were eliminated from the Retirement Plans on July 1, 1995. However, transition benefits were added to replace all or part of the benefit for participants who were participating in the Retirement Plans on July 1, 1995 and were then at least age 40. The following Named Executive Officers are eligible for these transition benefits in the percentage shown.

Transition Percentage for Named Executive Officers

Name	Transition Percentage
Richard T. Clark	92.50%
Judy C. Lewent	64.17%
David W. Anstice	69.17%
Per Wold-Olsen	75.83%

Other Named Executive Officers do not have any transition benefit.

In addition, a participant who terminates employment due to a disability that can reasonably be expected to permanently disable him or her from any job anywhere may be approved for a disability retirement. In such a case, the participant’s benefit which has then accrued is not reduced for early commencement.

SRP Benefits.    The Qualified Plan benefits are limited by various applicable constraints by the Internal Revenue Code. The SRP—which is an unfunded plan maintained to provide benefits to a select group of management and highly compensated employees—provides the benefits according to the formula described above which exceed those limits, as well as benefits:

•

That are payable because compensation deferred into the Deferral Program is excluded from the definition of final average compensation in the Qualified Plan (and so are payable solely from the SRP) and

•

That provide a minimum annual aggregate benefit under this plan and the Qualified Plan of $50,000 on a straight-life annuity basis for the incumbents at time of actual retirement in positions designated as bona fide executive or high policymaking position under the Company’s Corporate Policy on Executive Retirement (which includes all the Named Executive Officers), reduced in the event of retirement or death prior to normal retirement date.

In addition, for employees who, prior to January 1, 1995, were determined by the Company to have occupied bona fide executive or high policymaking positions and who did not have 35 years of credited service, an enhanced benefit payable upon retirement from active service at age 65 (unless the Compensation and Benefits Committee of the Board consents to payment upon early retirement, death or disability prior to age 65). The enhanced benefit is an amount calculated under the benefit formula in the Qualified Plan using one additional month of credited service for each month of credited service accrued prior to January 1, 1995, during, or prior to attainment of, the designated position (up to the 35-year total) minus

•	the minimum benefit, where applicable, or the supplemental benefit;

•	the Qualified Plan benefit; and

•	any retirement benefit payable from a plan not sponsored by the Company.

The SRP was amended as of January 1, 1995 to prospectively eliminate this enhanced benefit. Under her prior accrual, if Ms. Lewent retires from service at age 65, she will have 35 years of Credited Service (as compared to 33.5, without benefit of this provision). The provision does not affect any other Named Executive Officer.

Forms of Benefit.    Participants in the Qualified Plan generally can choose among the following array of optional forms of benefit.

•	Single life annuity—that is, a monthly payment for the remainder of the participant’s life

•

Joint and 50% survivor annuity—a monthly payment for the remainder of the participant’s life. If he or she dies before his survivor, for the remainder of the survivor’s life, he or she receives 50% of the amount the participant was receiving

•	Joint and 100% survivor annuity

•	Lump sum

•

5-year term certain annuity—This option allows for payment for the remainder of a participant’s life on a reduced basis (as compared to the single life annuity) and provides a guaranteed minimum amount. The guaranteed minimum amount is five times the annual benefit that would have been paid under the single life annuity without any applicable reduction for early retirement, reduced by the amount of any payments made before the participant’s death.

•

10- and 15-year term certain annuities—These options provide a pension payment for life on a reduced basis and ensure a guaranteed amount at least equal to 10 or 15 times the reduced annual benefit if the participant dies before the guaranteed period has expired.

•

Social Security Level Income Benefit—For participants who start receiving benefits before age 65, this form of payment provides a larger amount of benefits until Social Security benefits begin, and a lower amount thereafter.

All forms of benefit are actuarially equivalent to the single life annuity. All forms use a 9 percent interest rate except for the lump sum which uses interest rates based on long term U.S. Treasury interest rates, as required by the Internal Revenue Code. The interest rate changes quarterly: during 2006, the interest rates in effect were between 4.54% and 5.16%.

SRP Payments.    Payments under the SRP generally follow the timing and form of benefit that applies to the Qualified Plan. However, a participant who elects a lump sum under the Qualified Plan, or one who cannot satisfy the spousal consent requirements applicable to the Qualified Plan, may choose any other form of benefit described above for his or her SRP benefit.

Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Merck & Co. Inc. Deferral Program (the “Deferral Program”), an unfunded, unsecured deferred compensation plan. The Deferral Program allows participants who are executive officers (including all Named Executive Officers) to defer

•	All or a portion of their annual bonus (but not less than $3,000).

•

Up to 50% of base salary. However, participants cannot defer an amount that will reduce the amount they receive in cash below the amount provided in Section 401(a)(17) of the Internal Revenue Code—$225,000 for 2007.

•	Beginning in 2007, all or any part of annual grants of RSU and PSU awards.

Nonqualified Deferred Compensation

for Fiscal Year End

December 31, 2006

Name (a)	Executive Contributions in 2006 ($) (b)	Registrant Contributions in 2006 ($) (c)	Aggregate Earnings in 2006 ($) (d)	Aggregate Balance at 12/31/06 ($) (e)
Richard T. Clark	$223,334	-0-	$255,775	$4,045,987
Judy C. Lewent	-0-	-0-	564,851	5,667,053
Peter S. Kim	-0-	-0-	-0-	-0-
David W. Anstice	-0-	-0-	1,748,293	12,796,918
Peter H. Loescher	-0-	-0-	-0-	-0
Per Wold-Olsen	-0-	-0-	1,213,492	9,643,273
Bradley T. Sheares	-0-	-0-	59,281	638,336

The “Executive Contributions” column above (column (b)) shows amounts that were also reported as either “Salary” or “Non-Equity Incentive Plan Awards” in the 2006 Summary Compensation Table on page 33. Those amounts, as well as amounts in the “Aggregate Balance” column (column (d)) that represent salary or bonus that were reported in the Summary Compensation Tables for Proxy Materials in prior years, are quantified below. The table below also quantifies the annual rate of return earned by the Named Executive Officers during 2006.

Name	Amount included in both Nonqualified Deferred Compensation Table and 2006 Summary Compensation Table ($)	Amount included in Nonqualified Deferred Compensation Table previously Reported in Prior Years’ Summary Compensation Tables ($)	Annual Rate of Return for 2006
Richard T. Clark	$223,334	$-0-	6.9%
Judy C. Lewent	-0-	4,017,500	11.1%
Peter S. Kim	-0-	-0-	-0-
David W. Anstice	-0-	4,592,000	15.8%
Peter H. Loescher	-0-	-0-	-0-
Per Wold-Olsen	-0-	2,652,500	14.4%
Bradley T. Sheares	-0-	-0-	10.2%

Deferral Program Investments:    The Company does not make any Company contributions to the Deferral Program—the aggregate balances shown above represent amounts that the Named Executive Officers earned but elected to defer, plus earnings (or losses). Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the 401(k) Plan. The array changes from time to time; as of December 31, 2006, participants could choose among several different investments, including domestic and international equity, income, short term investment, blended fund investment and Company stock funds. Participants can daily change their investment selections prospectively by contacting the 401(k) Plan’s trustee in the same manner that applies to participants in the 401(k) Plan.

Beginning in 2007, PSUs and RSUs may be deferred into the Deferral Program instead of being paid out. However, any deferred RSU or PSU may only be invested in the phantom Merck Common Stock Fund—they may not later be redesignated out of the Merck Common Stock Fund.

Distributions:    When participants elect to defer amounts into the Deferral Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year—whether or not employment has then ended—or at a time that begins at or after the executive’s retirement or separation. “Separation” generally means a Company initiated termination of employment due to a restructure or lack of work. Distributions can be made in a lump sum or up to 15 annual installments. However, soon after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum—without regard to his or her election—if

•	Employment ends for reasons other than due to retirement or separation, or

•	The participant’s account balance is less than $125,000 at the time of retirement or separation

In 2006, the Deferral Program was revised so that beginning in 2007, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, 409A requires that

•	Distribution schedules cannot be accelerated (other than for a hardship)

•	To delay distribution,

•	A participant must make an election at least one year before the distribution otherwise would be made, and

•	The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to Named Executive Officers upon Separation as defined below, pursuant to individual agreements, or in connection with a Change in Control. For payments made to a participant upon a retirement other than in connection with a Separation or Change in Control, see Retirement Plan Benefits beginning at page 43.

Separation

The Company provides separation pay and benefits to all of its most senior executives, including the Named Executive Officers, according to the Merck & Co., Inc. Separation Benefits Plan for Non-Union Employees (the “Separation Plan”). An amount related to prior Executive Incentive Plan awards is provided under certain circumstances. To be eligible for all of the benefits described below, a general release of claims in the form determined by the Company is required, as well as nondisparagement, cooperation with litigation and, in some cases, noncompetition and nonsolicitation agreements as determined by the Company in connection with, and at the time of, the separation.

Severance Pay.    The Separation Plan provides severance pay to separated employees—that is, eligible salaried employees whose employment is terminated by the Company due to organizational changes including discontinuance of operations, location closings or corporate restructuring or a general reduction in work force (a “Separation”). Under an enhancement in effect until December 31, 2008, separated employees in Bands 1 through 3, including the Named Executive Officers, will receive

•	26 weeks of base pay, if completed years of continuous service as of the date employment ends (the “Separation Date”) is less than one year

•	41 weeks of base pay, if completed years of continuous service is at least one but less than two

•	41 weeks of base pay plus two weeks of pay for each completed year of continuous service, if completed years of service is two or more; however, the maximum severance pay is 78 weeks of base pay.

Amounts are payable over the number of weeks described above. However, for the Named Executive Officers and other of the Company’s highest paid employees, Section 409A of the Internal Revenue Code forbids payments on account of a severance of employment to be made during the six month period following termination of employment. To comply, the Company holds the amounts that would otherwise have been payable for the required period and pays them, in a lump sum without interest, soon after permitted under Section 409A.

Notice Pay.    The Separation Plan provides that the Company will provide advance notice, or pay in lieu of notice, of an employee’s Separation Date, in the following amounts:

•	For all separated employees with less than two years of continuous service, two weeks

•	For all separated employees with two or more years of continuous service, four weeks

Outplacement Assistance.    Under the Separation Plan, separated employees in Bands 1 through 3, including the Named Executive Officers, are eligible for up to 12 months of senior executive outplacement services from the Company’s outplacement vendor at the Company’s expense.

EIP Awards

As part of its standard practice for separated employees, the Company may pay an amount in lieu of an Executive Incentive Plan or Annual Incentive Plan (in the case of other salaried employees), depending on the Separation Date.

•

If employment terminates between January 1 and the time awards are paid for a given year, the executive will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•	If employment terminates between the time awards are paid and June 30, the employee is not eligible for payment of a bonus for the year in which separated.

•

If employment terminates after June 30 and on or before December 31, a special payment is made in lieu of any award under the Executive Incentive Plan (Annual Incentive Plan in case of other employees). The amount of the special payment is based on his or her award for the previous year and the number of months worked in the current year. The amount is subject to adjustment by the Company. This amount is payable in a lump sum at a time that complies with Section 409A as described above.

Effects Under Other Benefit Plans

All separated employees are entitled to certain benefits under other Merck plans as described below. In general, the benefits depend upon whether an employee is Retirement Eligible, Bridged, or Other Separated, as the terms are defined below.

Retirement Eligible Employees are separated employees who as of their Separation Date are at least age 55 with at least 10 years of credited service under the Retirement Plan (both the Qualified Plan and the SRP) or are at least age 65 without regard to years of credited service. For Retirement Eligible Employees, a Transition Rule of 85 is provided if the Employee is within two years of attaining eligibility for the benefit on his or her Separation Date. The Rule of 85 Transition benefit is described under Retirement Plan Benefits beginning at page 43. Payments may be made from the Retirement Plan and Supplemental Retirement Plan at the time and in the form described under Retirement Plan Benefits.

Bridged Employees generally are separated employees who are not Retirement Eligible but who, as of their Separation Date, are at least age 49 with at least nine years of credited service under the Retirement Plan. All Separated Bridged employees receive the following benefits:

•

Retirement Plan.    Bridged employees receive a portion of the benefit that would be payable if they were Retirement Eligible (that is, are at least 55 with at least 10 years of credited service, but who are younger than age 65) on their Separation Date. The Retirement Plan provides that the benefits for early retirees are reduced by 0.25% for each month that benefits commence before the employee attains age 62. This reduction is substantially less than the actuarial reduction that applies for early commencement for terminated vested employees. Bridged employees receive a pro rata portion (the “Pro Rata Fraction”) of the enhancement provided by these early retirement subsidies. The Pro-Rata Fraction equals the percentage of the employee’s credited service on his/her Separation Date divided by the credited service that employee would have had if employment had continued until he/she was first eligible to be treated as an early retiree under the following formula:

•	The Pro-Rata Fraction TIMES the participant’s accrued benefit as of the Separation Date payable with early retirement subsidies

•	PLUS (1 MINUS the Pro-Rata Fraction) TIMES the participant’s accrued benefit at Separation Date actuarially reduced for early commencement

In addition, a Pro-Rata Fraction of the Rule of 85 Transition Benefit described above is also provided to Bridged Separated Employees who are within two years of attaining eligibility for the benefit on their Separation Dates. Pension benefits will not be paid to a Bridged Employee before he or she attains age 55. Benefits may be paid in the forms described under Retirement Plan Benefits.

•

Medical, Dental and Life Insurance Plans and options, restricted stock units and performance share units.    All Separated Bridged Employees are eligible to be treated in accordance with plan provisions applicable to retired employees as they may be amended from time to time.

Other Separated Employees are Salaried Employees who are not Retirement Eligible or Bridged Employees. All of the Other Separated Employees are eligible for continued participation in the medical, dental and life insurance plans for the greater of six months or the number of weeks for which they are eligible for severance pay, by paying contributions at the same rate as paid by active Employees from time to time. Other Separated Employees are also treated under the provisions applicable to separated employees with respect to their options, RSUs and PSUs.

Additional Payments and Benefits

In addition to the payments and benefits described above, the Compensation and Benefits Committee of the Board may authorize additional payments when it separates a Named Executive Officer. Although not obligated to do so, the Committee in the past has provided an additional amount measured by reference to the Named Executive Officer’s EIP award, additional financial planning, and relocation assistance to some separated executives. In addition, if a Named Executive Officer’s employment was terminated but the termination was not a Separation, the above payments and benefits are not payable. However, the Company might agree to make the payments it deems necessary to negotiate a definitive termination agreement with the terms, such as a general release of claims, nondisparagement, cooperation with litigation, noncompetition and nonsolicitation agreements, as determined by the Company.

The table below estimates amounts payable upon a separation as if the individuals were separated on December 29, 2006 using the closing share price of Merck common stock as of that day.

Separation Plan Payment and Benefit Estimates

December 29, 2006

Name	Severance Pay	Severance Payable Through	Notice Pay	EIP Award	Retirement Plan Payments
Richard T. Clark (1)	N/A	N/A	N/A	N/A	Retirement Plan N/A
					SRP N/A

Judy C. Lewent	1,252,134	6/30/2008	64,212	750,000	Retirement Plan $1,266,212
					SRP $7,511,617

Peter S. Kim	815,607	6/30/2007	63,969	750,000	Retirement Plan (2) $81,678
					SRP (2) $443,525

David W. Anstice	1,035,000	6/30/2008	53,085	650,000	Retirement Plan $1,540,400
					SRP $7,589,420

Peter H. Loescher	550,001	12/24/2007	84,615	1,298,005	Retirement Plan $0
					SRP $0

Per Wold-Olsen (3)	N/A	N/A	N/A	N/A	N/A
					N/A

Bradley T. Sheares (3)	N/A	N/A	N/A	N/A	N/A
					N/A

(1)	Mr. Clark is not eligible for benefits under the Separation Plan as a result of the individual agreement described below.

(2)	The retirement benefits for Dr. Kim are payable at the first of the month following his 55th birthday.

(3)	Mr. Wold-Olsen and Dr. Sheares terminated employment during 2006 and therefore amounts are not applicable.

Individual Agreements

In addition to the benefits and payments provided for separated employees and following a Change in Control, Mr. Clark, Dr. Kim, and Mr. Anstice have agreements with the Company that may affect the amount paid or benefits provided following termination of their employment under certain conditions as described below.

Mr. Clark:    If Mr. Clark’s employment were to be terminated by the Company without cause and without a Change in Control, he would be provided with salary continuation and target bonus for two years (or until Mr. Clark attains age 65, whichever is shorter). The salary continuation would be payable according to the Company’s normal payroll practices for its executive officers and the target bonus would be payable in a lump sum. The amount would have been approximately $5,160,000 if his employment would have been terminated by the Company on December 29, 2006. Any severance pay would be contingent upon a release and other customary provisions.

Dr. Kim:    If the Company terminates Dr. Kim’s employment for a reason other than gross misconduct before the second anniversary of Mr. Raymond Gilmartin’s (former Merck CEO and President) retirement date of March 30, 2006, it will make a one-time grant of $2,000,000 to an academic institution, designated by Dr. Kim, for the sole purpose of enabling him to set up and maintain a research laboratory as an employee of that institution, provided that the designated institution hires him within a year. In that case, Dr. Kim would be subject to noncompete and nondisclosure provisions and a waiver and release of claims, in a format prescribed by the Company, on terms not less favorable to Dr. Kim than to other departing MRL employees at his grade level during the preceding five years.

In connection with commencement of his employment, Dr. Kim received a non-qualified stock option to purchase 125,000 shares of Merck Common Stock, which was adjusted to 131,874 shares to reflect the spin-off of Medco Health Solutions, Inc. In addition, while an employee, Dr. Kim is eligible to receive grants of options to purchase shares of Merck Common Stock under the Incentive Stock Plans. Generally, the terms and conditions of those options are on the same terms as annual grants made to other employees at his grade level. However, during the period from the effective date of Mr. Gilmartin’s retirement through the second anniversary of such retirement, if the Company terminates Dr. Kim’s employment for any reason other than gross misconduct, all of his unvested options will vest on his termination date and be exercisable for five years thereafter.

As used in his offer letter, “gross misconduct” means unauthorized disclosure of information known to be proprietary or confidential; embezzlement, theft or other misappropriation of Company assets; falsification of records or reports; deliberate or reckless action that causes actual or potential injury or loss to the Company or employees of the Company; failure to carry out assigned duties after notice in writing that such failure, if not corrected, will result in termination of employment; or an illegal act on Company property or in representing the Company.

Mr. Anstice:    In 2006, the Company and Mr. Anstice entered into an agreement concerning his employment status following his appointment as Executive Vice President, Strategy Initiatives. If his employment terminates before July 31, 2013—except a termination by the Company for cause or a separation that would entitle him to payment under the Merck Separation Plan—Mr. Anstice will be entitled to the following severance payments and benefits:

•	Continued monthly salary payments for 18 months following termination of employment (but not beyond July 31, 2013).

•	A payment equal to a pro-rata portion of his prior EIP award, based on the number of completed months during the year, divided by 12.

•	Up to $75,000 in the aggregate for reimbursement for

•	Financial counseling for the year in which employment ends under the then-current Executive Financial Service Program for Executive Committee members, and

•	Tax counseling, if required for the laws of any country for the 3-year period beginning on January 1 of the calendar year following the year in which employment ends.

•

Relocation assistance if Mr. Anstice decides to relocate his primary residence outside the U.S. as follows (and subject to offset by any relocation assistance provided by another employer) provided the relocation is completed within two years of the termination of employment:

•	One-way return trip airfare;

•	Temporary living for up to 60 days for him and accompanying dependents;

•	Shipment of household goods to a mutually agreed upon location; and

•	Home sale assistance, with buyout, under the Company’s then-current Relocation Policy.

In consideration of these benefits, Mr. Anstice is subject to the following obligations

•	Noncompetition with the Company for 18 months;

•	Nondisparagement of the Company;

•	Nonsolicitation of Company employees for 18 months;

•	Nondisclosure of Company trade secrets and proprietary information;

•	Cooperation in litigation; and

•	Release and waiver of claims.

For purposes of his agreement, cause includes:

•	intentional or repeated failure or refusal to perform reasonably assigned duties;

•	dishonesty, willful misconduct, gross insubordination or gross negligence in the performance of duties;

•	involvement in a transaction in connection with the performance of duties that is adverse to the interests of the Company and which is engaged in for personal profit;

•	willful violation of any law, rule or regulation in connection with the performance of duties;

•	indictment, conviction or plea of no contest with respect to (x) any felony or (y) other crime involving moral turpitude; or

•	action or inaction materially adversely affecting the reputation of the Company or any of its affiliates.

Separated Employees.    Mr. Wold-Olsen and Dr. Sheares were eligible for and received the benefits for separated employees described above when their employment terminated in 2006 (see Separation beginning at page 48). In addition, the Company agreed to provide them with the following:

•	Continued participation in the Company’s executive financial counseling reimbursement plan described above through the end of 2007.

•	Lump sum payment of $170,000 for Mr. Wold-Olsen and $137,500 for Dr. Sheares.

•	For Mr. Wold-Olsen

•	Reimbursement for tax planning of up to $75,000 through 2009, expected to relocate back to Norway which exposes him and the Company to particularly complicated taxes

•	Relocation assistance to Norway

•	Home sale assistance with buyout under Merck’s Relocation Policy

•	Return trip airfare and temporary living for a maximum of sixty days

•	Company shipment of household goods back to the point of origin or to some other mutually agreed upon area

•	Relocation must be completed by July 1, 2007

In consideration of these benefits, Mr. Wold-Olsen and Dr. Sheares are subject to the following obligations:

•	Noncompetition with the Company for 18 months;

•	Nondisparagement of the Company;

•	Nonsolicitation of Company employees;

•	Nondisclosure of Company trade secrets and proprietary information;

•	Cooperation in litigation; and

•	Release and waiver of claims.

The amounts paid or accrued to Mr. Anstice, Mr. Wold-Olsen and Dr. Sheares as a result of the above are described in detail in the Summary Compensation Table on page 33.

Change in Control

Participants in the Change in Control Plan include the Named Executive Officers as well as certain other senior managers. With respect to the Named Executive Officers, the following severance benefits would be provided upon qualifying terminations of employment in connection with or within two years following a change in control of the Company:

•

Cash severance pay equal to three (or a lesser number equal to the number of full and fractional years between the date of the change in control and the Named Executive Officer’s 65th birthday) times the sum of his or her base salary plus target bonus amount.

•	Pro rata annual cash bonus at target levels, paid in a lump sum at termination.

•

Continued medical, dental and life insurance benefits at active-employee rates for a period of three years, but not beyond the Named Executive Officer’s 65th birthday. These benefits are reduced by benefits obtained from a subsequent employer and are not available to the extent the Named Executive Officer is eligible for the same benefit as a retiree.

•

Enhanced supplemental retirement benefits determined by increasing both the Named Executive Officer’s age and credited service by three (but not more than he or she would have earned if employment continued until age 65) and then calculating benefits under the Supplemental Retirement Plan.

•

If the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized and/or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after his or her termination of employment. In addition, if the Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to be treated as a retiree under the Company’s medical, dental and life insurance plans immediately upon his or her termination of employment.

•	Continued financial planning benefits and outplacement benefits.

Terminations of employment that entitle a Named Executive Officer to receive severance benefits under the plan consist of (1) termination by the Company without cause or (2) resignation by the Named Executive Officer for good reason, in each case within two years following a change in control. A Named Executive Officer is not eligible for benefits under the plan if his or her termination is due to death or permanent disability.

A “change in control” for purposes of the plan generally consists of any of the following:

•	an acquisition of more than 20 percent of the Company’s voting securities (other than acquisitions directly from the Company); or

•	the current Board (and their approved successors) ceasing to constitute a majority of the Board or, if applicable, the board of directors of a successor to the Company; or

•	the consummation of a merger, consolidation or reorganization, unless

•	the shareholders of the Company prior to the transaction hold at least 60 percent of the voting securities of the successor,

•	the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor, and

•	no person owns 20 percent or more of the voting securities of the Company or the successor; or

•	the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

A “termination for good reason” for the Named Executive Officers generally includes any of the following Company actions without the executive’s written consent following a change in control:

•

Significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title, reporting level and status as an executive officer subject to Section 16(b) of the Exchange Act). However, the following are not good reason:

•	an isolated, insubstantial and inadvertent action not taken in bad faith which the Company remedies promptly after receiving notice and

•	a change in the person to whom (but not the position to which) he or she reports;

•	Reducing annual base salary or level of bonus opportunity;

•

Changing the executive’s office location so that he or she must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

•	Failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

•

Failing to continue any compensation plan or program in which the executive participates including bonus plans and the Incentive Stock Plans (or successors to those plans), or failing to continue his or her level of participation in those plans;

•

Failing to continue to provide him or her with the pension and welfare benefits substantially similar to those in which he or she participates or materially reducing any of those benefits or depriving him or her of any material fringe benefit; and

•	Failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the change in control plan.

However, the executive does not have “good reason” if he or she does not provide the Company

•	With notice that any of the above occurred within six months of when he or she becomes aware (or reasonably should have become aware) of it;

•	With at least 30 days from the date of the such notice to cure the event before terminating employment; or

•	With a notice of termination within 90 days of the day on which the 30-day period described above expires.

A termination by the Company for Cause generally includes

•

Willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from his or her incapacity due to physical or mental illness) for at least 30 consecutive days after a written demand for substantial performance has been delivered to him or her;

•	Willful misconduct or gross negligence by the executive which is injurious to the Company or any of its subsidiaries; and

•	Conviction, or entry of a plea of nolo contendere to

•	a felony or

•	any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To receive the severance benefits under the plan, a Named Executive Officer must execute a general release of claims against the Company and its affiliates, which includes certain restrictive covenants, including a commitment by the Named Executive Officer not to solicit Company employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which a Named Executive Officer may be entitled under other arrangements of the Company. The cash severance pay is paid in the form of salary continuation, and it and the other benefits under the plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the Named Executive Officer of the restrictive covenants and other obligations under the release. Named Executive Officers have no obligation to mitigate the severance benefits under the plan.

The Named Executive Officers are entitled to full indemnification for any excise taxes that may be payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with the change in control and payment of their legal fees if they prevail on a claim for relief in an action to enforce their rights under the plan or in an action regarding the restrictive covenants contained in the general release.

In general, the Board may amend or terminate the plan prior to a change in control. However, neither the amendment of the plan in a manner that adversely affects Named Executive Officers and other participants prior to a change in control nor the termination of the plan prior to a change in control would be effective if done within one year of a change in control or at the request of an acquirer. Following a change in control, the plan may not be amended or modified in any way that would adversely affect Named Executive Officers and other participants in the plan at the time of the change in control.

Except with respect to certain incentive stock options issued before February 2005:

•

Upon a change in control of the Company, all outstanding stock options and restricted stock units will become fully vested. However, performance-based stock options held by key research and development personnel may not fully vest unless stock options are generally to be cancelled in the transaction.

•

In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

•

If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for their options in an amount at least equal to the difference between the exercise price and the price paid to shareholders in the change in control.

•

Upon a change in control of the Company, a portion of performance share units generally will become vested as determined by reference to the holder’s period of employment during the performance cycle and

•	based on actual performance as to fiscal years that have been complete for at least 90 days as of the date of the change in control and

•	otherwise, based on target performance.

•	Provisions limiting the amendment of the plan after a change in control and regarding the payment of participants’ legal fees in the event disputes were added to the plan, as described below.

A “change in control” for purposes of these amendments has the same meaning that it has under the Change in Control Separation Benefits Plan, except as to awards that are deferred compensation subject to the American Jobs Creation Act of 2004 (the “AJCA”), in which event the definition permitted under the AJCA will apply.

In addition, the compensation and employee benefit plans, programs and arrangements of the Company generally provide the following:

•

For two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

•

The Company will pay the legal fees and expenses of any participant that prevails on his or her claim for relief in an action regarding an impermissible amendment to these plans, programs and arrangements (other than ordinary claims for benefits) or, if applicable, in an action regarding restrictive covenants applicable to the participant.

The table below was prepared as though a Change in Control occurred and the Named Executive Officers’ employment was terminated on December 29, 2006 (the last business day of 2006) using the share price of Merck common stock as of that day (both as required by the Securities and Exchange Commission). With those assumptions taken as given, the Company believes the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on December 29, 2006 and the executives were not terminated on that date. There can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

Change in Control Payment and Benefit Estimates

December 29, 2006

			Accelerated Vesting of Equity Value
Executive	Aggregate Severance Pay	Incremental Pension Enhancement and Retiree Medical	Performance Shares	Restricted Stock	Stock Options (Black- Scholes Value)	Welfare Benefits Continuation	Parachute Tax Gross-Up Payment	Total
Richard T. Clark	$7,584,000	$293,709	$1,970,622	$4,888,650	$3,117,267	$0	$5,138,802	$22,993,050
Judy C. Lewent	5,153,749	1,197,615	967,509	1,598,681	1,098,600	0	—	10,016,154
Peter S. Kim	5,134,340	288,410	1,320,021	5,835,162	1,600,960	42,968	3,442,677	17,664,538
David W. Anstice	4,264,164	1,018,906	911,250	490,500	1,715,980	0	2,237,960	10,638,760
Peter H. Loescher	6,785,025	—	—	3,488,000	1,627,500	43,627	3,928,524	15,872,676
Per Wold-Olsen (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Bradley T. Sheares (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Wold-Olsen and Dr. Sheares terminated employment during 2006 and therefore amounts are not applicable.

General Assumptions

•	Change in Control Date was December 29, 2006

•	All executives were terminated on Change in Control Date

•

Base amount calculations are based on taxable wages for the years 2001 through 2005 and annualized for the year in which the executive commenced employment with Merck (if after 2000). Mr. Loescher’s compensation for 2006 was annualized to provide a base amount for his excise tax calculations under Section 4999 of the Internal Revenue Code

•	All executives were assumed to be subject to the maximum federal and New Jersey income and other payroll taxes, aggregating to a net combined effective income tax rate of 63.33%

Equity-based Assumptions

•	Stock options, RSUs and PSUs vested December 29, 2006

•	Stock options that become vested due to the change in control are valued using the Black-Scholes option valuation model, based on the following inputs:

•	actual exercise price of each option

•	fair value of $45 per share

•	expected term and volatility numbers based on Note 14. “Share-Based Compensation Plans” to the Company’s consolidated financial statements set forth in the 10-K

•	current dividend rate and risk-free rate

•

Using Black-Scholes to determine option values causes value for purposes of excise tax purposes even for “underwater” options—that is, options whose exercise price is greater than the closing price on the date of the change in control

•	The entire value of the 2005 and 2006 PSU awards are considered subject to Section 4999 excise taxes

Retirement Benefit Assumptions

•	Retirement benefits include up to three additional years of credited service and age, subsidized early retirement, eligibility for Rule of 85, and retiree healthcare eligibility.

•	All benefits paid from the Retirement Plans are paid in a lump sum on the Change in Control Date due to the change in control.

•	The lump sum is based on the form of benefit that is most valuable to each individual executive, payable at age 65; retirement eligible participants were calculated as if they commenced immediately.

•

Present values are calculated using individual life expectancies in the 1994 Group Annuity Reserving Table projected to 2002 (50/50 Blend) and a discount rate of 4.90%, the current lump sum interest rate for the Retirement Plans.

•	Provisions for bridge for the vested to early retirement subsidies was calculated under the current program applicable to separated employees as described above.

Director Compensation

As described more fully below, this chart summarizes the annual cash compensation for the Company’s non-employee directors during 2006.

Director Compensation for Fiscal Year-End

December 31, 2006

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)(1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)(2)	Total ($) (h)
Lawrence A. Bossidy	$168,100	-0-	$76,849	-0-	-0-	$15,000	$259,949
William G. Bowen	99,066	-0-	76,849	-0-	-0-	15,000	190,915
Johnnetta B. Cole	71,233	-0-	76,849	-0-	-0-	15,000	163,082
William B. Harrison, Jr.	58,300	-0-	50,807	-0-	-0-	15,000	124,107
William N. Kelley	111,800	-0-	76,849	-0-	-0-	15,000	203,649
Rochelle B. Lazarus	84,350	-0-	22,814	-0-	-0-	15,000	122,164
Thomas E. Shenk	84,950	-0-	50,807	-0-	-0-	15,000	150,757
Anne M. Tatlock	76,500	-0-	50,807	-0-	-0-	15,000	142,307
Samuel O. Thier	146,234	-0-	76,849	-0-	-0-	15,000	238,083
Wendell P. Weeks	76,250	-0-	33,523	-0-	-0-	15,000	124,773
Peter C. Wendell	112,650	-0-	33,523	-0-	-0-	15,000	161,173

(1)	Represents the compensation costs for financial reporting purposes for the year under FAS 123R. See Note 14. “Share-Based Compensation Plans” to the Company’s consolidated financial statements set forth in the 10-K for the assumptions made in determining FAS 123R values. There can be no assurance that the FAS 123R amounts will ever be realized.

At December 31, 2006, the aggregate number of option awards outstanding was: Mr. Bossidy—45,595 shares; Dr. Bowen—43,485 shares; Dr. Cole—45,595 shares; Mr. Harrison—36,100; Dr. Kelley—45,595 shares; Ms. Lazarus—10,000 shares; Dr. Shenk—30,825 shares; Ms. Tatlock—36,100 shares; Dr. Thier—41,375 shares; Mr. Weeks—15,000 shares; and Mr. Wendell—15,000 shares. The per-option FAS 123R grant date value was $7.03 for options granted in 2006.

(2)	Represents Company contribution to the Plan for Deferred Payment of Directors’ Compensation.

Directors who are not Company employees are compensated for their service as a director as shown in the chart below:

Schedule of Director Fees

December 31, 2006

Compensation Item	Amount
Annual Retainers
Board	$55,000	(1)
Executive Committee Chair	50,000
Audit Committee Chair	20,000	(2)
Corporate Governance Committee Chair	10,000
Compensation and Benefits Committee Chair	10,000
Research Committee Chair	10,000
Finance Committee Chair	5,000
Public Policy & Social Responsibility Chair	5,000
Executive Committee Members	25,000
Audit Committee Members	10,000	(3)

Per meeting fees (Board and Committee)	1,500	(4)

(1)	Effective October 1, 2006. Previously, $45,000.

(2)	Effective October 1, 2006. Previously, $15,000.

(3)	Effective October 1, 2006. Previously, $5,000.

(4)	Effective October 1, 2006. Previously, $1,200.

All annual retainers are paid in quarterly installments.

On September 26, 2006, the Board of Directors completed a review of compensation for non-employee directors. The review included an analysis of the most recent proxy statements of U.S.-based pharmaceutical peers and the Dow Jones Industrial companies. Based on the analysis, and the increased responsibility and time commitment associated with Board and committee service (particularly for Audit Committee members), the Board revised the compensation of non-employee directors as shown above, effective October 1, 2006.

Stock Options.    Under the 2006 Non-Employee Directors Stock Option Plan adopted by stockholders at the 2006 Annual Meeting of Stockholders (the “2006 Directors Stock Option Plan”), on the first Friday following the Company’s Annual Meeting of Stockholders, non-employee directors each receive a non-qualified stock option to purchase 5,000 shares of Merck Common Stock. As with options granted to employees, stock option grants to Directors are contingent upon an assurance by the Company’s General Counsel that the Company is not in possession of material undisclosed information. If the Company is in possession of such information—without regard to whether the information seems positive or negative—grants are suspended generally until the second business day after its public dissemination. In that case, the grant price of a stock option is set at fair market value on that later date.

Options issued since April 2002 under the 2006 Directors Stock Option Plan and any predecessor plans—that is, the 2001 Non-Employee Directors Stock Option Plan, 1996 Non-Employee Directors Stock Option Plan and the Non-Employee Directors Stock Option Plan (the “Prior Plans”)—become exercisable in equal installments (subject to rounding) on the first, second and third anniversaries of the grant date. Options issued before April 2002 become exercisable five years from the grant date. All options expire on the day before the tenth anniversary of their grant.

The exercise price of the options is the average of the high and low prices of the Company’s Common Stock on the grant date as quoted on the New York Stock Exchange. The exercise price is payable in cash at the time the stock options are exercised. In addition, the 2006 Directors Stock Option Plan and the Prior Plans allow directors under certain circumstances to transfer stock options to members of their immediate family, family partnerships and family trusts.

Stock ownership guidelines for directors are set forth in the Policies of the Board, which are available on the Company’s website. A target ownership level of 5,000 shares is to be achieved by each director within five years of joining the Board or as soon thereafter as practicable. Shares held in the Merck Common Stock account under the Plan for Deferred Payment of Directors’ Compensation are included in the target goal.

Directors’ Deferral Plan.    Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”) each director may elect to defer all or a portion of cash compensation from retainers and meeting fees. Any amount so deferred is, at the director’s election, valued as if invested in any of the investment measures offered under the Merck & Co., Inc. Employee Savings and Security Plan, including the Company’s Common Stock, and is payable in cash in installments or as a lump sum on or after termination of service as a director.

In addition, on the first Friday following the Annual Meeting of Stockholders, each director receives a credit to his/her Merck Common Stock account under the Directors’ Deferral Plan of an amount equal to the value of one-third of the annual cash retainer. In 2006, the Directors voted to increase the amount of this credit to equal the value of the annual cash retainer in effect—i.e., $55,000. This increase will first be made to Directors who are elected in 2007, and so is not reflected in the tables above.

Retirement Plan.    In 1996, the Retirement Plan for the Directors of Merck & Co., Inc. (the “Directors’ Retirement Plan”) (which excluded current or former employees of the Company) was discontinued for directors who joined the Board after December 31, 1995. Directors at the time of the change elected to either continue to accrue benefits under the Directors’ Retirement Plan or, in lieu of accruing benefits under the Directors’ Retirement Plan, receive additional compensation to be deferred in accordance with the terms of the Directors’ Deferral Plan. Eligible directors who elected not to accrue additional retirement benefits under the Directors’ Retirement Plan will receive at retirement a pension benefit based on the amount of service accrued as of March 31, 1997 and compensation as then in effect. No current director is accruing a benefit under the Directors’ Retirement Plan.

Other.    The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in The Merck Company Foundation Matching Gift Program. The maximum gift total for a director participant in the Program is $30,000 in any calendar year.

A director who is a Company employee, such as Mr. Clark, does not receive any compensation for service as a director.

Audit Committee

The Audit Committee’s Report for 2006 follows.

Audit Committee’s Report

The Audit Committee, comprised of independent directors, met with the independent registered public accounting firm (the independent auditors), management and internal auditors to assure that all were carrying out their respective responsibilities. The Audit Committee discussed with and received a letter from the independent auditors confirming their independence. Both the independent auditors and the internal auditors had full access to the Committee, including regular meetings without management present.

The Audit Committee met with the independent auditors to discuss their fees and the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Audit Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Audit Committee

Peter C. Wendell
Chairperson

Rochelle B. Lazarus	Wendell P. Weeks
Thomas E. Shenk

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the independent auditors) in order to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Fees for Services Provided by Independent Registered Public Accounting Firm

Fees for all services provided by PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, for fiscal years 2006 (including amounts expected to be billed) and 2005 are as follows:

Audit Fees

Fees for services for fiscal years 2006 and 2005 related to the annual financial statement audits, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits, approximated $14.1 million and $13.3 million, respectively.

Audit-Related Fees

Fees for audit-related services for fiscal years 2006 and 2005, primarily related to employee benefit plan audits as well as other audit-related reviews and agreed-upon procedures, approximated $1.6 million and $0.9 million, respectively.

Tax Fees

Fees for tax services, primarily related to tax compliance services such as preparation and/or review of tax returns and transfer pricing documentation, for fiscal years 2006 and 2005, approximated $1.0 million and $0.8 million, respectively.

All Other Fees

Fees for other services for fiscal years 2006 and 2005 approximated $25,000 and $29,000, respectively.

None of the services provided by PwC for fiscal years 2006 and 2005 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the Securities and Exchange Commission.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm (the independent auditors) of the Company with respect to its operations for the year 2007, subject to ratification by the holders of Common Stock of the Company. In taking this action, the Audit Committee considered carefully PricewaterhouseCoopers LLP’s performance for the Company in that capacity since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders.

Because the members of the Audit Committee value stockholders’ views on the Company’s independent auditors, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PricewaterhouseCoopers LLP. The Audit Committee believes ratification is advisable and in the best interests of the stockholders. If the appointment of PricewaterhouseCoopers LLP is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

The Audit Committee of the Board of Directors recommends a vote FOR this proposal.

3.    PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION

There will be presented to the meeting a proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements contained in the Restated Certificate of Incorporation. The Board of Directors recommends that stockholders approve amendments to the Restated Certificate of Incorporation of the Company that would, if adopted, eliminate provisions of the Restated Certificate of Incorporation that now require at least an 80 percent, or “supermajority,” vote of the outstanding shares of the Company’s common stock for the following actions:

•	Removal by the stockholders of a director from office during the director’s term if “cause” exists;

•	Effecting certain business combinations with a greater-than-5 percent stockholder, whether or not stockholder approval is otherwise required under New Jersey law, unless

•	the combination is approved by a majority of the directors who are unaffiliated with, and were not nominated by, the greater-than-5 percent stockholder, or

•	the consideration that stockholders will receive in the combination meets certain fair price requirements;

•

Amendments by the stockholders to the provisions of the By-Laws of the Company governing the operations of the Board, including its size, the nomination of director candidates by stockholders and qualifications for directors; and

•	Amendments to the provisions in the Restated Certificate of Incorporation

•	governing amendments to the By-Laws,

•	governing the operation of the Board,

•	requiring that all stockholder action be taken at annual or special meeting of the stockholders, and

•	requiring at least an 80 percent stockholder vote for certain business combinations with a greater-than-5 percent stockholder.

If these amendments are adopted, the provision requiring at least an 80 percent stockholder vote for certain business combinations with a greater-than-5 percent stockholder will be eliminated and the other actions listed above will, except as noted below, require a simple majority vote of the stockholders. A simple majority vote is the affirmative vote of a majority of the votes cast by stockholders, the minimum vote required under the New Jersey Business Corporation Act, the (“NJBCA”), for actions other than the election of directors. For these purposes, abstentions and broker non-votes would not be counted as votes cast.

At the 2006 Annual Meeting, the stockholders approved a proposal recommending that the Board “take each step necessary for a simple majority vote to apply to each issue that can be subject to stockholder vote to the greatest extent possible.” As a result, the Board asked its Committee on Corporate Governance to consider whether the Board should recommend the elimination of the supermajority voting requirements. After completing its review, the Committee on Corporate Governance unanimously recommended the amendments to the Restated Certificate of Incorporation described in this Proposal 3, in Proposal 4 below, which provides for the elimination of supermajority voting requirements imposed under New Jersey law on corporations organized before 1969, and in Proposal 5 below, which provides for an amendment to the Restated Certificate of Incorporation to limit the size of the Board to no more than 18 directors. Following its own evaluation, the full Board unanimously agreed with the Committee’s recommendations and adopted resolutions, subject to stockholder approval, amending the Restated Certificate of Incorporation as described in this Proposal 3 and in Proposals 4 and 5 below.

In reaching their decisions, the Committee and the Board considered:

•

the stockholders’ desire, expressed by a vote of holders of a majority of the Company’s shares at the 2006 Annual Meeting, to replace the Company’s supermajority voting requirements with a simple majority voting standard;

•	growing public opinion in favor of the elimination of supermajority voting requirements;

•	public sentiment in favor of limiting the ability of Boards to increase their sizes beyond a specified level without stockholder approval;

•	the provisions of New Jersey law described below that would allow the Board to protect minority stockholders even absent the Company’s existing supermajority requirements;

•

the fact that under New Jersey law, all of the actions now subject to supermajority requirements, other than stockholder-proposed amendments to the By-Laws and removal of directors for cause, must be approved by the Board prior to being voted on by the stockholders and would therefore be subject to the discipline and judgment of Board review;

•

the fact that a stockholder had submitted a proposal for inclusion in this proxy statement, which has since been withdrawn, seeking a vote of the stockholders at the 2007 Annual Meeting in favor of replacing the Company’s supermajority voting requirements with a simple majority voting standard; and

•	the effects of the proposed amendments described below.

The following is a description of the proposed amendments that are the subject of this Proposal 3 and the general effect of those amendments.

80 Percent Vote Requirement for Removal of Directors for “Cause” by the Stockholders

Under Article VI of the Restated Certificate of Incorporation, stockholders may remove a director from office during his or her term (i.e., other than at an annual meeting) only for “cause” and by the affirmative vote of stockholders holding at least 80 percent of the Company’s outstanding shares.

The proposed amendments would eliminate the 80 percent vote requirement for removal of directors, but not the “cause” requirement. If the 80 percent vote requirement is eliminated, stockholders will, except as noted below, be able to remove directors from office during their term, but only for “cause,” by a simple majority vote.

The NJCBA provides, however, that in the case of a company that allows for cumulative voting for the election of directors as the Company currently does, if less than the total number of directors serving on the Board is to be removed by the stockholders at any one time and the number of votes cast against a director’s removal would be sufficient to elect him or her if then voted cumulatively at an election of the entire Board, that director may not be removed from office—even if a simple majority of the stockholders vote in favor of removal. This provision of the NJBCA will apply to removal of Company directors if the proposed amendments described in this Proposal 3 are approved but Proposal 6, which provides for the elimination of the cumulative voting feature in the Restated Certificate of Incorporation, is not approved.

80 Percent Vote Requirement for Certain Business Combinations With a Greater-Than-5 Percent Stockholder

Article X of the Restated Certificate of Incorporation prohibits the Company from consummating certain “business combinations” with a greater-than-5 percent stockholder without the affirmative vote of stockholders holding at least 80 percent of the Company’s outstanding shares unless

•	the combination is approved by a majority of the directors who are unaffiliated with, and were not nominated by, the greater-than-5 percent stockholder, or

•	the consideration that stockholders would receive in the combination meets certain fair price requirements.

The vote of the stockholders required by Article X is in addition to any other vote that may be required under New Jersey law.

Article X defines “business combination” to include:

•	any merger or consolidation of the Company or any of its subsidiaries with a greater-than-5 percent stockholder;

•	any transfer to a greater-than-5 percent stockholder of any assets of the Company or any of its subsidiaries having an aggregate fair market value of $50,000,000 or more;

•

the issuance or transfer of any securities of the Company or any of its subsidiaries to a greater-than-5 percent stockholder in exchange for cash or property with an aggregate fair market value of $50,000,000 or more;

•	the adoption of a plan of liquidation of the Company proposed by a greater-than-5 percent stockholder; and

•	any reclassification, recapitalization or other transaction that increases the capital stock beneficially owned by the greater-than-5 percent stockholder.

The proposed amendments would eliminate Article X of the Restated Certificate of Incorporation. If Article X is eliminated, business combinations with a greater-than-5 percent stockholder would no longer be subject to the 80 percent supermajority vote requirement, unaffiliated director approval or fair price requirements currently mandated by Article X.

However, stockholders would continue to have the protections afforded by the New Jersey Shareholders Protection Act (the “Act”). Under the Act, the Company may not effect “business combinations”—defined in the Act in a manner similar to Article X—with a 10 percent or greater stockholder holder until 5 years have passed since the stockholder became a 10 percent stockholder unless the Board approves the combination prior to the stockholder achieving this threshold. After the five-year period, the Company may effect a business combination with a 10 percent or greater stockholder only if the combination receives approval from two-thirds of the shares owned by the other stockholders—a supermajority vote requirement which may not be eliminated under New Jersey law—or the consideration that stockholders would receive in the combination meets certain fair price requirements. In addition, although the Company does not currently have a stockholder rights plan and has no current intention to adopt one, under New Jersey law, the Board could adopt a stockholder rights plan without stockholder approval at any future time. The Act and the Board’s ability to adopt a stockholder rights plan may deter parties from seeking to accumulate a significant interest in the Company without Board approval.

80 Percent Vote Requirement for Amendments by the Stockholders to the Provisions of the By-Laws Governing the Operation of the Board

Under Article V of the Restated Certificate of Incorporation, stockholders may not amend Article II of the By-Laws, except with the affirmative vote of stockholders holding at least 80 percent of the Company’s outstanding shares.

Article II of the By-Laws, a copy of which is attached as Appendix A to this proxy statement, contains provisions governing the operation of the Board, including:

•	a requirement that the size of the Board be no less than 10 nor more than 18;

•

an advance notice provision requiring stockholders who wish to nominate director candidates for election to the Board at a stockholders’ meeting to submit certain information regarding the nominee and the stockholder making the nomination, in the case of an annual meeting, 120 days before the anniversary date of the prior annual meeting and, in the case of a special meeting, the close of business on the 7th day after the date on which notice of the special meeting is first given to stockholders; and

•	qualifications for directors.

The proposed amendments to the Restated Certificate of Incorporation would eliminate the 80 percent vote requirement of Article V for stockholders to amend Article II of the By-Laws. If the 80 percent vote requirement is eliminated, stockholders will be able to amend Article II by a simple majority vote.

The Board has adopted conforming amendments to the By-Laws that will be effective if stockholders adopt the proposed amendments to the Restated Certificate of Incorporation described in this Proposal 3.

The Committee on Corporate Governance and the Board noted that, although the By-Laws contain an advance notice provision for nominations of director candidates by stockholders, the By-Laws do not currently contain a similar provision for the presentation of proposed By-Law amendments and other business at meetings of the stockholders. Accordingly, to allow the Board and stockholders to have sufficient time to consider stockholder-proposed By-Law amendments and all other stockholder-proposed business, the Board, upon the recommendation of the Committee, approved the adoption of an amendment to the By-Laws to include an advance notice provision for the presentation by stockholders of business (other than nominations of director candidates, which are already covered by the By-Laws) at meetings of the stockholders. This advance notice provision, which will be effective immediately after the 2007 Annual Meeting, is similar to the By-Laws’ existing advance notice provision governing stockholder nominations of director candidates.

Under the advance notice provision, any stockholder wishing to present business for consideration at an annual meeting of the stockholders must deliver written notice of the stockholder’s intent to present this business to the Secretary of the Company not less than 120 days before the anniversary date of the prior annual meeting. This notice must be received by December 26, 2007 in order for stockholder proposed business to be considered at the 2008 Annual Meeting.

Each notice of business to be presented will be required to contain the following information: (a) the name and address of the stockholder who intends to present this business at the meeting of the stockholders and a brief description of the business intended to be presented, the reasons for conducting this business at the meeting and any material interest of the stockholder in this business; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting on this business and intends to appear in person or by proxy at the meeting to present the business specified in the notice; (c) a description of all arrangements or understandings between the stockholder and any other person or persons (naming those person or persons) with respect to the business to be presented; and (d) such other information regarding the business to be presented as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had this business been presented, or intended to be presented, by the Board. Business may only be presented by the Board at a special meeting of the stockholders called by the Board. However, if a special meeting is called upon the written request of the stockholders in accordance with the By-laws, the business set forth in the stockholders’ written request may be presented at the special meeting. The chairman of any meeting of the stockholders may refuse to acknowledge any business sought to be presented at the meeting of the stockholders other than in compliance with these requirements.

80 Percent Vote Requirement for Amendments to Certain Provisions of the Restated Certificate of Incorporation

The following Articles of the Restated Certificate of Incorporation provide that a vote of at least 80 percent of the Company’s shares is required to amend the provisions of these Articles:

•	Article V authorizing the Board to amend the By-Laws and requiring the affirmative vote of a majority of the full Board in order for the Board to amend the By-Laws;

•

Article VI governing the operation of the Board, which includes requirements that the size of the Board be no less than 3 and a quorum of the Board be no less than a majority of the full Board, and provisions granting the Board the sole authority to fill vacancies on the Board and allowing stockholders to remove directors during their term only for “cause” and only with a vote of stockholders holding at least 80 percent of the outstanding shares;

•	Article IX providing that any action required or permitted to be taken by the stockholders of the Company may not be effected by any consent in writing by the stockholders; and

•	Article X requiring a vote of stockholders holding at least 80 percent of the outstanding shares for certain business combinations with a greater-than-5 percent stockholder.

The proposed amendments would eliminate the 80 percent vote requirement to amend the provisions of these Articles. If the 80 percent vote requirement is eliminated and Proposal 4, which provides for the elimination of supermajority voting requirements imposed under the NJBCA on corporations organized before 1969, is approved, amendments to the provisions of these Articles would require a simple majority vote of stockholders. However, if the 80 percent vote requirement to amend the provisions of these Articles is eliminated but Proposal 4 is not approved, amendments to the provisions of these Articles would require the affirmative vote of at least two-thirds of the votes cast by stockholders. In addition, under the NJBCA, the Board must approve any proposed amendment to the Restated Certificate of Incorporation, including to the Articles described above, before being voted on by stockholders.

Under Article XI of the Restated Certificate of Incorporation, the Company may not repurchase shares at a per-share price greater than the fair market price from any “substantial stockholder” without first obtaining the affirmative vote of holders of at least two-thirds of the votes cast by stockholders who are not substantial stockholders. A “substantial stockholder” is generally defined for this purpose as any holder of more than 5% of the Company’s shares and has acquired any of those shares within the prior two years.

This “anti-greenmail” provision—which does not apply to repurchases by the Company pursuant to a self tender offer open to all stockholders or in the open market—is designed to dissuade an insurgent from accumulating a share position in the Company with the intention of pressuring the Company to repurchase those shares, but not the shares of other stockholders, at premium to the fair market price. The Committee on Corporate Governance and the Board believe that the shares repurchases barred by this provision are generally not in the best interests of the Company or its stockholders. They are therefore not proposing an amendment to reduce the two-thirds vote requirement of this provision.

* * *

The text of the proposed amendments to the Restated Certificate of Incorporation described in this Proposal 3 is set forth in Appendix B to this proxy statement with deletions indicated by strike-outs and additions indicated by bold and underlined text.

For the amendments described in this Proposal 3 to become effective, they must receive the affirmative vote of stockholders holding at least 80 percent of the Company’s outstanding shares.

The Board of Directors recommends a vote FOR this proposal.

4.    PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS IMPOSED UNDER NEW JERSEY LAW ON CORPORATIONS ORGANIZED BEFORE 1969

There will be presented to this meeting a proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements imposed under New Jersey law on corporations organized before 1969. The Board of Directors recommends that stockholders approve an amendment to the Restated Certificate of Incorporation that would, if adopted, allow the Company to take the following actions or effect any of the following transactions with a simple majority vote of stockholders:

•

Amendments to the Restated Certificate of Incorporation (except for amendments that under the terms of the Restated Certificate of Incorporation require a greater level of approval from the stockholders and non-substantive amendments that do not require stockholder approval under the NJBCA);

•	A merger or consolidation of the Company with or into another entity, other than the following mergers which generally do not require stockholder approval under the NJBCA:

•

a merger in which no new shares are issued or the number of shares (and/or warrants, rights or other securities exercisable or convertible for or into shares) that will be issued will represent 40 percent or less of the Company’s outstanding shares immediately before the merger, and

•	a merger with a 90 percent owned corporate subsidiary or a corporation that owns 90 percent of the Company’s shares;

•	A statutory share exchange in which another company acquires all of the outstanding shares of the Company;

•	A sale, lease, exchange or other disposition of all or substantially all of the Company’s assets outside of the usual and regular course of the Company’s business;

•

An acquisition by the Company of shares or assets of another company in exchange for shares of the Company (and/or warrants, rights or other securities exercisable or convertible for or into shares of the Company) representing more than 40 percent of the number of shares outstanding immediately before the acquisition; and

•	A dissolution of the Company.

Under the NJBCA, in order for the Company or any other corporation organized prior to 1969 to take any of the above-described actions or enter into any such transactions, the affirmative vote of at least two-thirds of the votes cast by stockholders must be obtained. In contrast, under the NJBCA, any New Jersey corporation organized during or after 1969 may take these actions and effect these transactions with only a simple majority vote of stockholders, unless the corporation’s certificate of incorporation requires a greater vote. The NJBCA allows corporations organized prior to 1969 to lower the two-thirds supermajority vote requirement to a simple majority vote standard by means of an amendment to the certificate of incorporation.

If this Proposal 4 is adopted, the two-thirds supermajority vote requirement to which the Company is now subject would be lowered to a simple majority vote standard, thereby allowing the Company to take and effect the actions and transactions described above with the affirmative vote of a majority of the votes cast by stockholders. In addition, under the NJBCA, the Board must approve each of the above-described actions and transactions before they may be voted on by stockholders. As part of the amendments subject to this Proposal 4, the Restated Certificate of Incorporation would be amended to eliminate a provision under which any action that requires a vote of two-thirds of the outstanding shares to be taken may be taken with a vote of holders of only two-thirds of the shares present and voting. This provision was included in the Restated Certificate of Incorporation in accordance with prior provisions of the NJBCA that have been repealed. Neither the NJBCA nor the Restated Certificate of Incorporation currently requires a vote of two-thirds of the outstanding shares for the taking of any actions by the stockholders.

The text of the proposed amendment to the Restated Certificate of Incorporation described in this Proposal 4 is set forth in Appendix C to this proxy statement with deletions indicated by strike-outs and additions indicated by bold and underlined text.

For the amendment described in this Proposal 4 to become effective, it must receive the affirmative vote of at least two-thirds of the votes cast by stockholders.

The Board of Directors recommends a vote FOR this proposal.

5.    PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE SIZE OF THE BOARD TO NO MORE THAN 18 DIRECTORS

There will be presented to the meeting a proposal to amend the Restated Certificate of Incorporation to limit the size of the Board to no more than 18 directors. The Board of Directors recommends that stockholders approve an amendment to the Restated Certificate of Incorporation that would, if adopted, limit the size of the Board to no more than 18 directors. The Board of Directors is currently comprised of 12 directors.

The Restated Certificate of Incorporation currently provides that the number of directors is to be determined in accordance with the By-Laws, but may not be less than three. Article II of the By-Laws vest in the Board the authority to fix its size, but provides that the size of the Board may be no less than 12 nor more than 18. However, under the NJBCA and the Restated Certificate of Incorporation, the Board may amend Article II of the By-Laws to reduce or increase the permissible size of the Board by the affirmative vote of a majority of the directors and without the approval of the stockholders.

At the same time, the stockholders may amend Article II of the By-Laws to reduce or increase the permissible size without the approval of the Board. If the amendments to the Restated Certificate of Incorporation provided for in Proposal 3 are adopted, stockholders may adopt an amendment to Article II of the By-Laws by a simple majority vote. If Proposal 3 is not adopted, amendments by the stockholders to Article II of the By-Laws will, as now, require the affirmative vote of at least 80 percent of the outstanding shares of the Company.

If this Proposal 5 is adopted, an increase in the size of the Board beyond 18 will require a further amendment to the Restated Certificate of Incorporation. This further amendment would require the approval of both the Board and stockholders (by a simple majority vote of stockholders if Proposal 3 is adopted or by the affirmative vote of at least 80 percent of the outstanding shares of the Company if Proposal 3 is not adopted). As such, if this Proposal 5 is adopted, the Restated Certificate of Incorporation will impose a limit on the ability of the Board to increase its size without stockholder approval.

The adoption of Proposal 5 would also limit the ability of a stockholder or group of stockholders to change control of the Board at anytime other than at an annual meeting, when the entire Board is elected, by increasing the size of the Board to create vacancies that would constitute a majority of the Board.

The text of the proposed amendment to the Restated Certificate of Incorporation described in this Proposal 5 is set forth in Appendix D to this proxy statement and is indicated by bold and underlined text.

For the amendment described in this Proposal 5 to become effective, it must receive the affirmative vote of stockholders holding at least 80 percent of the outstanding shares.

The Board of Directors recommends a vote FOR this Proposal.

6.    PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO REPLACE ITS CUMULATIVE VOTING FEATURE WITH A MAJORITY VOTE STANDARD FOR THE ELECTION OF DIRECTORS

There will be presented to the meeting a proposal to amend the Restated Certificate of Incorporation to replace its cumulative voting feature with a majority vote standard for the election of directors. The Board of Directors recommends that stockholders approve an amendment to the Restated Certificate of Incorporation that replaces the cumulative voting feature currently applicable to the election of directors with a provision allowing stockholders to vote in any uncontested election FOR or AGAINST each director nominee and requiring that, in any uncontested election, a director nominee must receive more votes FOR, than AGAINST, his or her election to be elected to the Board.

Currently, the Restated Certificate of Incorporation allows for cumulative voting for the election of directors. As such, when electing directors, each stockholder is entitled to cast the number of votes equal to the number of directors to be elected at the meeting multiplied by the number of shares held by the stockholder. A stockholder may cast all of his or her votes for a single director nominee or apportion the stockholder’s votes among as many nominees as the stockholder chooses. As a result of this cumulative voting feature, holders of as little as 8 percent of the Company’s shares could, by cumulating their votes, elect a director to the Company’s 12-person Board.

In accordance with the NJBCA, director nominees are now elected by plurality vote. Under this system, the director nominees with the greatest number of FOR votes are elected, up to the number of Board seats to be filled at an election of directors. As a result, in an uncontested director election, any Board nominee who receives just one vote is elected, even if the number of votes WITHHHELD from the director nominee exceeds the number of votes cast FOR the nominee. Under the plurality voting system, each stockholder is allowed to vote FOR, or WITHHOLD the stockholder’s votes from, each director nominee, but may not vote AGAINST a director nominee.

The Committee on Corporate Governance of the Board evaluated the cumulative voting feature in the Restated Certificate of Incorporation and the Company’s existing plurality vote standard for the election of directors and unanimously recommended that the Restated Certificate of Incorporation be amended as described in this Proposal 6. Following its own evaluation, the full Board unanimously agreed with the Committee’s recommendation and adopted resolutions, subject to stockholder approval, amending the Restated Certificate of Incorporation as described in this Proposal 6.

In reaching their decisions, the Committee and the Board considered:

•

their view that it would be in the best interests of the Company and its stockholders for director nominees in uncontested elections to be required to receive more FOR votes than AGAINST votes to be elected to the Board;

•

the growing public opinion that a majority vote standard for the election of directors in uncontested elections would increase directors’ accountability to stockholders and the growing number of companies, including those in the Company’s peer group, that have adopted a majority vote standard;

•

their view that a cumulative voting feature is incompatible with a majority vote system because cumulative voting enables individual stockholders or groups of stockholders holding less than a majority of the Company’s shares (even as little as 8 percent with the Company’s current 12-person Board) to cumulate their votes to elect one or more directors;

•

the possibility that directors elected by minority stockholders could support the special interest of the constituencies that elected them, create divisions on the Board and impair its ability to operate effectively as a governing body in the interests of all of the Company’s stockholders;

•

the possibility that, under the majority vote standard for director elections, qualified nominees recommended by the Board, including incumbent directors who have made considerable contributions to the Board and the Company, may fail to be elected or re-elected to the Board for reasons unrelated to the nominees’ performance or expected performance as a director of the Company;

•

only a very small minority of public companies that have adopted a majority vote standard have included the standard in their certificates of incorporation, most opting to reflect the standard in a board policy or in the by-laws, both of which may generally be amended without the approval of stockholders;

•

under the NJBCA, for the Company to adopt a legally-binding majority vote standard for election of directors, the standard must be adopted by means of an amendment to the Restated Certificate of Incorporation, rather than by means of an amendment to the By-Laws;

•

by including the majority vote standard for election of directors in the Restated Certificate of Incorporation as proposed by this Proposal 6, any change to that standard would require the approval of both the Board and stockholders (by a simple majority vote of stockholders if Proposal 3 is adopted or by the affirmative vote of at least 80 percent of the outstanding shares of the Company if Proposal 3 is not adopted);

•

under the NJBCA, incumbent directors who are not re-elected in an uncontested election—because of a failure to receive a majority of the votes cast in favor of their re-election—will be “held over” and continue as directors of the Company until they resign or their successors are elected at the next election of directors; and

•

to address this “holdover” issue, the Board has adopted the policy described below to become effective upon adoption of this Proposal 6, under which an incumbent director who is not re-elected will be required to submit his or her resignation and the Committee on Corporate Governance will be responsible for evaluating whether to accept the resignation and making a recommendation to the full Board.

If this Proposal 6 is adopted:

•

stockholders will no longer be allowed to cumulate their votes in connection with the election of directors and, therefore, it may be more difficult for minority stockholders to elect a director nominee;

•

at each uncontested election of directors, stockholders will be entitled to vote FOR or AGAINST each director nominee, and each director nominee will be elected to the Board only if the number of votes cast FOR the nominee’s election exceeds the number of votes cast AGAINST the nominee’s election; for this purpose, abstentions and broker non-votes would not be counted as votes FOR or AGAINST; and

•

at any contested election—an election where the number of nominees for election, including both nominees of the Board and of the stockholders, exceeds the number of directors to be elected—directors will be elected by a plurality of the votes cast as is presently the case for all director elections.

As noted above, because under the NJBCA incumbent directors who are not re-elected in an uncontested election are “held over” and continue as directors of the Company until they resign or their successors are elected at the next election of directors, the Board has adopted a resignation policy applicable to incumbent directors who are not re-elected that will be effective if stockholders approve this Proposal 6. Under this policy, any incumbent director who is nominated for re-election in an uncontested election of directors but fails to be re-elected (i.e., the number of votes cast FOR his or her election does not exceed the number of votes cast AGAINST his or her election) will be required to tender his or her resignation promptly following certification of the stockholder vote for consideration by the Committee on Corporate Governance (or, if a majority of the members of the Committee on Corporate Governance is required to tender resignations, another committee of the Board comprised of independent directors) and the full Board.

The policy requires the Committee on Corporate Governance to consider promptly the tendered resignation and recommend to the Board the action to be taken with respect to the resignation. Under the policy, the Committee may recommend that the Board:

•	accept the resignation;

•	reject the resignation but address what the Committee believes to be the underlying reasons for the failure of the incumbent director to be re-elected; or

•	reject the resignation.

If the Committee recommends that the Board accept the tendered resignation, the Committee will also recommend to the Board whether to fill the vacancy resulting from the resignation or to reduce the size of the Board.

Under the policy, in considering a tendered resignation, the Committee will be authorized to consider all factors it deems relevant to the best interests of the Company, including:

•

what the Committee believes to be the underlying reasons for the failure of the incumbent director to be re-elected; including whether these reasons relate to the incumbent director’s performance as a director; whether these reasons relate to the Company or another company; and/or whether these reasons are curable and any alternatives for effecting a cure;

•	the tenure and qualifications of the incumbent director;

•	the incumbent director’s past and expected future contributions to the Company;

•	the other policies of the Board; and

•

the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable requirements of the Securities and Exchange Commission, New York Stock Exchange or other regulatory or self-regulatory requirements.

Under the policy, the Board will be required to act on the recommendation of the Committee on Corporate Governance no later than 90 days following certification of the stockholder vote for the stockholders’ meeting at which the incumbent director was not re-elected. In considering the Committee’s recommendation, the Board will be authorized to consider the information and factors considered by the Committee and such additional information and factors as the Board deems relevant to the best interests of the Company.

Following the Board’s decision, the Company will promptly file a Current Report on Form 8-K or issue a press release describing the Board’s decision and providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Any incumbent director who tenders his or her resignation pursuant to the policy will not participate in the Committee on Corporate Governance’s or the Board’s consideration of his or her tendered resignation or, except as provided below, in the consideration of any other resignation tendered pursuant to the policy in connection with that election of directors. However, any incumbent director will be allowed to provide the Committee and the Board with any information or a statement he or she deems relevant to the Committee’s and the Board’s consideration of his or her tendered resignation.

The policy also sets forth procedures for addressing situations in which a majority of the members of the Committee on Corporate Governance are required to tender their resignations or in which the number of independent directors not required to tender their resignations is less than three. The policy is required to be summarized in the Company’s annual proxy statement. The policy will not be part of the Restated Certificate of Incorporation or By-Laws and may be amended by the Board without the approval of the stockholders. A copy of the policy is attached as Appendix E to this proxy statement.

The text of the proposed amendment to the Restated Certificate of Incorporation described in this Proposal 6 is set forth in Appendix F to this proxy statement with deletions indicated by strike-outs and additions indicated by bold and underlined text.

For the amendment to the Restated Certificate of Incorporation described in this Proposal 6 to become effective, it must receive the affirmative vote of at least two-thirds of the votes cast by stockholders.

The Board of Directors recommends a vote FOR this Proposal.

7.    STOCKHOLDER PROPOSAL CONCERNING PUBLICATION OF POLITICAL CONTRIBUTIONS

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, DC 20037, owner of 450 shares of Common Stock of the Company, has given notice that she intends to present for action at the Annual Meeting the following resolution:

RESOLVED:    “That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.” “And if no such disbursements were made, to have that fact publicized in the same manner.”

REASONS:    “This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.”

“If you AGREE, please mark your proxy FOR this resolution.”

Board of Directors’ Statement in Opposition to the Resolution

Efforts to control healthcare costs, including prescription drug costs, and other changes to the U.S. healthcare system that have a direct impact on the Company’s business and the incentives for pharmaceutical innovation continue to be debated at the federal and state government level. We believe that it is appropriate for the Company to help inform this debate through constructive participation in the political process.

Merck contributes to state candidates in the states where such corporate contributions are allowed by law. These contributions are provided to committees organized to seek the election of individual state candidates or to state legislative leadership committees which are organized by the legislative leadership of both parties to provide support to state legislative campaigns. Merck also occasionally contributes to campaigns involving state initiatives being voted upon at the ballot box. Merck has a formal Corporate Contributions Committee for state candidate contributions that oversees such contributions and retains an outside election counsel to review all political disbursements. Merck does not contribute corporate funds to any federal political candidates or national party committees.

Within this context, the Company believes it is important to support state candidates from all parties who believe in:

•	Improving access to medicines based on free market principles of competition, consumer choice and innovation;

•	Protection of our intellectual property rights;

•	Government support of basic research; and

•	Efficient and effective regulatory systems.

Merck contributions to state and local candidates are disclosed by recipients on public reports filed by the recipients. Merck only contributes to section 527 organizations which are identified with state candidates, state legislative leadership committees and/or state political parties. These contributions are also disclosed by those organizations on public reports filed either with the Internal Revenue Service, which makes this information available to the public on its website, or with state campaign finance officials. Merck does not otherwise, as a general matter, contribute to independent section 527 organizations. Merck complies with all current disclosure requirements as prescribed by federal and local laws and Generally Accepted Accounting Principles.

Merck also provides an opportunity for employees to participate in the political process by joining a non-partisan political action committee (PAC) which allows them to pool their financial resources to support federal and state candidates. Except for a small amount of money used for administrative expenses, The Merck Employees Political Action Committee (Merck PAC) is completely comprised of funds voluntarily contributed by eligible Merck employees. The PAC activity is federally regulated and all contributions are fully publicly disclosed in reports filed with the Federal Election Commission. The reports include itemization of all receipts and disbursements of $200 or more and currently are available on the Federal Election Commission’s website—www.FEC.gov.

The Board recognizes that the use of Company resources within the political process is an important issue for stockholders. Consequently, to improve access to information about Merck PAC contributions, in 2006 the Company began posting a link on its website to Merck PAC data on the Federal Election Commission’s website. In addition, in 2006 the Company began posting on its website an annual report about Merck’s corporate political contributions in the United States for the preceding year. The report includes contributions to the campaign committees of individual candidates, categorized by state, candidate office and amount. This information also includes corporate contributions to state legislative leadership committees and to campaign committees organized in relation to ballot initiatives. The next report will be posted during the first quarter of 2007 and will reflect 2006 corporate contributions.

The Board believes that its voluntary and required disclosures provide stockholders with extensive information on its political contributions. The Board also believes that the additional information requested by the proponent, specifically to publish these contributions in certain U.S. local and national newspapers and to provide separate shareholder reports about them, would be an unnecessary expenditure of corporate resources, duplicative of information currently provided free of charge on the Company’s website and not useful to shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

8.    STOCKHOLDER PROPOSAL CONCERNING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, D.C. 20006, owner of 1,300 shares of Common Stock of the Company, has given notice that it intends to present for action at the Annual Meeting the following resolution:

Shareholder Proposal

Resolved, that shareholders of Merck & Co., Inc. (“Merck”) urge the board of directors to adopt a policy that Company shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Company’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and narrative disclosure of material factors necessary to an understanding of the SCT. The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

In our view, senior executive compensation at Merck has not always been structured in ways that best serve shareholders’ interests. For example, the Corporate Library recently included our Company in its “Pay for Failure” survey, and noted particular concern over the “policies and practices surrounding compensation” at Merck.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input on senior executive compensation. In the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Stock exchange listing standards do require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are also broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Merck’s board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote would, we think, provide our Company with useful information about whether shareholders view senior executive compensation practices, as reported each year, to be in shareholders’ best interests.

Board of Directors’ Statement in Opposition to the Resolution

This Proposal seeks to solicit a non-binding vote from shareholders regarding the compensation provided to the executives named in the Company’s Summary Compensation Table (the “Named Executive Officers”). For the reasons explained below, the Directors believe that adopting the Proposal is unnecessary and not in the best interest of the Company and its shareholders.

The Compensation and Benefits Committee of the Board is responsible for establishing and maintaining a competitive, fair and equitable compensation policy that attracts, motivates and retains the talented employees necessary to execute the Company’s strategies and achieve its goals. To this end, the Committee, which is comprised entirely of independent Directors, is specifically charged with setting compensation for the Company’s most senior leaders. When establishing programs or setting compensation levels, the Committee makes numerous complicated and inter-related decisions, all requiring judgment and careful balancing among a number of competing interests and stakeholders.

The proponent recommends that shareholders be asked to ratify compensation paid to the Company’s Named Executive Officers and that shareholders be provided narrative disclosure of material factors necessary to an understanding of the Summary Compensation Table. The Summary Compensation Table and the Compensation Discussion and Analysis beginning on page 20 of this proxy statement describe in detail the philosophy and principles under which compensation is paid to the Company’s Named Executive Officers. This comprehensive disclosure, which covers 15 pages, is a direct result of newly expanded disclosure requirements mandated by the Securities and Exchange Commission. The Board believes that the new Summary Compensation Table and Compensation Discussion and Analysis provide the information requested by the proponent and that the additional narrative disclosure sought by the proponent is therefore duplicative and unnecessary.

The Committee considers both public and confidential information about the Company’s strategies and performance when assessing executive performance and setting compensation. Some of this information could not be made available to stockholders without also providing proprietary competitive data to the Company’s competitors. As proposed, shareholders would therefore be asked to endorse or reject compensation decisions without complete information or, alternatively, to have the Company disclose competitive information in a public document.

Even if the Proposal were adopted, the results of the requested advisory vote cannot be expected to provide the Company with meaningful results. If shareholders do not ratify compensation decisions, the Company will understand that shareholders are dissatisfied. However, the source of shareholder dissatisfaction will not necessarily be clear, much less what actions should be taken to address them.

While the Board believes that the Committee is in the best position to determine executive compensation levels, the Board appreciates that shareholders are a crucial stakeholder whose views must be heard and valued. Shareholders who wish to express their opinions on the Company’s executive compensation strategy, or any other matter of interest to the Company, are therefore encouraged to do so by writing a member of the Board, including any member of the Compensation and Benefits Committee, at

Merck & Co., Inc.

P.O. Box 1150

Whitehouse Station, NJ 08889

The Board believes that this approach facilitates a sharing of shareholder views and is ultimately more meaningful and useful to the Board than a non-binding advisory vote that is based on incomplete information.

The Board of Directors recommends a vote AGAINST this proposal.

Forward Looking Statements

These Proxy Materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1A of Merck’s Form 10-K for the year ended Dec. 31, 2006, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than 10 percent of Merck Common Stock.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to our officers and directors were complied with during the 2006 fiscal year except that (a) an amended Form 4 was filed in March 2006 for Willie A. Deese to report the inadvertent omission from his Form 4 filing for fiscal year 2006 of a grant of Leader Shares restricted stock units; and (b) an amended Form 3 for fiscal year end 2006 was filed for Stefan Oschmann to report a correction to the vesting date of a Leader Shares restricted stock unit grant, resulting in such vesting being reported late on Form 4 in January 2007.

Other Matters

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

MERCK & CO., INC.

March 12, 2007

Appendix A

BY LAWS

ARTICLE II

BOARD OF DIRECTORS.

SECTION 1. Number; Time of Holding Office.    The business, property and concerns of the Company shall be managed and controlled by the Board of Directors, and each Director shall serve for the term for which elected or until such time as a successor shall have been duly chosen and shall have qualified. The number of Directors constituting the Board of Directors shall be the number, not less than 10 nor more than 18, fixed from time to time by a majority vote of the whole Board of Directors; provided, no decrease in the number of Directors shall shorten the term of any incumbent Director.

SECTION 2. Nominations.    Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or by a Committee appointed by the Board or by any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of such stockholder’s intent to make such nomination is delivered to the Secretary of the Company at the principal executive offices of the Company not less than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice of nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure.

SECTION 3. Qualifications.    Every Director shall be a holder of at least one share of the stock of the Company and shall cease to be a Director of the Company when no longer such holder. The retirement age of and other restrictions and qualifications for Directors shall be fixed from time to time by majority vote of the whole Board.

SECTION 4. Vacancies.    Whenever any vacancy shall occur in the Board of Directors by death, resignation or otherwise, it shall be filled by a majority vote of the Directors then in office, though less than a quorum, but any such Director so elected shall hold office only until the next succeeding annual meeting of stockholders or until his or her successor shall have been elected and qualified.

SECTION 5. Place of Meeting.    The Directors may hold their meetings and have offices and keep the books of the Company in such places within or without the State of New Jersey as the Board may from time to time determine.

SECTION 6. Regular Meetings.    Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine. The annual meeting for the election of the officers of the Company shall, if practicable, be held immediately after the annual meeting of the stockholders; and no notice thereof need be given.

A-1

SECTION 7. Special Meetings.    Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the Chairperson of the Executive Committee, the President, or a quorum of Directors, by oral, electronic, telephonic or written notice, communicated to each Director not less than one day before such meeting.

SECTION 8. Waiver of Notice of Meeting.    Notice of any meeting of the Board of Directors may be waived in writing by any Director either before or after the time of such meeting; and at any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

SECTION 9. Quorum.    A majority of the Board of Directors shall constitute a quorum of the Board for the transaction of business; but, if there be less than a quorum present at any meeting of the Board, the Directors present may adjourn the meeting from time to time.

SECTION 10. Committees.    The Board of Directors shall appoint from among its members and shall designate the powers and functions of the Executive Committee. The Executive Committee shall exercise the powers and perform the duties set forth in the Executive Committee Charter approved by the Board of Directors. The Executive Committee shall consist of such number of Directors as will assure that the majority of the Executive Committee will not be employees of the Company. Regular meetings of the Executive Committee shall be held at such time and on such notice as the Directors may from time to time determine. Special meetings of the Executive Committee may be held at any time upon the call of the Chairperson of the Executive Committee or Chairman of the Board. The quorum requirements and other rules of procedure for this Committee shall be determined by resolution of the Board of Directors. The Board of Directors may also appoint from time to time from among its members other committees with such powers and functions as the Board may delegate and specify.

SECTION 11. Powers and Duties of the Chairperson of the Executive Committee.    If the Board has not elected a Chairman of the Board, the Chairperson of the Executive Committee shall perform all of the functions delegated to the Chairman of the Board in these By-Laws and shall have and possess all such further powers and discharge such further duties as set forth in the Executive Committee charter or as may be assigned from time to time by the Board of Directors.

SECTION 12. Letters of Attorney.    The Board of Directors may authorize the Chairman of the Board or any other officer or officers of the Company to confer all kinds of letters of attorney upon any person, persons or entities, with all the faculties and limitations that the Chairman of the Board or they may deem convenient and also to revoke the same in whole or in part.

A-2

Appendix B

Proposed Amendments to Articles V, VI, IX and X of the Restated Certificate of Incorporation to Eliminate Charter Supermajority Requirements and Eliminate the Charter “Fair-Price” Provision:

ARTICLE V:    BY-LAWS

The Board of Directors shall have power to make, alter and repeal By-Laws; but By-Laws made by the directors may be altered or repealed by the stockholders. Notwithstanding anything contained in this Restated Certificate of Incorporation or the By-Laws of the Corporation to the contrary (and notwithstanding that a lesser percentage may be specified by law or the By-Laws), Article II of the By-Laws shall not be altered, amended or repealed by the Board, and no provision inconsistent therewith shall be adopted by the Board, without the affirmative vote of a majority of the entire Board of Directors. ~~or of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article V.~~

ARTICLE VI:    DIRECTORS

The number of directors of the Corporation shall be such number, not less than three nor more than eighteen,1 as may, from time to time, be determined in accordance with the By-Laws. The By-Laws shall prescribe the manner in which the number of directors necessary to constitute a quorum of the Board of Directors shall be determined, which number may be less than a majority of the whole Board of Directors. The By-Laws shall also prescribe the manner in which the retirement age of and other restrictions and qualifications for directors of the Corporation shall be determined. Advance notice of nomination by a stockholder for the election of directors shall be made in the manner provided in the By-Laws.

At the 2004 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2005 annual meeting of stockholders; at the 2005 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2006 annual meeting of stockholders; and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders. At such annual meeting, such director or a successor to such director shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Any director may be removed from office as a director by the affirmative vote of the stockholders but only for cause ~~by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class~~.

The Board of Directors, by vote of a majority of the whole Board, may appoint from the directors an executive committee and such other committees as they may deem judicious; and to such extent as shall be provided in the resolution of the Board or in the By-Laws, may delegate to such committees all or any of the authority of the Board of Directors which may be lawfully delegated, and such committees shall have and

[1]	This change is being voted on in Proposal 5 and will only be effective if that Proposal is adopted thereupon may exercise all or any of the authority so delegated to them. The Board of Directors of the Corporation or the By-Laws may provide the number of members necessary to constitute a quorum of any committee and the number of affirmative votes necessary for action by any committee.

Any officer and any employee elected or appointed by the Board of Directors may be removed (except from the office of director) at any time by a vote of a majority of the whole Board of Directors. Any other employee of the Corporation may be removed at any time by vote of the Board of Directors or by any committee or officer or employee upon whom such power of removal may be conferred by the By-Laws or by vote of the Board of Directors.

The Board of Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account or book or document or record of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

No contract or other transaction of the Corporation shall be affected by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that at the meeting of the Board of Directors or of the committee thereof authorizing or confirming such contract or transaction there shall be present a quorum of directors not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected.

Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation, pursuant to Article IV hereof, shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by the terms of the applicable series.

~~Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VI.~~

ARTICLE IX:    STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

~~Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article IX.~~

~~ARTICLE X:    CERTAIN BUSINESS COMBINATIONS~~

~~(A) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph (B) of this Article X,~~

~~1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an~~

~~Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Stockholder, or~~

~~2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition would be, an Affiliate or Associate of an Interested Stockholder, directly or indirectly, of assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, having an aggregate Fair Market Value (as hereinafter defined) of $50,000,000 or more, or~~

~~3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, or both, to (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary, or~~

~~4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder, or~~

~~5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate or Associate of an Interested Stockholder, shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Restated Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.~~

~~(B) The provisions of paragraph (A) of this Article X shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:~~

~~1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:~~

~~(a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two- year period immediately prior to the Determination Date (as hereinafter defined) or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or~~

~~(b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;~~

~~2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class and series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):~~

~~(a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or~~

~~(b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or~~

~~(c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;~~

~~3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determined in accordance with subparagraphs 1 and 2 of this paragraph shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;~~

~~4. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:~~

~~(a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding Preferred Stock;~~

~~(b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and~~

~~(c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder;~~

~~5. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and~~

~~6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).~~

~~(C) For the purposes of this Article X:~~

~~1. “Business Combination” shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 5 of paragraph (A) of this Article X.~~

~~2. “Voting Stock” shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.~~

~~3. “Person” shall mean any individual, firm, trust, partnership, association, corporation or other entity.~~

~~4. “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:~~

~~(a) is the beneficial owner, directly or indirectly, of more than 5% of the combined voting power of the then outstanding Voting Stock; or~~

~~(b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of the combined voting power of the then outstanding Voting Stock; or~~

~~(c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.~~

~~For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~5. “Public Transaction” shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.~~

~~6. A person shall be a “beneficial owner” of any Voting Stock:~~

~~(a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or~~

~~(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or~~

~~(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~7. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.~~

~~8. “Subsidiary” shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985) is owned, directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

~~9. “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.~~

~~10. “Announcement Date” shall mean the date of the first public announcement of the proposed Business Combination.~~

~~11. “Determination Date” shall mean the date on which an Interested Stockholder became an Interested Stockholder.~~

~~12. “Fair Market Value” shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.~~

~~(D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article X, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more, (5) whether the requirements of paragraph (B) of this Article X have been met and (6) such other matters with respect to which a determination is required under this Article X. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article X.~~

~~(E) Nothing contained in this Article X shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.~~

~~(F) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article X.~~

Appendix C

Proposed Amendment to Article IV, Section (B) of the Restated Certificate of Incorporation to Provide for a Simple Majority Vote for Charter Amendments and Other Transactions Currently Requiring a Two-Thirds Stockholder Vote Under the New Jersey Business Corporation Act because Merck was organized before 1969 and to Eliminate a Provision Relating to Two-Third Stockholder Vote Requirements:

ARTICLE IV:    CAPITAL STOCK

(B)    Common Stock

Any of the following actions may be taken by the affirmative vote of a majority of the votes cast by the holders of shares of the Corporation entitled to vote thereon: (1) the adoption by the stockholders of a proposed amendment of this Restated Certificate of Incorporation; (2) the approval by the stockholders of a proposed plan of merger or consolidation; (3) the approval by the stockholders of a sale, lease, exchange, or other disposition of all, or substantially all, the assets of the Corporation, if not in the usual and regular course of business as conducted by the Corporation; (4) the approval by the stockholders of a proposed plan of exchange; or (5) the approval by the stockholders of a proposed dissolution.

~~Subject to any limitations or restrictions set forth herein with respect to any class of stock other than the Common Stock, any action which, at any meeting of stockholders, requires the vote, assent or consent of two-thirds in interest of all the stockholders, or of two-thirds in interest of each class of stockholders, having voting powers, or which requires such assent or consent in writing to be filed, may be taken upon the assent of and the assent given and filed by, as the case may be, two-thirds in interest of the stockholders present and voting at such meeting in person or by proxy, but where assent by classes is required such assent shall be given by two-thirds in interest of each class so present and voting.~~

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Appendix D

Proposed Amendment to Article VI of the Restated Certificate of Incorporation to Limit Size of the Board to 18:

ARTICLE VI:    DIRECTORS

The number of directors of the Corporation shall be such number, not less than three nor more than eighteen, as may, from time to time, be determined in accordance with the By-Laws. The By-Laws shall prescribe the manner in which the number of directors necessary to constitute a quorum of the Board of Directors shall be determined, which number may be less than a majority of the whole Board of Directors. The By-Laws shall also prescribe the manner in which the retirement age of and other restrictions and qualifications for directors of the Corporation shall be determined. Advance notice of nomination by a stockholder for the election of directors shall be made in the manner provided in the By-Laws.

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Appendix E

(12)    Incumbent Director Resignation Policy

Under the Company’s Restated Certificate of Incorporation, in the case of an uncontested election of directors (that is, the number of nominees for any election of directors does not exceed the number of directors to be elected), a nominee for election as a director shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. If an incumbent director who was a nominee for reelection is not reelected in an uncontested election of directors, the incumbent director shall tender his or her resignation promptly following certification of the stockholder vote for consideration by the Committee on Corporate Governance and the Board in accordance with the following procedures.

The Committee on Corporate Governance shall promptly consider such tendered resignation and recommend to the Board the action to be taken with respect to such tendered resignation. The recommendation of the Committee may be, among other things, to (i) accept the resignation; (ii) reject the resignation but address what the Committee believes to be the underlying reasons for the failure of the incumbent director to be re-elected; or (iii) reject the resignation. If the Committee recommends that the Board accept the tendered resignation, the Committee shall also recommend to the Board whether to fill the vacancy resulting from the resignation or to reduce the size of the Board.

In considering a tendered resignation, the Committee on Corporate Governance is authorized to consider all factors it deems relevant to the best interest of the Company, including (i) what the Committee believes to be the underlying reasons for the failure of the incumbent director to be re-elected, including whether these reasons relate to the incumbent director’s performance as a director; whether these reasons relate to the Company or another company; and whether these reasons are curable and alternatives for effecting any cure; (ii) the tenure and qualifications of the incumbent director; (iii) the incumbent director’s past and expected future contributions to the Company; (iv) the other Policies of the Board; and (v) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other regulatory or self-regulatory requirements.

The Board will act on the recommendation of the Committee on Corporate Governance no later than 90 days following certification of the stockholder vote for the stockholders’ meeting at which the incumbent director was not reelected. In considering the Committee’s recommendation, the Board is authorized to consider the information and factors considered by the Committee and any additional information and factors as the Board deems relevant to the best interests of the Company. Following the Board’s decision, the Company will promptly file a Current Report on Form 8-K or issue a press release describing the Board’s decision and providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Any incumbent director who tenders his or her resignation pursuant to this Policy in connection with an election of directors will not participate in the Committee on Corporate Governance’s or the Board’s consideration of his or her tendered resignation or, except as provided below, in the consideration of any other resignation tendered pursuant to this Policy in connection with that election of directors; provided that any incumbent director may provide to the Committee and/or the Board any information or a statement he or she deems relevant to the Committee’s and/or the Board’s consideration of his or her tendered resignation.

In the event that a majority of the members of the Committee on Corporate Governance are required to tender their resignation pursuant to this Policy in connection with an election of directors, then, if the number of independent directors who are not required to tender their resignation in connection with an election of directors is three or greater, the Board shall appoint a committee, which shall be comprised of

E-1

those independent directors selected by the independent directors from amongst themselves, for the purpose of considering the tendered resignations in accordance with the factors described above, and that committee shall make the recommendation contemplated to be made by the Committee on Corporate Governance to the Board under this Policy.

Notwithstanding the foregoing, in the event that the number of independent directors who are not required to tender their resignation pursuant to this Policy in connection with an election of directors is less than three, a committee comprised of all independent directors, which shall be appointed by the Board, shall consider and act upon the tendered resignations in accordance with the factors described above; provided that each independent director required to tender his or her resignation pursuant to this Policy shall recuse himself or herself from consideration of his or her resignation.

This Policy will be summarized or included in each proxy statement relating to election of directors of the Company.

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Appendix F

Proposed Amendment to Restated Certificate of Incorporation to Replace Cumulative Voting with a Majority Vote Standard for Election of Directors:

ARTICLE IV:    CAPITAL STOCK

(B)    Common Stock

With respect to each matter submitted to a vote of the stockholders, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation. There shall be no cumulative voting. At each election of directors, a nominee for election as a director shall be elected to the Board of Directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election; provided that, if at any election of directors, the number of nominees for election as directors exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at such election of directors.

~~At all elections of directors, each holder of Common Stock entitled to vote thereat shall be entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of directors to be elected by vote of stockholders without regard to class, and he may cast all of such votes for a single director or may distribute them among the number of directors to be voted for or any two or more of them as he shall see fit. At all times each holder of Common Stock of the Corporation who at any time possesses voting power for any purpose other than for the election of directors shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.~~

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Appendix G

AUDIT COMMITTEE CHARTER

The Committee is comprised solely of independent directors, to serve at the pleasure of the Board.

The Chairperson of the Committee or, if not present, the senior independent Director present shall preside at all meetings of the Committee and provide an oral report to the Board on each meeting. The Committee shall hold a minimum of four meetings annually. The Company shall provide the Committee with adequate staff support and resources to discharge its responsibilities. The Committee may engage independent legal counsel and other advisors as the Committee deems advisable to carry out its responsibilities. The Company shall provide the Committee with full funding to engage the Company’s independent public accountants as well as to retain independent counsel and other advisors for the Committee.

The Committee shall meet privately with the internal auditors and the independent public accountants at least quarterly and whenever else the Committee deems advisable. The Committee shall ensure that the independent public accountants are ultimately accountable to the Committee and the Board. The Committee’s performance shall be evaluated annually by the Committee.

The Controller of the Company is the Secretary of the Committee. Minutes of each meeting will be prepared by the Secretary and submitted to Committee members for approval at the next meeting.

MEMBERSHIP REQUIREMENTS

The Committee must be comprised of at least three directors, each of whom is independent and “financially literate,” and at least one of whom is an “audit committee financial expert,” as such terms are defined in applicable New York Stock Exchange (NYSE) and Securities and Exchange Commission (SEC) rules and regulations.

Committee members may not simultaneously serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service does not impair efficacy of Board service.

PURPOSE

1.	Assist in the Board oversight of:

•	The integrity of the Company’s financial statements.

•	The Company’s compliance with legal and regulatory requirements.

•	The independent public accountants’ qualifications and independence.

•	The performance of the Company’s internal audit function and the independent public accountants.

•	The accounting and financial reporting processes of the Company and its audits.

2.	Prepare the Audit Committee report for inclusion in the proxy statement as required by the SEC.

DUTIES AND RESPONSIBILITIES

1.	Appoint, evaluate, and retain the Company’s independent public accountants. Maintain direct responsibility for termination, compensation and oversight of the Company’s independent public accountants (including the resolution of disagreements between management and the independent public accountants regarding financial reporting). The Company’s independent public accountants shall report directly to the Committee.

2.	Approve all services provided to the Company by the independent public accountants and review all non-attest services to ensure they are permitted under current law and regulation. Alternatively, establish policies and procedures for the pre-approval of services provided by the independent public accountants in a manner that complies with current federal securities laws and NYSE regulations.

3.	Oversee the Company’s accounting, financial reporting process, internal controls and audits. Consult with management, the internal auditors and the independent public accountants on matters related to the annual audit plan, audit procedures applied, audit and non-audit fees, status of federal tax returns and related reserves, the published financial statements, the accounting principles applied, and any material changes thereto. Meet with the independent public accountants and internal auditors to discuss the results of their examinations.

4.	Review at least annually a report of the independent public accountants describing their internal control procedures, material issues raised by such review and certain inquiries or investigations by governmental or professional authorities, and all relationships between the independent public accountants and the Company. After reviewing the foregoing report and the independent public accountants’ work, the Committee shall evaluate the independent public accountants’ qualifications, performance and independence, including a review and evaluation of the lead partner of the independent public accountants.

5.	Receive and review any other reports from the independent public accountants that are required under Generally Accepted Auditing Standards, other standards governing the independent public accountants or by the federal securities laws or NYSE.

6.	Discuss the annual audited financial statements and quarterly statements, including Management’s Discussion and Analysis, with management and the independent public accountants.

7.	Discuss with management earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. Review for compliance with regulations governing the use of non-Generally Accepted Accounting Principles financial measures and related disclosure requirements.

8.	Engage independent legal, accounting and other advisors, as the Committee determines necessary to carry out its duties, and obtain appropriate funding from the Company, as determined by the Committee, for compensating such advisors.

9.	Discuss policies with respect to risk assessment and management.

10.	Approve the scope of the internal audit plan for the current year and review the summary of results.

11.	Review and concur on the appointment, replacement or dismissal of the Vice President, Corporate Audit and Assurance Services. Review annually with the CFO, the performance of the Vice President, Corporate Audit and Assurance Services.

12.	Review and approve the Corporate Audit and Assurance Services charter.

13.	Meet separately with management, internal auditors and independent public accountants on a periodic basis.

14.	Review with the independent public accountants any audit issues and management’s response.

15.	Set clear policies for the Company’s hiring of employees or former employees of the independent public accountants.

16.	Report regularly to the Board of Directors.

17.	Review any significant issues concerning litigation and contingencies with management, counsel and the independent public accountants.

18.	Review the insurance program of the Company and make recommendations to the Board on insurance policy.

19.	Monitor compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and report on the same to the Board.

20.	Establish procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

21.	Review and reassess the adequacy of the Committee charter annually and make changes as appropriate.

22.	Review and evaluate the performance of the Committee and its members annually.

QUORUM

For the transaction of business at any meeting of the Committee, two members shall constitute a quorum.

MERCK & CO., INC. ONE MERCK DRIVE P.O. BOX 100 WHITEHOUSE STATION, NJ 08889

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2007. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to MERCK & CO., INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	MERCK1	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCK & CO., INC.

The Board of Directors recommends a vote FOR Items 1 through 6.
1. Election of Directors – The Board of Directors recommends a vote FOR the Nominees listed below:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

01) Richard T. Clark	06) Thomas E. Shenk	☐	☐	☐

02) Johnnetta B. Cole	07) Anne M. Tatlock

03) William B. Harrison, Jr.	08) Samuel O. Thier

04) William N. Kelley	09) Wendell P. Weeks

05) Rochelle B. Lazarus	10) Peter C. Wendell

The Board of Directors recommends a vote AGAINST Items 7 and 8.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of the Company’s independent registered public accounting firm for 2007	☐	☐	☐	7. Stockholder proposal concerning publication of political contributions	☐	☐	☐

3. Proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements contained in the Restated Certificate of Incorporation	☐	☐	☐	8. Stockholder proposal concerning an advisory vote on executive compensation	☐	☐	☐

4. Proposal to amend the Restated Certificate of Incorporation to eliminate supermajority voting requirements imposed under New Jersey law on corporations organized before 1969	☐	☐	☐

5. Proposal to amend the Restated Certificate of Incorporation to limit the size of the Board to no more than 18 directors	☐	☐	☐

6. Proposal to amend the Restated Certificate of Incorporation to replace its cumulative voting feature with a majority vote standard for the election of directors	☐	☐	☐

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.			☐	Please indicate if you wish to view Proxy Materials electronically via the Internet rather than receiving a hard copy. You will continue to receive a Proxy Card for voting purposes only.	Yes ☐	No ☐

				Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]		DATE		Signature (Joint Owners)	Date

ADMISSION TICKET

Annual Meeting of Stockholders

Tuesday, April 24, 2007, at 2:00 p.m.

Edward Nash Theatre, Raritan Valley Community College

Route 28 and Lamington Road, North Branch, New Jersey

Follow Raritan Valley Community College signs at Exit 26 on Interstate 78 and on Route 22 in North Branch. Enter Raritan Valley Community College at Lamington Road entrance. Proceed to Parking Lot 5, which is reserved for Merck stockholders. A continuous shuttle bus service from the parking lot to the Theatre will be available.

This ticket admits the named Stockholder(s) and one guest.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RICHARD T. CLARK, KENNETH C. FRAZIER and CELIA A. COLBERT as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF STOCKHOLDERS to be held on April 24, 2007, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated (including the power to vote cumulatively in the election of directors), and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan, as described in the Proxy Statement. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the stockholder. If no specification is made, the shares will be voted FOR Items 1 through 6 and AGAINST Items 7 and 8.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE IN THE SAME MANNER AS IF YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS, WHICH IS ONLY AVAILABLE BY VOTING THE PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON APRIL 23, 2007.

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.

(Continued, and to be signed and dated on the reverse side.)